GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Seller

WELLS FARGO BANK, N.A.,
Master Servicer and Securities Administrator

CLAYTON FIXED INCOME SERVICES INC.,
Credit Risk Manager

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee and a Custodian

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2007

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4

i

SECTION 3.20. Reports Filed with Securities and Exchange Commission.	97
SECTION 3.21. Additional Information.	103

ARTICLE XI DISPOSITION OF TRUST FUND ASSETS	173
SECTION 11.01. Disposition of Trust Fund Assets.	173

ARTICLE XII MISCELLANEOUS PROVISIONS		173
SECTION 12.01. Amendment.		173
SECTION 12.02. Recordation of Agreement; Counterparts.		175
SECTION 12.03. Limitation on Rights of Certificateholders.		175
SECTION 12.04. Governing Law; Jurisdiction.		176
SECTION 12.05. Notices.		176
SECTION 12.06. Severability of Provisions.		177
SECTION 12.07. Article and Section References.		177
SECTION 12.08. Notice to the Rating Agencies.		177
SECTION 12.09. Further Assurances.		178
SECTION 12.10. Benefits of Agreement.		178
SECTION 12.11. Acts of Certificateholders.		179
SECTION 12.12. Successors and Assigns.		179
SECTION 12.13. Provision of Information.		179
SECTION 12.14. Transfer of Servicing.		180
SECTION 12.15. Tax Treatment of the Class ES Certificates.		180

EXHIBITS AND SCHEDULES:
Exhibit A	Form of Senior Certificate	A
Exhibit B	Form of Subordinate Certificate	B
Exhibit C-1	Form of Class C Certificate	C-1
Exhibit C-2	Form of Class P Certificate	C-2
Exhibit C-3	Form of Class R Certificate	C-3
Exhibit C-4	Form of Class ES Certificate	C-4
Exhibit D	Form of Reverse Certificate	D
Exhibit E	[Reserved]	E
Exhibit F	Request for Release	F
Exhibit G-1	Form of Receipt of Mortgage Note	G-1
Exhibit G-2	Form of Interim Certification of Trustee	G-2
Exhibit G-3	Form of Final Certification of Trustee	G-3
Exhibit H	Form of Lost Note Affidavit	H
Exhibit I-1	Form of ERISA Representation for Residual Certificate	I-1
Exhibit I-2	Form of ERISA Representation for ERISA Restricted Trust Certificates	I-2
Exhibit J-1	Form of Investment Letter [Non-Rule 144A]	J-1
Exhibit J-2	Form of Rule 144A Investment Letter	J-2
Exhibit K	Form of Transferor Certificate	K
Exhibit L	Transfer Affidavit for Residual Certificate Pursuant to Section 6.02(e)	L
Exhibit M	Form of Back-Up Sarbanes-Oxley Certification	M
Exhibit N	List of Servicers and Servicing Agreements	N
Exhibit O	Transaction Parties	O
Exhibit P	Form of Subsequent Transfer Agreement	P
Exhibit Q	Servicing Criteria to be Addressed in Report on Assessment of Compliance	Q

Exhibit R	Form 10-D, Form 8-K, Form 10-K Reporting Responsibility	R
Exhibit S	Form of Securities Administrator Certification	S
Exhibit T	Additional Disclosure Notification	T
Exhibit U	Specified Representations and Warranties	U
Exhibit V	List of Originators and Purchase Agreements	V
Exhibit W	Basis Risk Cap Agreement	W
Exhibit X	Swap Agreement	X
Exhibit Y	List of Assignment Agreements	Y

Schedule I	Mortgage Loan Schedule
Schedule II	Final Maturity Reserve Schedule

v

This Pooling and Servicing Agreement is dated as of May 1, 2007 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a New York corporation, as seller (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), CLAYTON FIXED INCOME SERVICES INC., as credit risk manager (the “Credit Risk Manager”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee and a custodian (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust Fund, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Certificates will consist of sixteen classes of certificates, designated as (i) the Class 1A-1 Certificates, (ii) the Class 2A-1 Certificates, (iii) the Class 2A-2 Certificates, (iv) the Class 2A-3 Certificates, (v) the Class B-1 Certificates, (vi) the Class B-2 Certificates, (vii) Class B-3 Certificates, (viii) the Class B-4 Certificates, (ix) the Class B-5 Certificates, (x) the Class B-6 Certificates, (xi) the Class B-7 Certificates, (xii) the Class B-8 Certificates, (xiii) the Class C Certificates, (xiv) the Class P Certificates, (xv) the Class R Certificates and (xvi) the Class ES Certificates.

For federal income tax purposes, the Trust Fund (exclusive of the assets held in the Prefunding Account, the Basis Risk Reserve Fund, the Basis Risk Cap Agreement, the Basis Risk Cap Replacement Receipts Account, the Basis Risk Cap Account, the Basis Risk Cap Amount, the Class ES Distributable Amount, the Swap Agreement, the Swap Account, the Swap Amount, the Swap Replacement Receipts Account, the Swap Termination Receipts Account, the Supplemental Interest Trust, the Collateral Account, the Final Maturity Reserve Trust and the Final Maturity Reserve Account (the “Excluded Trust Property”)) comprises four REMICs in a tiered REMIC structure: the “Lower-Tier REMIC,” the “Middle-Tier REMIC 1,” the “Middle-Tier REMIC 2,” and the “Upper-Tier REMIC.” Each Certificate, other than the Class R and Class ES Certificates, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein. The LIBOR Certificates also represent the right to receive (i) payments in respect of the Final Maturity Reserve Account, as provide in section 5.01(g), (ii) payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07, (iii) payments in respect of Basis Risk Shortfalls from the Basis Risk Cap Amount as provided in Section 5.01(j), (iii) payments in respect of Basis Risk Shortfalls from the Supplemental Interest Trust as provided in Section 5.01(k), and (iv) the obligation to pay Class I Shortfalls. The owners of the Class C Certificates beneficially own the Basis Risk Reserve Fund, the Basis Risk Cap Account, the Supplemental Interest Trust, the Swap Account, the Final Maturity Reserve Account, and the Final Maturity Reserve Trust. The Class R Certificates represent the only classes of residual interests in each REMIC created hereby.

The Upper Tier REMIC shall hold as its assets the uncertificated interests in the Middle-Tier REMIC 2 other than the Class MT2-R interest (each, a “Middle-Tier REMIC 2 Regular Interest”), and each such Middle-Tier REMIC 2 Regular Interest is hereby designated as a regular interest in Middle-Tier REMIC 2 for purposes of the REMIC Provisions. Middle-Tier REMIC 2 shall hold as its assets the uncertificated interests in Middle-Tier REMIC 1 other than the Class MT1-R interest (each a “Middle-Tier REMIC 1 Regular Interest”), and each such Middle-Tier REMIC 1 Regular Interest is hereby designated as a regular interest in Middle-Tier REMIC 1. Middle-Tier REMIC 1 shall hold as its assets the uncertificated interests in the Lower-Tier REMIC other than the Class LT-R interest (each a “Lower-Tier REMIC Regular Interest”), and each such Lower-Tier REMIC Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Lower-Tier REMIC shall hold as its assets the property of the Trust Fund other than the Excluded Trust Property and the interests in any other REMIC created hereby.

For purposes of the REMIC Provisions, the startup day for each REMIC created hereby is the Closing Date. All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

Lower-Tier REMIC

The following table sets forth (or describes) the designation, interest rate, and initial principal balance of each Lower-Tier REMIC Regular Interests and the LT-R Interest:

Designation	Interest Rate	Initial Principal Balance
LT-Initial	(1)	$911,339,515.07
LT-Subsequent	(2)	$61,582,802.35
LT-C	(3)	(3)
LT-I	(4)	(4)
LT-R	(5)	(5)

(1)
The interest rate with respect to the first Distribution Date (and the related Accrual Period) for the LT- Initial Lower-Tier Regular Interests is a per annum rate equal to the weighted average of the Net Loan Rates of the Initial Mortgage Loans as of the first day of the related Due Period. The interest rate for any subsequent Distribution Date (and the related Accrual Period) is the Net WAC.

(2)
The interest rate with respect to the first three Distribution Dates (and the related Accrual Period) for the LT-Subsequent Lower-Tier Regular Interest is 0.00%, and for every Distribution Date (and related Accrual Period) thereafter is the Net WAC.

(3)
The LT-C Interest is an interest only interest that does not have a principal balance. For the first three Distribution Dates only it shall have a notional balance equal to the aggregate of the Stated Principal Balances, if any, of the Subsequent Mortgage Loans as of the first day of the related Due Period. For the first three Distribution Date only, it shall be entitled to interest, if any, accrued on the Subsequent Mortgage Loans for the related Due Period at their Net Loan Rates, but only to the extent the interest so accrued is included in Available Funds for either Loan Group for such first Distribution Date. For each Distribution Date after the first three Distribution Dates, the notional balance of the LT-C Interest shall be zero and it shall not be entitled to any distributions.

(4)
The LT-I Interest is an interest only interest that does not have a principal balance but has a notional amount as of any Distribution Date equal to the aggregate of the principal balances of the Mortgage Loans as of the first day of the related Due Period. For any Distribution Date before the Distribution Date in June 2017, it shall bear interest for the related Due Period at a fixed rate of 0.00%, and for each Distribution Date commencing on the Distribution Date in June 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, it shall bear interest for the related Due Period at a fixed rate equal to the Final Maturity Reserve Rate.

(5)	The LT-R Interest is the sole Class of residual interest in the Lower-Tier REMIC. It does not have an interest rate or a principal balance.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of the Lower-Tier REMIC all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, Available Funds for both Loan Groups shall be distributed among the Lower-Tier REMIC Regular Interests and the LT-R Interest in the following order of priority:

(1) First, as interest on the Lower-Tier REMIC Regular Interests at the interest rates described above;

(2) Second, to the LT-Initial Interest, in reduction of its principal balance, an amount necessary to cause its principal balance to equal the aggregate of the Stated Principal Balances of the Initial Mortgage Loans as of the close of the related Due Period;

(2) Third, to the LT-Subsequent Interest, in reduction of its principal balance, an amount necessary to reduce its principal balance to zero; and

(3) Finally, to the LT-R Interest, any remaining amounts.

If on any Distribution Date, Realized Losses have been sustained in the related Prepayment Period, and after taking into account distributions on such Distribution Date, the aggregate principal balance of the LT-Initial and LT-Subsequent Interests exceed the Pool Collateral Balance for such Distribution Date, Realized Losses, to the extent of such excess, shall be allocated between the LT-Initial and LT-Subsequent Interests in the same manner in which principal distributions a made on such Lower-Tier REMIC Regular Interests.

On each Distribution Date, Net Deferred Interest shall be allocated between the LT-Initial and LT-Subsequent Interests in the same manner in which principal distributions are made on such Lower-Tier REMIC Regular Interests.

On each Distribution Date, Prepayment Penalty Amounts on the Initial Mortgage Loans shall be paid in respect of the LT-Initial Interest and any Prepayment Penalty Amounts on the Subsequent Mortgage Loans shall be paid in respect of the LT-Subsequent Interests.

Middle-Tier REMIC 1

The following table sets forth (or describes) the designation, interest rate, and initial principal balance of each Middle-Tier REMIC 1 Regular Interest and the MT1-R Interest:

Class Designation	Initial Principal Balance	Interest Rate
MT1-A	(5)	(1)
MT1-F1	$20,322,832.22	(2)
MT1-V1	$20,322,832.22	(3)
MT1-F2	$18,442,112.49	(2)
MT1-V2	$18,442,112.49	(3)
MT1-F3	$17,206,642.14	(2)
MT1-V3	$17,206,642.14	(3)
MT1-F4	$16,254,400.80	(2)
MT1-V4	$16,254,400.80	(3)
MT1-F5	$15,301,269.10	(2)
MT1-V5	$15,301,269.10	(3)
MT1-F6	$14,280,761.00	(2)
MT1-V6	$14,280,761.00	(3)
MT1-F7	$13,557,347.77	(2)
MT1-V7	$13,557,347.77	(3)
MT1-F8	$13,010,691.05	(2)
MT1-V8	$13,010,691.05	(3)
MT1-F9	$12,485,965.27	(2)
MT1-V9	$12,485,965.27	(3)
MT1-F10	$11,927,153.36	(2)
MT1-V10	$11,927,153.36	(3)
MT1-F11	$11,321,415.61	(2)
MT1-V11	$11,321,415.61	(3)
MT1-F12	$10,662,206.05	(2)
MT1-V12	$10,662,206.05	(3)
MT1-F13	$9,999,599.53	(2)
MT1-V13	$9,999,599.53	(3)
MT1-F14	$9,374,828.42	(2)
MT1-V14	$9,374,828.42	(3)
MT1-F15	$8,780,994.97	(2)
MT1-V15	$8,780,994.97	(3)
MT1-F16	$8,205,954.71	(2)
MT1-V16	$8,205,954.71	(3)
MT1-F17	$7,637,415.28	(2)
MT1-V17	$7,637,415.28	(3)
MT1-F18	$7,101,077.78	(2)
MT1-V18	$7,101,077.78	(3)
MT1-F19	$6,731,548.82	(2)
MT1-V19	$6,731,548.82	(3)
MT1-F20	$6,520,227.73	(2)
MT1-V20	$6,520,227.73	(3)
MT1-F21	$6,506,905.93	(2)

Class Designation	Initial Principal Balance	Interest Rate
MT1-V21	$6,506,905.93	(3)
MT1-F22	$6,892,807.68	(2)
MT1-V22	$6,892,807.68	(3)
MT1-F23	$7,638,992.25	(2)
MT1-V23	$7,638,992.25	(3)
MT1-F24	$8,134,272.02	(2)
MT1-V24	$8,134,272.02	(3)
MT1-F25	$7,981,408.75	(2)
MT1-V25	$7,981,408.75	(3)
MT1-F26	$7,066,950.61	(2)
MT1-V26	$7,066,950.61	(3)
MT1-F27	$6,198,461.70	(2)
MT1-V27	$6,198,461.70	(3)
MT1-F28	$5,365,136.58	(2)
MT1-V28	$5,365,136.58	(3)
MT1-F29	$4,541,300.54	(2)
MT1-V29	$4,541,300.54	(3)
MT1-F30	$3,785,656.32	(2)
MT1-V30	$3,785,656.32	(3)
MT1-F31	$3,187,430.22	(2)
MT1-V31	$3,187,430.22	(3)
MT1-F32	$2,812,933.43	(2)
MT1-V32	$2,812,933.43	(3)
MT1-F33	$2,573,438.05	(2)
MT1-V33	$2,573,438.05	(3)
MT1-F34	$2,398,816.11	(2)
MT1-V34	$2,398,816.11	(3)
MT1-F35	$2,235,542.85	(2)
MT1-V35	$2,235,542.85	(3)
MT1-F36	$2,068,272.52	(2)
MT1-V36	$2,068,272.52	(3)
MT1-F47	$1,908,660.07	(2)
MT1-V47	$1,908,660.07	(3)
MT1-F48	$1,764,361.69	(2)
MT1-V48	$1,764,361.69	(3)
MT1-F49	$1,654,936.82	(2)
MT1-V49	$1,654,936.82	(3)
MT1-F50	$1,575,214.17	(2)
MT1-V50	$1,575,214.17	(3)
MT1-F51	$1,489,963.05	(2)
MT1-V51	$1,489,963.05	(3)
MT1-F52	$1,397,522.61	(2)
MT1-V52	$1,397,522.61	(3)
MT1-F53	$1,333,890.26	(2)

Class Designation	Initial Principal Balance	Interest Rate
MT1-V53	$1,333,890.26	(3)
MT1-F54	$1,277,194.66	(2)
MT1-V54	$1,277,194.66	(3)
MT1-F55	$1,273,429.12	(2)
MT1-V55	$1,273,429.12	(3)
MT1-F56	$1,308,221.04	(2)
MT1-V56	$1,308,221.04	(3)
MT1-F57	$6,182,797.49	(2)
MT1-V57	$6,182,797.49	(3)
MT1-F58	$4,812,309.54	(2)
MT1-V58	$4,812,309.54	(3)
MT1-F59	$227,944.45	(2)
MT1-V59	$227,944.45	(3)
MT1-F60	$222,765.21	(2)
MT1-V60	$222,765.21	(3)
MT1-F61	$216,536.34	(2)
MT1-V61	$216,536.34	(3)
MT1-F62	$210,222.10	(2)
MT1-V62	$210,222.10	(3)
MT1-F63	$204,093.51	(2)
MT1-V63	$204,093.51	(3)
MT1-F64	$198,145.08	(2)
MT1-V64	$198,145.08	(3)
MT1-F65	$192,371.48	(2)
MT1-V65	$192,371.48	(3)
MT1-F66	$187,837.13	(2)
MT1-V66	$187,837.13	(3)
MT1-F67	$183,357.22	(2)
MT1-V67	$183,357.22	(3)
MT1-F68	$180,799.48	(2)
MT1-V68	$180,799.48	(3)
MT1-F69	$176,546.74	(2)
MT1-V69	$176,546.74	(3)
MT1-F70	$171,748.20	(2)
MT1-V70	$171,748.20	(3)
MT1-F71	$176,495.46	(2)
MT1-V71	$176,495.46	(3)
MT1-F72	$161,874.52	(2)
MT1-V72	$161,874.52	(3)
MT1-F73	$182,823.02	(2)
MT1-V73	$182,823.02	(3)
MT1-F74	$152,184.54	(2)
MT1-V74	$152,184.54	(3)
MT1-F75	$415,362.22	(2)

Class Designation	Initial Principal Balance	Interest Rate
MT1-V75	$415,362.22	(3)
MT1-F76	$1,203,508.11	(2)
MT1-V76	$1,203,508.11	(3)
MT1-F77	$363,163.39	(2)
MT1-V77	$363,163.39	(3)
MT1-F78	$484,362.42	(2)
MT1-V77	$484,362.42	(3)
MT1-R	(4)	(4)
MT1-I	(6)	(6)
MT1-C	(7)	(7)

(1)
For any Distribution Date (and the related Accrual Period) the interest rate for the Class MT1-A Interest shall be a per annum rate equal to the weighted average of the interest rates on the LT-Initial and LT-Subsequent Lower-Tier Regular Interests, weighted based on their relative principal balances as of the first day of the related Accrual Period (the “Lower-Tier Net WAC”).

(2)
For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Middle-Tier REMIC 1 Regular Interests shall be the lesser of (i) the REMIC Swap Rate and (ii) the product of (a) the Lower-Tier Net WAC and (b) 2.

(3)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these Middle-Tier REMIC 1 Interests shall be the excess, if any, of (i) the product of (a) the Lower-Tier Net WAC and (b) 2, over (ii) the REMIC Swap Rate.

(4)	The Class MT1-R interest shall not have a principal amount and shall not bear interest. The Class MT1-R interest is hereby designated as the sole class of residual interest in REMIC 1.

(5)
This interest shall have an initial principal balance equal to the excess of the Pool Collateral Balance as of the Cut-off Date over the aggregate initial principal balance of each remaining interest in Middle-Tier REMIC 1.

(6)
The MT1-I Interest is an interest only interest that does not have a principal balance. For any Distribution Date, it is entitled to all amounts distributed in respect of the LT-I Interest on such Distribution Date.

(7)
The MT1-C Interest is an interest only interest that does not have a principal balance. For any Distribution Date, it is entitled to all amounts distributed in respect of the LT-C Interest on such Distribution Date.

On each Distribution Date the Securities Administrator shall distribute Available Funds with respect to each of the Middle-Tier REMIC 1 Regular Interests based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the Principal Remittance Amount with respect to the Middle-Tier REMIC 1 Interests, first to the Class MT1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Middle-Tier REMIC 1 Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero. All losses on the Mortgage Loans shall be allocated among the Middle-Tier REMIC 1 Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute the Prepayment Penalty Amounts collected during the preceding Prepayment Period to the Class MT1-F77 and Class MT1-V77 Lower Tier Interests, respectively.

Middle-Tier REMIC 2

The following table sets forth (or describes) the designation, interest rate, and initial principal balance of each Middle-Tier REMIC 2 Regular Interest and the MT2-R Interest:

Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
Class MT2-1A-1	(1)	(4)	1A-1
Class MT2-2A-1	(1)	(4)	2A-1
Class MT2-2A-2	(1)	(4)	2A-2
Class MT2-2A-3	(1)	(4)	2A-3
Class MT2-B1	(1)	(4)	B-1
Class MT2-B2	(1)	(4)	B-2
Class MT2-B3	(1)	(4)	B-3
Class MT2-B4	(1)	(4)	B-4
Class MT2-B5	(1)	(4)	B-5
Class MT2-B6	(1)	(4)	B-6
Class MT2-B7	(1)	(4)	B-7
Class MT2-B8	(1)	(4)	B-8
Class MT2-Q	(1)	(5)	N/A
Class MT2-IO	(2)	(2)	N/A
Class MT2-R	(3)	(3)	R
Class MT2-I	(6)	(6)	N/A
Class MT2-I	(7)	(7)	N/A

(1)
For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Middle Tier REMIC 2 Regular Interests is a per annum rate equal to the weighted average of the interest rates on the Middle-Tier REMIC 1 Regular Interests for such Distribution Date; provided, however, that for any Distribution Date on which the Class MT2-IO Interest is entitled to a portion of the interest accruals on a Middle-Tier REMIC 1 Regular Interest having an “F” in its class designation, as described in footnote two below, such weighted average shall be computed by first subjecting the rate on such Middle-Tier REMIC 1 Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(2)
The Class MT2-IO is an interest only class that does not have a principal balance. For only those Distribution Dates listed in the first column in the table below, the Class MT2-IO shall be entitled to interest accrued on the Middle-Tier REMIC 1 Regular listed in second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such Middle-Tier REMIC 1 Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	Middle-Tier REMIC 1 Class Designation
12	Class MT1-F1
12-13	Class MT1-F2
12-14	Class MT1-F3
12-15	Class MT1-F4
12-16	Class MT1-F5
12-17	Class MT1-F6
12-18	Class MT1-F7
12-19	Class MT1-F8
12-20	Class MT1-F9
12-21	Class MT1-F10
12-22	Class MT1-F11
12-23	Class MT1-F12
12-24	Class MT1-F13
12-25	Class MT1-F14
12-26	Class MT1-F15
12-27	Class MT1-F16
12-28	Class MT1-F17
12-29	Class MT1-F18
12-30	Class MT1-F19
12-31	Class MT1-F20
12-32	Class MT1-F21
12-33	Class MT1-F22
12-34	Class MT1-F23
12-35	Class MT1-F24
12-36	Class MT1-F25
12-37	Class MT1-F26
12-38	Class MT1-F27
12-39	Class MT1-F28
12-40	Class MT1-F29
12-41	Class MT1-F30
12-42	Class MT1-F31
12-43	Class MT1-F32
12-44	Class MT1-F33
12-45	Class MT1-F34
12-46	Class MT1-F35
12-47	Class MT1-F36
12-48	Class MT1-F37
12-49	Class MT1-F38
12-50	Class MT1-F39
12-51	Class MT1-F40
12-52	Class MT1-F41
12-53	Class MT1-F42
12-54	Class MT1-F43
12-55	Class MT1-F44
12-56	Class MT1-F45
12-57	Class MT1-F46
12-58	Class MT1-F47
12-59	Class MT1-F48
12-60	Class MT1-F49
12-61	Class MT1-F50
12-62	Class MT1-F51
12-63	Class MT1-F52
12-64	Class MT1-F53
12-65	Class MT1-F54
12-66	Class MT1-F55
12-67	Class MT1-F56
12-68	Class MT1-F57
12-69	Class MT1-F58

12-70	Class MT1-F59
12-71	Class MT1-F60
12-72	Class MT1-F61
12-73	Class MT1-F62
12-74	Class MT1-F63
12-75	Class MT1-F64
12-76	Class MT1-F65
12-77	Class MT1-F66
12-78	Class MT1-F67
12-79	Class MT1-F68
12-80	Class MT1-F69
12-81	Class MT1-F70
12-82	Class MT1-F71
12-83	Class MT1-F72
12-84	Class MT1-F73
12-85	Class MT1-F74
12-86	Class MT1-F75
12-87	Class MT1-F76
12-88	Class MT1-F7

(3)	The Class MT2-R interest is the sole class of residual interests in Middle-Tier REMIC 2. It does not have an interest rate or a principal balance.

(4)	This Middle-Tier REMIC 2 Regular Interest shall have an initial class principal amount equal to one-half of the initial Class Principal Amount of its Corresponding Class of Certificates.

(5)
This Lower Tier Interest shall have an initial class principal amount equal to the excess of (i) the Pool Stated Principal Balance as of the Cut-off Date, over (ii) the aggregate initial Class Principal Amount of each other regular interest in Middle-Tier REMIC 2 (other than any interest-only Lower Tier Interest).

(6)
The MT2-I Interest is an interest only interest that does not have a principal balance. For any Distribution Date, it is entitled to all amounts distributed in respect of the MT1-I Interest on such Distribution Date.

(7)
The MT2-C Interest is an interest only interest that does not have a principal balance. For any Distribution Date, it is entitled to all amounts distributed in respect of the MT1-C Interest on such Distribution Date.

On each Distribution Date, interest shall be distributed on the Middle-Tier REMIC 2 Interests based on the above-described interest rates; provided, however, that interest that accrues on the Class MT2-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class MT2-Q Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other Middle-Tier REMIC 2 Regular Interests having a principal balance in the manner described under priority (a) below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Middle-Tier REMIC 2 Regular Interests in the following order of priority:

(a) First, to the Class MT2-1A-1, Class MT2-2A-1, Class MT2-2A-2, Class MT2-2A-3, Class MT2-B1, Class MT2-B2, Class MT2-B3, Class MT2-B4, Class MT2-B5, Class MT2-B6, Class MT2-B7, and Class MT2-B8 Interests until the principal balance of each such Middle-Tier REMIC 2 Regular Interest equals 50% of the Class Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date; and

(b) Second, to the Class MT2-Q Interests, any remaining amounts.

On each Distribution Date, after taking into account principal distributions under priorities (a) and (b) above, Realized Losses attributable to principal and any Net Deferred Interest shall each be allocated among the Middle-Tier REMIC 2 Regular Interests in the same manner that principal is distributed among such Middle-Tier REMIC 2 Regular Interests.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Premium Amounts passed through with respect to the Class MT1-F77 and Class MT1-V77 Middle-Tier REMIC 1 Regular Interests on such Distribution Date to the Class MT2-Q Interest.

Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Principal Balance for each Class of Certificates, each of which, except for the Class R Certificates, is hereby designated as representing ownership of a REMIC regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

Class	Original Class Principal Balance or Class Notional Balance	Pass-Through Rate
Class 1A-1	$244,312,000	(1)
Class 2A-1	$394,669,000	(1)
Class 2A-2	$164,446,000	(1)
Class 2A-3	$98,667,000	(1)
Class B-1	$21,920,000	(1)
Class B-2	$10,721,000	(1)
Class B-3	$5,147,000	(1)
Class B-4	$5,098,000	(1)
Class B-5	$4,621,000	(1)
Class B-6	$5,945,000	(1)
Class B-7	$3,357,000	(1)
Class B-8	$6,236,000	(1)
Class C	(2)	(2)
Class P	$100.00	(3)
Class R	(4)	(4)
Class ES	(5)	(5)

(1)
Calculated pursuant to the definition of “Pass-Through Rate;” provided, however, for purposes of the REMIC Provisions, the reference to Net WAC Cap in such definition shall be deemed to be a reference to the Middle-Tier WAC Cap. To the extent interest payments on any Class of Certificates based on the Middle-Tier WAC Cap exceed the interest payments actually made based on the stated Pass-Through Rate for such Class, the excess shall be treated as having been received by the Certificateholder and then deposited by such Certificateholder into the Supplemental Interest Trust pursuant to and as further describe in Section 9.01(k) hereof For purposes of the REMIC Provisions, for the first three Distribution Dates only, interest accrued on any Class of LIBOR Certificates at a Pass-Through Rate in excess of the Middle-Tier Net WAC Cap shall be deemed to have been paid from the Basis Risk Reserve Fund.

(2)
The Class C Certificates shall have an initial principal balance of $7,783,217.42. The Class C Certificates also comprise a notional component having a notional amount that at all times will equal the aggregate of the principal balances of the Middle-Tier REMIC 2 Regular Interests (i.e., the Pool Collateral Balance). For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the weighted average of the interest rates on the Middle-Tier REMIC 2 Regular Interests (other than the MT2-I, MT2-IO and MT2-C Interests), weighted on the basis of the principal balance of each such Middle-Tier REMIC 2 Regular Interest, over (b) the Adjusted Middle-Tier WAC. For any Distribution Date, interest that accrues on the notional component of the Class C Certificates shall be deferred to the extent of any increase in the Overcollateralized Amount on such date. Such deferred interest shall not itself bear interest. In addition to the rights set forth above, the Class C Certificates shall also evidence ownership of the MT2-I, MT2-IO and MT2-C Interests in the Middle-Tier REMIC 2.

(3)
The Class P Certificates shall not bear interest at a stated rate. The Class P Certificates shall have an initial Class Principal Balance of $100.00. Prepayment Penalty Amounts paid with respect to the Mortgage Loans shall be distributed to the Class P Certificates.

(4)
The Class R Certificates represent the sole class of residual interest in the Upper-Tier REMIC and do not have a principal balance or a pass-through rate. In addition, the Class R Certificates represent ownership of the LT-R, MT1-R and MT2-R Interests.

(5)
The Class ES Certificates are an interest-only Certificates and for each Distribution Date the Class ES Certificates shall receive the Class ES Distributable Amount. The Class ES Certificates shall represent an interest in the Trust Fund, but shall not represent an interest in any REMIC created hereby.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01. Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months unless otherwise indicated in this Agreement.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer (except in its capacity as successor to any Servicer), or (y) as provided in the Servicing Agreements, to the extent applicable to the Servicers, but in no event below the standard set forth in clause (x).

“Account”: The Distribution Account, the Final Maturity Reserve Account, the Basis Risk Reserve Fund, the Basis Risk Cap Account, the Swap Account, the Servicing Account and the Prefunding Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding such Distribution Date. Interest for such Classes of LIBOR Certificates will be calculated based upon a 360-day year and the actual number of days in each Accrual Period. With respect to any Distribution Date, the Class C Certificates, each Lower-Tier Regular Interest and each Middle-Tier Regular Interest, the calendar month preceding such Distribution Date. Interest for the Class C Certificates, each Lower-Tier Regular Interest and each Middle-Tier Regular Interest will be calculated based on a 360-day year and assuming each month has 30 days.

“Additional Disclosure Notification”: As defined in Section 3.19(a).

“Additional Form 10-D Disclosure”: As defined in Section 3.19(a).

“Additional Form 10-K Disclosure”: As defined in Section 3.19(b).

“Additional Termination Event”: As defined in the Swap Agreement.

“Adjusted Cap Rate”: Any of the Group 1 Adjusted Cap Rate, the Group 2 Adjusted Cap Rate or the Subordinate Adjusted Cap Rate.

“Adjusted Middle-Tier WAC”: With respect to any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the Middle-Tier REMIC 2 Regular Interests, (other than the MT2-I, MT2-IO and MT2-C Interests) weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by first (a) subjecting the interest rate on the MT2-Q Interests to a cap of 0.00%, and second (b) subjecting the interest rate on each of the MT2-1A-1, MT2-2A-1, MT2-2A-2, MT2-2A-3, MT2-B-1, MT2-B-2, MT2-B-3, MT2-B-4, MT2-B-5, MT2-B-6, MT2-B-7 and MT2-B-8 Interests to a cap equal to the product of Pass-Through Rate for the Corresponding Class of Certificates for such Distribution Date multiplied by the quotient of the actual number of days in the Accrual Period divided by 30.

“Adjustment Date”: With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Master Servicer (including, without limitation, the Trustee in its capacity as successor Master Servicer) in respect of such Distribution Date pursuant to Section 5.05 or by any Servicer in accordance with the related Servicing Agreement for such Distribution Date.

“Adverse REMIC Event”: Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affected Party”: As defined in the Swap Agreement.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Collateral Balance”: With respect to any date of determination (other than the Closing Date), an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans plus the amount, if any, then on deposit in the Prefunding Account. With respect to the Closing Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Initial Cut-off Date plus the amount on deposit in the Prefunding Account on the Initial Closing Date.

“Aggregate Final Maturity Reserve Amount”:  With respect any Distribution Date, the sum of the Group I Final Maturity Reserve Amount and the Group II Final Maturity Reserve Amount.

“Aggregate Subsequent Transfer Amount”: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balance as of the applicable Subsequent Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(b); provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account as of such Subsequent Transfer Date.

“Agreement”: This Pooling and Servicing Agreement dated as of May 1, 2007, as amended, supplemented and otherwise modified from time to time.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Offered Certificates, an amount equal the sum of any Realized Losses allocated to that Class of Certificates on such Distribution Date and any Allocated Realized Loss Amounts previously allocated to such Class pursuant to Section 5.03 minus any amounts distributed to such Class pursuant to Section 5.01(a) in respect of Allocated Realized Loss Amounts.

“Apportioned Principal Balance”: With respect to any Class of Subordinate Certificates, either Loan Group and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for such date.

“Assignment”: With respect to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Assignment Agreements”: Each of the assignment and recognition agreements or assignment agreements identified on Exhibit Y hereto.

“Available Funds”: With respect to any Distribution Date and any Loan Group, an amount equal to (i) the sum, without duplication, of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in such Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds (including from primary mortgage insurance policies), Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in such Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in such Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicers pursuant to the related Servicing Agreements and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in such Loan Group, (e) the aggregate of the Purchase Prices, Substitution Adjustments, Repurchase Prices and other amounts collected for purchases or substitutions pursuant to Section 2.03 deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in such Loan Group, (f) the aggregate of any Advances made by any Servicer and Advances made by the Master Servicer for that Distribution Date in respect of the Mortgage Loans in such Loan Group, (g) the aggregate of any Advances made by the Trustee (as successor Master Servicer) for such Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in such Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust Fund is terminated and (i) with respect to the Distribution Date in the month immediately following the end of the Prefunding Period, any amounts remaining in the Prefunding Account (other than investment earnings thereon); minus (ii) the sum of (u) if there is a Deficiency Amount (i) prior to the end of the Prefunding Period, any amount remaining in the Prefunding Account equal to such Deficiency Amount, and (ii) in the case of the Distribution Date immediately following the end of the Prefunding Period, the amount released from the Prefunding Account and transferred to the Distribution Account, if any, equal to such Deficiency Amount, (v) to the extent of amounts attributable to interest, the Expense Fees for such Distribution Date in respect of the Mortgage Loans in such Loan Group, (w) to the extent of amounts attributable to interest or principal, as applicable, amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in such Loan Group and other amounts as to which the Servicers, the Trustee, the Credit Risk Manager, the Securities Administrator, the Custodians and the Master Servicer are entitled to be reimbursed pursuant to Section 4.03, (x) first, to the extent of amounts attributable to interest, and second, if such amounts are insufficient, to the extent of amounts attributable to principal, the amount payable to the Trustee, the Master Servicer, the Custodians or the Securities Administrator pursuant to Section 8.05, Section 3.30(b) and Section 3.31(c) in respect of Mortgage Loans in such Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (y) amounts deposited in the Distribution Account, as the case may be, in error, in respect of Mortgage Loans in such Loan Group.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Cap Account”: As defined in Section 5.13(a).

“Basis Risk Cap Agreement”: The basis risk cap agreement dated June 14, 2007, which agreement provides for the monthly payment specified therein to the Securities Administrator (for the benefit of the Certificateholders) commencing with the Distribution Date in July 2007 and ending on the Distribution Date in April 2008, by the Basis Risk Cap Provider, but subject to the conditions set forth therein together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit W.

“Basis Risk Cap Amount”: With respect to each Distribution Date, the amount of any payment required to be made by the Basis Risk Cap Provider pursuant to the terms of the Basis Risk Cap Agreement deposited into the Basis Risk Cap Account, and any investment earnings thereon.

“Basis Risk Cap Payment Date”: For so long as the Basis Risk Cap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

“Basis Risk Cap Provider”: The counterparty to the Basis Risk Cap Agreement, and any successor in interest or assigns. Initially, the Basis Risk Cap Provider shall be HSBC Bank USA, National Association.

“Basis Risk Cap Replacement Receipts”: As defined in Section 5.14(a).

“Basis Risk Cap Replacement Receipts Account”: As defined in Section 5.14(a).

“Basis Risk Cap Termination Payment”: Upon the designation of an “Early Termination Date” as defined in the Basis Risk Cap Agreement, the payment required to be made by the Basis Risk Cap Provider to the Securities Administrator pursuant to the terms of the Basis Risk Cap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Basis Risk Cap Agreement, as calculated by the Basis Risk Cap Provider and furnished to the Trustee.

“Basis Risk Cap Termination Receipts”: As defined in Section 5.14(a)]].

“Basis Risk Cap Termination Receipts Account”: As defined in Section 5.14(a).

“Basis Risk Reserve Fund”: A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”: With respect to any Distribution Date and the LIBOR Certificates, the sum of:
(i) the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date (computed without regard to any allocation of Net Interest Shortfalls);

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

       (iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Bulk PMI Fee”: Not applicable.

“Bulk PMI Fee Rate”: Not applicable.

“Bulk PMI Policy”: Not applicable.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Minnesota, the State of Maryland, the State of New York or in the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

“Call Option”: The right to terminate this Agreement and the Trust Fund pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”: As defined in Section 10.01(a) hereof.

“Certificate”: Any Regular Certificate, Residual Certificate, Class C Certificate, Class ES Certificate or Class P Certificate.

“Certificate Group 1”: At any time, the Group 1 Certificates.

“Certificate Group 2”: At any time, the Group 2 Certificates.

“Certificate Group”: Either Certificate Group 1 or Certificate Group 2, as the context requires.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”: With respect to each Certificate of a given Class (other than the Class C, Class ES and Class R Certificates) and any date of determination, the product of (i) the Class Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 6.02 hereof, which initially shall be the Securities Administrator.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Residual Certificate for any purpose hereof; provided that solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the NIMS Insurer, the Securities Administrator, the Servicers, the Credit Risk Manager or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Certification Parties”: As defined in Section 3.19.

“Certifying Person”: As defined in Section 3.19.

“Class”: Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class B-1 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 87.4325% and thereafter 89.9460% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-2 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 90.1875% and thereafter 92.1500% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-3 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 91.5100% and thereafter 93.208% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-4 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B- 3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 92.8200% and thereafter 94.2560% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-5 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 94.0075% and thereafter 95.2060% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-6 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-5 Certificates (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 95.5350% and thereafter 96.4280% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-7 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-5 Certificates (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-6 Certificates (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 96.3975% and thereafter 97.1180% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class B-8 Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-4 Certificates (after taking into account the distribution of the Class B-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-5 Certificates (after taking into account the distribution of the Class B-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-6 Certificates (after taking into account the distribution of the Class B-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-7 Certificates (after taking into account the distribution of the Class B-7 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 98.0000% and thereafter 98.4000% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Class C Distributable Amount”: With respect to any Distribution Date, the amount of interest that has accrued on the Class C Notional Balance, as described in the Preliminary Statement, but that has not been distributed pursuant to Section 5.01(a)(iv)(I) hereof prior to such Distribution Date. In addition, such amount shall include the initial Overcollateralized Amount (less the $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on prior Distribution Dates as part of the Overcollateralization Release Amount.

“Class C Notional Balance”: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the Middle-Tier REMIC 2 Regular Interests (the Pool Collateral Balance) as specified in the Preliminary Statement.

“Class ES Distributable Amount”: With respect to each Distribution Date and each Mortgage Loan serviced by GMACM, an amount equal to one month’s interest at the Excess Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

“Class I Shortfalls”: For any Swap Payment Date, the excess, if any, of the amount owed to the Swap Provider under the Swap Agreement over the interest accrued on the MT2-IO Interest in the Middle-Tier REMIC 2 for the Accrual Period immediately related to the Distribution Date immediately following such Swap Payment Date.

“Class P Distributable Amount”: With respect to each Distribution Date, all Prepayment Penalty Amounts in respect of the Mortgage Loans received by the Servicers for the related Prepayment Period.

“Class Principal Balance”: With respect to any Distribution Date and any Class of Regular Certificates, the Original Class Principal Balance thereof as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) any applicable Writedown Amount, and (b) increased by (x) the amount of Deferred Interest allocated to such Class of Certificates on such Distribution Date as set forth in Section 5.02 and (y) any Recoveries allocated to such Class of Certificates pursuant to Section 5.08.

“Close of Business”: As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: June 14, 2007.

“CMT”: the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in Statistical Release H.15(519).

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral Account”: The account established and maintained by the Securities Administrator in accordance with the provisions of Section 5.10(b).

“Commission”: U.S. Securities and Exchange Commission.

“Compensating Interest Payment”: With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) required to be paid by the Servicers pursuant to the related Servicing Agreement with respect to such Distribution Date, exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

“Controlling Person”: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Cooperative Corporation”: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement and the assignment of the Security Agreement in blank; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original, if available, or a copy of the executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”: Shares issued by a Cooperative Corporation.

“Cooperative Unit”: A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: HarborView Trust 2007-4, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Seller. With respect to the Securities Administrator and the Certificate Registrar and (i) presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, HarborView Mortgage Loan Trust 2007-4, and (ii) for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust, HarborView Mortgage Loan Trust 2007-4.

“Corresponding Class”: With respect to each class of Middle Tier Regular Interests, the Class or Classes of Certificates corresponding to such class as set forth in the Preliminary Statement.

“Credit Enhancement Percentage”: With respect to any Distribution Date and any Class of Certificates, the percentage obtained by dividing (i) the sum of (x) the aggregate Class Principal Balance of the Subordinate Certificates subordinate to such Class and (y) the Overcollateralized Amount by (y) the Aggregate Collateral Balance.

	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before June 2013 or Stepdown Date	Target Credit Enhancement Percentage on or after June 2013 or Stepdown Date
Senior	7.2800%	18.2000%	14.5600%
B-1	5.0270%	12.5675%	10.0540%
B-2	3.9250%	9.8125%	7.8500%
B-3	3.3960%	8.4900%	6.7920%
B-4	2.8720%	7.1800%	5.7440%
B-5	2.3970%	5.9925%	4.7940%
B-6	1.7860%	4.4650%	3.5720%
B-7	1.4410%	3.6025%	2.8820%
B-8	0.8000%	2.0000%	1.6000%

“Credit Risk Management Agreement”: Either (i) any of the credit risk management agreements dated as of the Closing Date, entered into by the related Servicer and the Credit Risk Manager or (ii) the credit risk management agreement dated as of the Closing Date, entered into by the Master Servicer and the Credit Risk Manager, as applicable.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., a Colorado corporation, and its successors in interest and assigns.

“Credit Risk Manager Fee”: With respect to any Distribution Date and each Mortgage Loan serviced by a Servicer that has entered into a Credit Risk Management Agreement, an amount equal to the product of (a) one twelfth, (b) the Credit Risk Manager Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

“Credit Risk Manager Fee Rate”: 0.0050% per annum.

“Credit Support Annex”: The credit support annex to the Swap Agreement dated as of June 14, 2007, between the Securities Administrator, on behalf of the Supplemental Interest Trust and the Swap Provider.

“Custodian”: Each of Deutsche Bank National Trust Company, Wells Fargo Bank, N.A., The Bank of New York and Mellon Trust of New England, National Association, and their respective successors in interest and assigns acting as a custodian of the Mortgage Files.

“Cut-off Date”: The Initial Cut-off Date or the Subsequent Cut-off Date, as applicable.

“Cut-off Date Aggregate Principal Balance”: The aggregate of the Cut-off Date Principal Balances of all of the Mortgage Loans.

“Cut-off Date Collateral Balance”: With respect to any Distribution Date, the sum of (i) the aggregate Stated Principal Balance of all Initial Mortgage Loans as of the Initial Cut-off Date and (ii) the Prefunded Amount.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the applicable Cut-off Date whether or not received as of the applicable Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Defaulting Party”: As defined in the Swap Agreement.

“Deferred Interest”: With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”: Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest or assign.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date and each Mortgage Loan, the date each month, as set forth in the applicable Servicing Agreement, on which the related Servicer determines the amount of all funds required to be remitted to the Master Servicer on the Servicer Remittance Date with respect to such Mortgage Loan.

“Disqualified Organization”: A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Securities Administrator based upon an Opinion of Counsel provided to the Securities Administrator by nationally recognized counsel acceptable to the Securities Administrator that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distressed Mortgage Loan”: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the related Servicer on behalf of the Trust Fund has accepted a deed in lieu of foreclosure.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.02 hereof for the benefit of the Certificateholders and designated “Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator, on behalf of Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4” and which must be an Eligible Account.

“Distribution Account Income”: With respect to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”: The 19th day of each month, or, if such day is not a Business Day, the next Business Day commencing in June 2007.

“Distribution Date Statement”: As defined in Section 5.04(a) hereof.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of:

(i)  an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of each Rating Agency at the time any amounts are held on deposit therein;

(ii)  an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Trustee and to each Rating Agency, the Trustee on behalf of the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)  a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)  an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Securities Administrator and the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”: (i) the Class C Certificates, the Class ES Certificates, the Class B-8 Certificates, the Class P Certificates and the Residual Certificates and (ii) any Offered Certificates that are not rated at least “BBB-” (or its equivalent).

“ERISA Restricted Trust Certificate”: The Offered Certificates.

“Event of Default”: In respect of the Master Servicer, one or more of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Master Servicer may be terminated.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excess Servicing Fee Rate”: With respect to any Mortgage Loan, the excess, if any, of 0.375% per annum over the Subservicing Fee Rate.

“Expense Fee”: With respect to any Mortgage Loan, the sum of (i) the Master Servicing Fee, (ii) the Servicing Fee, (iii) any Credit Risk Manager Fee, (iv) any Bulk PMI Fee, if applicable, and (v) with respect to any Lender-Paid Mortgage Insurance Loan, the Lender-Paid Mortgage Insurance Fee.

“Expense Fee Rate”: With respect to any Mortgage Loan, the per annum rate at which the Expense Fee accrues for such Mortgage Loan as set forth in the Mortgage Loan Schedule.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date (after distribution of any amounts pursuant to Section 5.01(a)(iii)(A) and (B)) and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”: The Distribution Date occurring in July 2037.

“Final Maturity Reserve Account”: The account created pursuant to Section 5.09 of this Agreement.

“Final Maturity Reserve Rate”: A per annum rate equal to the product of (i) 1.00% and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance as of the applicable Cut-off Date of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is the aggregate Stated Principal Balance as of the applicable Cut-off Date of all of the Mortgage Loans.

“Final Maturity Reserve Schedule”: With respect to each Distribution Date on or after the Distribution Date in June 2017 through and including Final Maturity Reserve Termination Date, the aggregate principal balance set forth on Schedule II hereto for that Distribution Date.

“Final Maturity Reserve Termination Date”: With respect to each Distribution Date on or after the Distribution Date in June 2017, the earlier of (i) the Distribution Date in July 2037 or (ii) the termination of the Trust Fund.

“Final Maturity Reserve Trust”: The corpus of a trust created pursuant to Section 5.09 of this Agreement and designated as the “Final Maturity Reserve Trust,” consisting of the Final Maturity Reserve Account, but which is not an asset of any REMIC.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or contemplated by Section 2.03, 3.25 and 10.01), a determination made by the related Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the related Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Fitch”: Fitch Ratings and its successors.

“Form 8-K Disclosure Information”: As defined in Section 3.19(c).

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”: Greenwich Capital Financial Products, Inc., and its successors in interest and assigns.

“GMACM”: GMAC Mortgage, LLC, as a Servicer of a portion of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto, and any successors in interest and assigns.

“Gross Margin”: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Adjusted Cap Rate”: With respect to any Distribution Date and the Class 1A-1 Certificates, the Net WAC Cap for such Distribution Date, determined by first reducing the Net WAC by a per annum rate equal to the product of (i) the Net Deferred Interest for Loan Group 1 for that Distribution Date multiplied by (ii) 12, divided by the Loan Group Collateral Balance for Loan Group 1 as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Initial Cut-off Date).

“Group 1 Certificates”: The Class 1A-1 Certificates.

“Group 1 Final Maturity Reserve Amount”: With respect to each Distribution Date prior to the Distribution Date in June 2017, zero. With respect to each Distribution Date commencing on the Distribution Date in June 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the lesser of (x) the product of (i) the quotient of the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans on the first day of the related Due Period (not including for this purpose Group 1 Mortgage Loans for which prepayments in full have been received and distributed in the month prior to the Distribution Date) and (y) the Interest Remittance Amount for Loan Group 1 after making any withdrawals from the Distribution Account pursuant to Section 4.03(a). Notwithstanding the foregoing, if on any Distribution Date the aggregate Stated Principal Balance of Mortgage Loans having 40-year original terms to maturity on such Distribution Date is less than or equal to the applicable amount set forth in the Final Maturity Reserve Schedule, the Final Maturity Reserve Amount shall equal zero.

“Group 1 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule and that has a Stated Principal Balance at origination that conforms to Freddie Mac loan limits.

“Group 1 Prefunded Amount”: The amount deposited in the Prefunding Account on the Closing Date to purchase additional Group 1 Mortgage Loans, which shall equal $14,360,143.31.

“Group 1 Principal Distribution Amount”: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the Senior Principal Distribution Amount multiplied by the Group 1 Principal Distribution Percentage and (b) the aggregate Class Principal Balance of the Group 1 Certificates; provided, however, that with respect to any such Distribution Date on which the aggregate Class Principal Balance of the Group 2 Certificates is reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the aggregate Class Principal Balance of the Group 2 Certificates to zero will be applied to increase the Group 1 Principal Distribution Amount (so long as any Class of Group 1 Certificates is outstanding).

“Group 1 Principal Distribution Percentage”: For any Distribution Date, a fraction, the numerator of which is (a) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Due Period minus (b) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any Deferred Interest and any Realized Losses during the related Due Period), and the denominator of which is (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period minus (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any Deferred Interest and any Realized Losses during the related Due Period).

“Group 2 Adjusted Cap Rate”: With respect to any Distribution Date and the Group 2 Certificates, the Net WAC Cap for such Distribution Date, determined by first reducing the Net WAC by a per annum rate equal to the product of (i) the Net Deferred Interest for Loan Group 2 for that Distribution Date multiplied by (ii) 12, divided by the Loan Group Collateral Balance for Loan Group 2 as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Initial Cut-off Date).

“Group 2 Certificates”: The Class 2A-1, Class 2A-2 and Class 2A-3 Certificates.

“Group 2 Final Maturity Reserve Amount”: With respect to each Distribution Date prior to the Distribution Date in June 2017, zero. For each Distribution Date commencing on the Distribution Date in June 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the lesser of (x) the product of (i) the quotient of the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans on the first day of the related Due Period (not including for this purpose Group 2 Mortgage Loans for which prepayments in full have been received and distributed in the month prior to the Distribution Date) and (y) the Interest Remittance Amount for Loan Group 2 after making any withdrawals from the Distribution Account pursuant to Section 4.03(a). Notwithstanding the foregoing, if on any Distribution Date the aggregate Stated Principal Balance of Mortgage Loans having 40-year original terms to maturity on such Distribution Date is less than or equal to the applicable amount set forth in the Final Maturity Reserve Schedule, the Final Maturity Reserve Amount shall equal zero.

“Group 2 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule and that has a Stated Principal Balance at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits.

“Group 2 Prefunded Amount”: The amount deposited in the Prefunding Account on the Closing Date to purchase additional Group 2 Mortgage Loans, which shall equal approximately $47,222,659.04.

“Group 2 Principal Distribution Amount”: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the Senior Principal Distribution Amount multiplied by the Group 2 Principal Distribution Percentage and (b) the aggregate Class Principal Balance of the Group 2 Certificates; provided, however, that with respect to any such Distribution Date on which the aggregate Class Principal Balance of the Group 1 Certificates is reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the aggregate Class Principal Balance of the Group 1 Certificates to zero will be applied to increase the Group 2 Principal Distribution Amount (so long as any Class of Group 2 Certificates is outstanding).

“Group 2 Principal Distribution Percentage”: For any Distribution Date, a fraction, the numerator of which is (a) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Due Period minus (b) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any Deferred Interest and any Realized Losses during the related Due Period), and the denominator of which is (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period minus (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any Deferred Interest and any Realized Losses during the related Due Period).

“Group Percentage”: For any Loan Group and any Distribution Date, as fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Stated Principal Balance of Mortgage Loans in such Loan Group and (ii) the amount, if any, then on deposit in the Prefunding Account related to such Loan Group, and the denominator of which is the Aggregate Collateral Balance for such Distribution Date.

“Indemnified Persons”: The Trustee (individually in its corporate capacity and in all capacities hereunder), the Master Servicer, the Depositor, the Custodians, the Securities Administrator (in all capacities hereunder) and the NIMS Insurer and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Residual Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

“Index”: With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Certificate other than the Class C, Class ES and Class R Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Cut-off Date”: With respect to any Initial Mortgage Loan, the Close of Business in New York City on May 1, 2007.

“Initial Group 1 Mortgage Loans”: Any of the Group 1 Mortgage Loans with a Cut-off Date of the Initial Cut-off Date and which are included in the Trust Fund as of the Closing Date. The aggregate Stated Principal Balance of the Initial Group 1 Mortgage Loans is equal to $249,133,915.60.

“Initial Group 2 Mortgage Loans”: Any of the Group 2 Mortgage Loans with a Cut-off Date of the Initial Cut-off Date and which are included in the Trust Fund as of the Closing Date. The aggregate Stated Principal Balance of the Initial Group 2 Mortgage Loans is equal to $662,203,464.57.

“Initial LIBOR Rate”: 5.320%.

“Initial Mortgage Loan”: Any of the Initial Group 1 Mortgage Loans or the Initial Group 2 Mortgage Loans conveyed to the Trust Fund on the Closing Date pursuant to Section 2.01 hereof, which Mortgage Loans shall be listed on the Mortgage Loan Schedule delivered pursuant to this Agreement.

“Insurance Proceeds”: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the related Servicing Agreement.

“Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates (other than the Class C, Class P, Class ES and Class R Certificates), the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Remittance Amount”: With respect to any Distribution Date and any Loan Group, the portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such Loan Group plus Principal Prepayments for the related Prepayment Period to the extent of Deferred Interest for the related Distribution Date. For the avoidance of doubt, (i) the Interest Remittance Amount available on each Swap Payment Date for distributions to the Swap Account shall be equal to the Interest Remittance Amount on the related Distribution Date and (ii) the Interest Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Swap Account on the related Swap Payment Date.

“Interest Shortfall”: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a) Principal Prepayments in part received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate for such Mortgage Loan on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(b) Principal Prepayments in full received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(c) any Relief Act Reductions for such Distribution Date.

“Latest Possible Maturity Date”: As determined as of the Cut-off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

“Lender-Paid Mortgage Insurance Loan”: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

“Lender-Paid Mortgage Insurance Fee”: With respect to any Distribution Date and each Lender Paid Mortgage Insurance Mortgage Loan, an amount equal to the product of the Lender-Paid Mortgage Insurance Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Lender-Paid Mortgage Insurance Fee Rate”: For each Lender-Paid Mortgage Insurance Loan and any Distribution Date, the per annum rate required to be paid in connection with the related lender-paid mortgage insurance policy for such Mortgage Loan on such Distribution Date.

“LIBOR”: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on Reuters’ “page LIBOR 01”, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on Reuters’ “page LIBOR 01” as of 11:00 a.m. (London time), or if Reuters’ “page LIBOR 01” is not available on such date, the Securities Administrator will obtain such rate from Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 am (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

(b) The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”: The Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

“LIBOR Determination Date”: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”: With respect to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the related Servicing Agreement.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the applicable Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”: Either of Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”: As to each Loan Group and any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans on that day.

“Loan Group 1”: At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”: At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group Collateral Balance”: With respect to each Loan Group and any date of determination, the applicable Loan Group Balance plus the amount, if any, then on deposit in the Prefunding Account, with respect to the related Loan Group; provided that the Loan Group Collateral Balance as of the Initial Cut-off Date will include the Group 1 Prefunded Amount or Group 2 Prefunded Amount, as applicable.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Regular Interest”: As described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Master Servicer”: Wells Fargo Bank, N.A., or any successor Master Servicer appointed as herein provided.

“Master Servicing Fee”: As to any Distribution Date and each related Mortgage Loan, an amount equal to the product of the applicable Master Servicing Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Master Servicing Fee Rate”: 0.0075% per annum.

“Maximum Loan Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“Middle-Tier REMIC 1 Regular Interest”: As described in the Preliminary Statement.

“Middle-Tier REMIC 2 Regular Interest”: As described in the Preliminary Statement.

“Middle-Tier REMIC 1”: As described in the Preliminary Statement.

“Middle-Tier REMIC 2”: As described in the Preliminary Statement.

“Middle-Tier Net WAC Cap”: For any Distribution Date, the product of (i) the weighted average of the interest rates on the Middle-Tier REMIC 2 Regular Interests for such Distribution Date (other than the MT2-C, MT2-IO and MT2-I Interests) multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

“MIN”: The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors in interest and assigns.

“Monthly Interest Distributable Amount”: With respect to each Class of Certificates (other than the Class C, Class P, Class ES and Class R Certificates) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Pass-Through Rate and the related Adjusted Cap Rate on the Class Principal Balance of that Class immediately prior to that Distribution Date; provided, however, the amount so accrued shall be reduced by the Net Interest Shortfalls, if any, allocated to such Class of Certificates. Net Interest Shortfalls for any Loan Group shall be allocated among each Class of Senior Certificates related to such Loan Group and the Subordinate Certificates based on, in the case of each Class of related Senior Certificates, the amount of interest accrued in the related Accrual Period at the applicable Pass-Through Rate, and in the case of each Class of Subordinate Certificates, the interest accrued in the related Accrual Period at the applicable Pass-Through Rate determined solely with reference to its Apportioned Principal Balance for the Loan Groups to which the Net Interest Shortfall relates. In addition, for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicers pursuant to the applicable provisions of the Servicing Agreements; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(e) hereof as from time to time held as a part of the Trust Fund, the mortgage loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of May 1, 2007, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interest in the Servicing Agreements) to or at the direction of the Depositor.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	the state and five-digit ZIP code of the Mortgaged Property;

(iii)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(iv)
a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(v)
if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-off Date;

(vi)	the original months to maturity;

(vii)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(viii)	the Loan-to-Value Ratio at origination;

(ix)	[Reserved]

(x)	the Loan Rate in effect immediately following the Cut-off Date;

(xi)	the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)	the stated maturity date;

(xiii)	the Servicing Fee Rate;

(xiv)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)	the original principal balance of the Mortgage Loan;

(xvi)	the Stated Principal Balance of the Mortgage Loan on the Cut-off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)	the Index and Gross Margin specified in related Mortgage Note;

(xviii)	the next Adjustment Date, if applicable;

(xix)	the Maximum Loan Rate, if applicable;

(xx)	the Value of the Mortgaged Property;

(xxi)	the sale price of the Mortgaged Property, if applicable;

(xxii)	the product code;

(xxiii)	whether the Mortgage Loan is a Lender-Paid Mortgage Insurance Loan, and the applicable Lender-Paid Mortgage Insurance Fee Rate, if applicable;

(xxiv)	the Expense Fee Rate therefor;

(xxv)	the respective Loan Group; and

(xxvi)	whether the Mortgage Loan is a SRO Mortgage Loan.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee (or Master Servicer) shall not disclose such information except to the extent disclosure may be required by any law or regulatory or administrative authority; provided, however, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and any auditors in connection with the performance of its responsibilities hereunder.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”: The obligor on a Mortgage Note.

“MTA”: The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“MTA Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Net Deferred Interest”: With respect to each Loan Group and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any Principal Prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”: With respect to any Distribution Date, the excess of the Interest Shortfalls, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicers under the Servicing Agreements with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, related Servicing Fees, related Master Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the Expense Fee Rate and, commencing on the Distribution Date in June 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

“Net Monthly Excess Cashflow”: With respect to any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the LIBOR Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, (C) the Principal Remittance Amount, (D) the Aggregate Final Maturity Reserve Amount and (E) the amount of Principal Prepayments for the related Prepayment Period to the extent of Deferred Interest for such Distribution Date.

“Net Realized Losses”: With respect to any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the sum of the amount of any increases to the Class Principal Balance of that Class pursuant to Section 5.08 due to Recoveries.

“Net Swap Payment”: With respect to each Swap Payment Date, the sum of (i) any net payment required to be made pursuant to the terms of the Swap Agreement, which net payment shall not take into account any Swap Termination Payment, and (ii) any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Provider and furnished to the Securities Administrator.

“Net Swap Rate”: For the LIBOR Certificates and any Distribution Date, the quotient of (i) the product of (a) the Net Swap Payment or Swap Termination Payment owed to the Swap Provider, if any, on or immediately before such Distribution Date, multiplied by (b) 12, divided by (ii) the aggregate of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period.

“Net WAC”: With respect to the first three Distribution Dates only, the product of (i) the weighted average of the Net Loan Rates of the Initial Mortgage Loans as of the Initial Cut-off Date, weighted on the basis of their Stated Principal Balances on such date, multiplied by (ii) the quotient of (a) the aggregate of Stated Principal Balances of the Initial Mortgage Loans on the Initial Cut-off Date divided by (b) the sum or the aggregate of the Stated Principal Balances of the Initial Mortgage Loans as of the Initial Cut-off Date and the amount on deposit in the Prefunding Account on such date. With respect to each succeeding Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances at the beginning of the related Due Period.

“Net WAC Cap”: For the LIBOR Certificates and any Distribution Date is equal to the product of (x) the excess, if any, of (a) the Net WAC for such Distribution Date over (b) the Net Swap Rate for such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“NIM Notes”: Any net interest margin notes issued by an indenture or other special purpose entity pursuant to an Indenture in connection with a NIMS Transaction.

“NIM Redemption Amount”: As defined in Section 10.01(a).

“NIM Residual Securities”: Any preference shares, preference certificates or ownership certificates issued by a trust or other special purpose entity in connection with a NIMS Transaction.

“NIMS Agreement”: Any agreement pursuant to which the NIM Notes are issued.

“NIMS Insurer”: One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Notes.

“NIMS Transaction”: Any issuance by a trust or other special purpose entity of NIM Notes and NIM Residual Securities, the principal assets of which trust include Class P and Class C Certificates and payments received thereon.

“Nonrecoverable”: The determination by the Master Servicer or the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Offered Certificates”: The Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller, the Master Servicer or the Depositor, as applicable.

“One-Month LIBOR”: The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller or any Servicer, acceptable to the Trustee or the Securities Administrator, as applicable, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Class Principal Balance”: With respect to each Class of Certificates other than the Class C, Class P, Class ES and Class R Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Originator”: Each party listed as an “Originator” on Exhibit V hereto or any other originator contemplated by Item 1110 (§229.1110) of Regulation AB.

“OTS”: The Office of Thrift Supervision.

“Outstanding Mortgage Loan”: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Overcollateralization Floor”: An amount equal to $4,864,611.59.

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Overcollateralization Target Amount”: With respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 0.800% of (a) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date and (b) the amount on deposit in the Prefunding Account on the Closing Date; (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (x)(I) 2.000% of the current Aggregate Collateral Balance prior to the Distribution Date in June 2013 or (II) 1.600% of the current Aggregate Collateral Balance on or after the Distribution Date in June 2013 and (y) the Overcollateralization Floor; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Overcollateralized Amount”: With respect to any Distribution Date, an amount equal to (i) the Aggregate Collateral Balance as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

“Ownership Interest”: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to each Class of LIBOR Certificates and any Distribution Date, the rate set forth below:

(A)
The Pass-Through Rate for the Class 1A-1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.220% per annum (0.440% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(B)
The Pass-Through Rate for the Class 2A-1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.220% per annum (0.440% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(C)
The Pass-Through Rate for the Class 2A-2 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.250% per annum (0.500% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(D)
The Pass-Through Rate for the Class 2A-3 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.310% per annum (0.620% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(E)
The Pass-Through Rate for the Class B-1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.450% per annum (0.675% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(F)
The Pass-Through Rate for the Class B-2 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.500% per annum (0.750% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(G)
The Pass-Through Rate for the Class B-3 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.850% per annum (1.275% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(H)
The Pass-Through Rate for the Class B-4 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.250% per annum (1.875% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(I)
The Pass-Through Rate for the Class B-5 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.500% per annum (2.250% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(J)
The Pass-Through Rate for the Class B-6 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.750% per annum (2.625% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(K)
The Pass-Through Rate for the Class B-7 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.750% per annum (2.625% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

(L)
The Pass-Through Rate for the Class B-8 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.750% per annum (2.625% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date and (iii) 10% per annum.

“Paying Agent”: Any paying agent appointed pursuant to Section 6.05 hereof, initially, the Securities Administrator.

“PCAOB”: The Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Certificate (other than a Class C, Class P, Class R and Class ES Certificates), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Principal Balance or Original Class Notional Balance, as applicable, of the related Class. With respect to the Class C, Class ES and Class P Certificates, the percentage interest specified on the face thereof. With respect to the Class R Certificates, 100%.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Securities Administrator or the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each of the Rating Agencies and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)
repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each of the Rating Agencies;

(iv)
securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)
any mutual fund, money market fund, common trust fund or other pooled investment vehicle, including any such fund that is managed by the NIMS Insurer, the Securities Administrator or any affiliate of the Securities Administrator or for which the NIMS Insurer, the Securities Administrator or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by each Rating Agency rating such fund or vehicle; and each of the Securities Administrator or the NIMS Insurer may trade with itself or an affiliate when purchasing or selling Permitted Investments; and

(vii)
if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”: The Class C, Class P, Class ES and Class R Certificates.

“Pool Balance”: With respect to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the related Due Period, of the Mortgage Loans in all Loan Groups that were Outstanding Mortgage Loans on that day, plus the amount on deposit, if any, in the Prefunding Account.

“Pool Collateral Balance”: As of any date of determination, the Pool Balance plus the amount, if any, then on deposit in the Prefunding Account.

“Prefunded Amount”: The amount deposited in the Prefunding Account on the Closing Date, which shall equal $61,582,802.35.

“Prefunding Account”: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated “Prefunding Account, Wells Fargo Bank, N.A., as Securities Administrator, on behalf of Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4.” Funds in the Prefunding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Prefunding Account shall be for the account of the Depositor.

“Prefunding Period”: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Prefunding Account is reduced to less than $100,000, (ii) an Event of Default occurs or (iii) August 13, 2007.

“Premium Proceeds”: The amount by which the Termination Price paid in connection with the termination pursuant to Section 10.01 hereof exceeds the sum of (i) accrued and unpaid interest and unpaid principal on the Certificates and any Unpaid Basis Risk Shortfalls, (ii) any unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees and Servicing Fees, (iii) any Swap Termination Payment payable to the Swap Provider as a result of a termination pursuant to Section 10.01 and (iv) all amounts, if any, then due and owing to the Trustee, the Master Servicer, the Securities Administrator and the Credit Risk Manager under this Agreement.

“Prepayment Penalty Amount”: With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and deposited into the Distribution Account during the immediately preceding Prepayment Period, under the terms of the related Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”: With respect to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. With respect to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”: With respect to any Distribution Date and any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”: With respect to any Distribution Date and Loan Group, the excess of (x) the related Principal Remittance Amount for such Distribution Date over (y) such Loan Group’s pro rata share, based on the aggregate Stated Principal Balance of the Mortgage Loans, of the Overcollateralization Release Amount for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price or Repurchase Price, as applicable, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group other than Recoveries, (f) all Principal Prepayments (net of portions of Principal Prepayments applied in respect of Deferred Interest pursuant to Section 5.01(a)(i)) in part or in full on Mortgage Loans received by the Servicer during the related Prepayment Period, net of Deferred Interest, (g) all Recoveries related to that Loan Group received during the related Prepayment Period, (h) the outstanding principal balance of each Mortgage Loan purchased from the Trust Fund by the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent), (i) with respect to the July 2007 Distribution Date only, any amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of each Loan Group and (j) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group. For the avoidance of doubt, (i) the Principal Remittance Amount available on each Swap Payment Date for distributions to the Swap Account shall be equal to the Principal Remittance Amount on the related Distribution Date and (ii) the Principal Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Swap Account on the related Swap Payment Date.

“Private Certificates”: The Class C, Class P, Class ES and Class R Certificates.

“Private Placement Memorandum”: The Private Placement Memorandum dated June 13, 2007 relating to the initial offering of the Class B-8 Certificates.

“Pro Rata Share”: With respect to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Principal Balance of that Class and the denominator of which is the aggregate of the Class Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”: The Prospectus Supplement, together with the accompanying prospectus, dated March 26, 2007, relating to the Offered Certificates.

“Prospectus Supplement”: That certain prospectus supplement dated June 13, 2007, relating to the initial offering of the Offered Certificates.

“Purchase Agreement”: Each mortgage loan purchase agreement and/or assignment agreement relating to the acquisition by the Seller of the Mortgage Loans and between the related Originator and the Seller, as listed on Exhibit V hereto.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as is provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the related Servicer is repurchasing such Mortgage Loan, the Loan Rate minus the applicable Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the related Servicer is repurchasing such Mortgage Loan, the Loan Rate minus the applicable Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust Fund in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Institutional Buyer”: As defined in Rule 144A under the Securities Act.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Each of Moody’s and Fitch and any respective successors thereto. If Moody’s, Fitch or their respective successors shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency or agencies, or other comparable Person or Persons, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Reconstitution Agreement”: Each of the reconstitution agreements dated as of May 1, 2007, among the Seller, the Depositor and the related Servicer and acknowledged by the Master Servicer and the Trustee, reconstituting the Servicing Agreements.

“Record Date”: With respect to each Distribution Date and the LIBOR Certificates, the Business Day preceding the applicable Distribution Date so long as such Certificates remain Book-Entry Certificates and otherwise the Record Date shall be same as the other Classes of Certificates. For each other Class of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Recovery”: With respect to any Distribution Date and a Mortgage Loan that became a Liquidated Mortgage Loan in the month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Reference Bank”: A leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, which shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

“Refinancing Mortgage Loan”: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”: Any Certificate other than the Class C, Class P, Class ES and Class R Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”: The meaning specified in Section 6.01.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each party, as set forth on Exhibit Q attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, the Custodians or a Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Reductions”: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”: An Independent Opinion of Counsel, to the effect that the proposed action described therein would not cause an Adverse REMIC Event.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Swap Rate”: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the product of: (i) the “Rate of Payment (%)” under the Swap Agreement for such Distribution Date, as set forth in Annex G to the Prospectus, (ii) 2, and (iii) the quotient of (a) the actual number of days in the related Accrual Period divided by (b) 30.

“Remittance Report”: The Master Servicer’s Remittance Report to the Securities Administrator providing information with respect to each Mortgage Loan which is provided no later than the second Business Day following each Determination Date and which shall contain such information as may be agreed upon by the Master Servicer and the Securities Administrator and which shall be sufficient to enable the Securities Administrator to prepare the related Distribution Date Statement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicers in respect of an REO Property pursuant to the Servicing Agreements.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: With respect to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate for such REO Property on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the relevant Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the applicable Servicer pursuant to the applicable provisions of the related Servicing Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by a Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreements.

“Reportable Event”: As defined in Section 3.19(c).

“Repurchase Price”: As defined in the related Purchase Agreement.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”: With respect to the Class C Certificates and any Distribution Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow otherwise distributable to the Class C Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the LIBOR Certificates (after giving effect to distributions pursuant to Section 5.01(k).

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”: The Class R Certificates.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate assigned to the Corporate Trust Office (or similar group) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security”: As defined in Section 6.01.

“Sarbanes Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Administrator”: Wells Fargo Bank, N.A. and its successors in interest and assigns, or any successor securities administrator appointed as herein provided.

“Security Agreement”: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”: GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”: Any one of the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates.

“Senior Certificate Group”: Either (a) the Class 1A-1 Certificates with respect to Loan Group 1 or (b) the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates with respect to Loan Group 2.

“Senior Certificateholder”: Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”: The date on which the Class Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to June 2013, 81.8000% and thereafter 85.4400% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Senior Termination Date”: For each Senior Certificate Group, the Distribution Date on which the aggregate of the Class Principal Balances of the related Senior Certificates is reduced to zero.

“Servicer”: Each of GMACM, Central Mortgage Company, Countrywide Home Loans Servicing LP, Lydian Private Bank, SunTrust Mortgage, Inc., Mellon Trust of New England, National Association and U.S. Central Federal Credit Union.

“Servicer Remittance Date”: With respect to each Mortgage Loan, the 18th day of each month, or if such 18th day is not a Business Day, the preceding Business Day.

“Servicing Account”: Any account established and maintained for the benefit of the Trust Fund by the Servicers or with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the respective Servicing Agreement.

“Servicing Advances”: With respect to the Servicers and the Master Servicer (including the Trustee in its capacity as successor Master Servicer), all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicers in the performance of its servicing obligations under the related Servicing Agreement or by the Master Servicer (including the Trustee in its capacity as successor Master Servicer) in the performance of its obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) any other expenses permitted to be reimbursed as Servicing Advances under the related Servicing Agreement, as applicable.

“Servicing Agreement”: Each reconstituted servicing agreement set forth on Exhibit N hereto and relating to a Servicer and the servicing of the related Mortgage Loans by such Servicer, as the same may be amended from time to time.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Servicer and each Mortgage Loan serviced by such Servicer and for any calendar month, the fee payable to such Servicer determined pursuant to the applicable Servicing Agreement.

“Servicing Fee Rate”: With respect to approximately 82.95% of the initial Mortgage Loans, the rate of 0.375% per annum; for approximately 7.48% of the initial Mortgage Loans, the rate of 0.250% per annum, and for approximately 9.58% of the initial Mortgage Loans, the rate of 0.250% per annum before the date the related Mortgage Loan changes from a fixed rate Mortgage Loan to an adjustable rate Mortgage Loan, and on and after that date, the rate of 0.375% per annum.

“Servicing Function Participant”: Any Subservicer or Subcontractor of a Servicer, the Master Servicer, a Custodian and the Securities Administrator, respectively.

“Servicing Officer”: Any officer of the Master Servicer or a Servicer involved in, or responsible for, the administration and servicing (or master servicing) of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer, each Servicer or Subservicer, as applicable, to the Trustee, the Custodians and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Rights”: With respect to any SRO Mortgage Loan, any and all of the following: (a) the right, under the Servicing Agreement, to terminate the related SRO Servicer as servicer of the Mortgage Loan, with or without cause, subject to Section 3.03 of this Agreement; (b) the right, under the Servicing Agreement, to transfer the Servicing Rights and/or all servicing obligations with respect to such Mortgage Loan, subject to Section 3.03 of this Agreement; (c) the right to receive the Servicing Fee, less an amount to be retained by the related SRO Servicer as its servicing compensation as agreed to by the Servicing Rights Owner and the related SRO Servicer, subject to Section 3.03 of this Agreement, and (d) all powers and privileges incident to any of the foregoing.

“Servicing Rights Owner”: With respect to the SRO Mortgage Loans, GCFP or any successor or assign of GCFP.

“Specified Representations and Warranties”: The representations and warranties listed on Exhibit U hereto.

“Sponsor”: Greenwich Capital Financial Products, Inc., in its capacity as sponsor under this Agreement.

“SRO Mortgage Loans”: Any Mortgage Loans for which GMACM is the SRO Servicer and GCFP is the Servicing Rights Owner, and which are identified in the Mortgage Loan Schedule.

“SRO Servicer”: GMACM in its capacity as Servicer of SRO Mortgage Loans.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of the Distribution Date in June 2007, the Cut-off Date Principal Balance of such Mortgage Loan, (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance of such Mortgage Loan minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the first Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and before distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to the related target Credit Enhancement Percentage of the Senior Certificates.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Trustee, the Custodians or the Securities Administrator.

“Subordinate Adjusted Cap Rate”: With respect to any Distribution Date and any Class of the Subordinate Certificates, the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for that Distribution Date, weighted in each case based on the applicable Subordinate Component for the related Loan Group.

“Subordinate Certificate”: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 or Class B-8 Certificates.

“Subordinate Class Expense Share”: For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation. In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the Monthly Interest Distributable Amount for such Class of Certificates computed without regard to the Subordinate Class Expense Share.

“Subordinate Component”: With respect to each Loan Group and any Distribution Date, the excess of the sum of the related Pool Balance for such Distribution Date over the aggregate Class Principal Balance of the related Senior Certificate Group immediately preceding such Distribution Date. The designation “1” and “2” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1 and Loan Group 2, respectively.

“Subsequent Cut-off Date”: With respect to each Subsequent Mortgage Loan, the date specified as the cut-off date in the related Subsequent Transfer Agreement for such Subsequent Mortgage Loan.

“Subsequent Mortgage Loan”: Any Mortgage Loan, other than an Initial Mortgage Loan, conveyed to the Trust Fund pursuant to Section 2.01 hereof and a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

“Subsequent Transfer Agreement”: A Subsequent Transfer Agreement substantially in the form of Exhibit P hereto, executed and delivered by and among the Depositor, the Seller and the Trustee and acknowledged by the Servicer, as provided in Section 2.01(b) hereof.

“Subsequent Transfer Date”: With respect to any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

“Subservicer”: Any Person that services Mortgage Loans on behalf of a Servicer, the Master Servicer, the Securities Administrator or a Custodian, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

“Subservicing Fee”: With respect to each Mortgage Loan serviced by GMACM, an amount equal to (a) one-twelfth the product of (i) the Subservicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the related month.

“Subservicing Fee Rate”: With respect to any Mortgage Loan serviced by GMACM on behalf of the Trust Fund, the “GMACM Subservicing Fee Rate” as defined in the GMACM Reconstituted Servicing Agreement reconstituting the GMACM Sub-Servicing Agreement.

“Substitution Adjustment”: As defined in Section 2.03(g) hereof.

“Supplemental Interest Trust”: The trust created pursuant to Section 5.10 of this Agreement and designated as the “Supplemental Interest Trust,” the corpus of which shall consist of the Swap Agreement, the Swap Account and the right to receive the Class C Distributable Amount as provided in Section 5.01(v).

“Supported Originator”: Kay-Co Investment Inc. dba Pro30 Funding.

“Swap Account:” The account created pursuant to Section 5.10(a) of this Agreement.

“Swap Agreement:” The interest rate swap agreement entered into by the Securities Administrator on behalf of the Supplemental Interest Trust, which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit X.

“Swap Amount:” With respect to each Distribution Date and the related Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Swap Account, and any investment earnings thereon.

“Swap Default:” Any of the circumstances constituting an “Event of Default” under the Swap Agreement.

“Swap LIBOR”: With respect to any Distribution Date (and the Accrual Period relating to such Distribution Date), the product of (i) the Floating Rate Option (as defined n the Swap Agreement) for the related Swap Payment Date as calculated by the Swap Provider and furnished to the Trustee, (ii) two, and (iii) the quotient of the actual number of days in the Accrual Period for the LIBOR Certificates divided by 30.

“Swap Payment Date”: For so long as the Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

“Swap Provider”: The counterparty to the Supplemental Interest Trust under the Swap Agreement, and any successor in interest or assigns. Initially, the Swap Provider shall be HSBC Bank (USA), National Association.

“Swap Provider Trigger Event”: A Swap Provider Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Provider is a Defaulting Party, a Termination Event with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event with respect to which the Swap Provider is the sole Affected Party has occurred.

“Swap Replacement Receipts”: As defined in Section 5.12(a).

“Swap Replacement Receipts Account”: As defined in Section 5.12(a).

“Swap Termination Payment”: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Provider and furnished to the Trustee.

“Swap Termination Receipts”: As defined in Section 5.12(a).

“Swap Termination Receipts Account”: As defined in Section 5.12(a).

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the REMICs created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01(a) hereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”: As defined in Section 6.02(e)(ii) hereof.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trigger Event”: With respect to any Distribution Date on or after the Stepdown Date, occurs when:

(a) the sum of the percentages obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more, that are in foreclosure or that are REO Properties by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous three calendar months divided by 3, exceeds 40.00% of the current Credit Enhancement Percentage of the Senior Certificates; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the sum of (a) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Prefunded Amount, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
June 2009 - May 2010	0.15% for the first month plus an additional 1/12th of 0.25% for each month thereafter
June 2010 - May 2011	0.40% for the first month plus an additional 1/12th of 0.25% for each month thereafter
June 2011 - May 2012	0.65% for the first month plus an additional 1/12th of 0.30% for each month thereafter
June 2012 - May 2013	0.95% for the first month plus an additional 1/12th of 0.30% for each month thereafter
June 2013 - May 2014	1.25% for the first month plus an additional 1/12th of 0.10% for each month thereafter
June 2014 and thereafter	1.35%

“Trust Fund”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vi) all right, title and interest of the Seller in and to each Servicing Agreement, (vii) the Basis Risk Reserve Fund, the Prefunding Account, the Basis Risk Cap Account, the Basis Risk Cap Termination Account, the Basis Risk Cap Replacement Receipts Account and the Final Maturity Reserve Fund and (viii) all proceeds of the foregoing. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-off Date and principal received before the Cut-off Date (except any principal collected as part of a payment due after the Cut-off Date), (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account and (3) all Servicing Rights with respect to the SRO Mortgage Loans.

“Trustee”: Deutsche Bank National Trust Company, not in its individual capacity but solely as trustee, a national banking association, its successors in interest and assigns, or any successor trustee appointed as herein provided.

“Trustee Fee”: The annual on-going fee as agreed to by the Trustee and the Master Servicer and payable by the Master Servicer on behalf of the Trust Fund to the Trustee from the Master Servicer’s own funds pursuant to the terms of the separate fee letter agreement between the Trustee and the Master Servicer.

“Undercollateralized Group”: With respect to any Distribution Date and any Loan Group as to which the aggregate Class Principal Balance of the related Classes of Senior Certificates, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date, such Classes of Senior Certificates shall constitute an Undercollateralized Group.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59, as amended by Prohibited Transaction Exemption 2007-5 (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”: The term shall have the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Basis Risk Shortfall”: With respect to each Class of LIBOR Certificates and any Distribution Date, the aggregate of all Basis Risk Shortfalls for such Class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Pass-Through Rate, computed without regard to the applicable Net WAC Cap, but limited to a rate no greater than 10% per annum.

“Unpaid Interest Shortfall Amount”: With respect to any Distribution Date and any Class of LIBOR Certificates, the sum of (i) the excess, if any, of (a) the aggregate of the Monthly Interest Distributable Amounts for such Class for all prior Distribution Dates over (b) the sum of all amounts distributed as interest in respect of such Class from the Interest Remittance Amount pursuant to Section 5.01(a)(i), plus (ii) interest on the amount described in clause (i) at the applicable Pass-Through Rate for the related Accrual Period, plus (iii) any interest accrued pursuant to clause (ii) on prior Distribution Dates that remains unpaid.

“Upper-Tier REMIC”: As described in the Preliminary Statement.

“Value”: With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 99% of the voting rights shall be allocated among the Classes of Regular Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances then outstanding and 1% of the voting rights shall be allocated to the Class R Certificates; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class R Certificates. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance of each Certificate of such Class and the denominator of which is the Class Principal Balance of such Class; and provided, further, however, that any Certificate registered in the name of the Master Servicer, the Securities Administrator or the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights. The Class C, Class ES and Class P Certificates shall have no voting rights.

“Writedown Amount”: The reduction described in Section 5.03(c).

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Initial Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Initial Cut-off Date and all collections in respect of interest and principal due after the Initial Cut-off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and to the proceeds of the Distribution Account; (iii) any real property that secured each such Initial Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; (vi) any such amounts as may be deposited into and held by the Securities Administrator in the Prefunding Account and (vii) all other assets included or to be included in the Trust Fund; provided that such an assignment shall not include any Servicing Rights with respect to SRO Mortgage Loans. Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Initial Cut-off Date with respect to the Initial Mortgage Loans. In exchange for such transfer and assignment, the Depositor shall receive the Certificates.

Concurrently with the execution of this Agreement, the Swap Agreement and the Basis Risk Cap Agreement shall be delivered to the Securities Administrator. In connection therewith, the Depositor hereby directs the Securities Administrator (solely in its capacity as such) and the Securities Administrator is hereby authorized to execute and deliver the Swap Agreement (on behalf of the Supplemental Interest Trust) and the Basis Risk Cap Agreement for the benefit of the Certificateholders. The Seller, the Securities Administrator, the Depositor and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that (i) the Securities Administrator is executing and delivering the Swap Agreement solely in its capacity as Securities Administrator of the Supplemental Interest Trust and the Trust Fund, and not in its individual capacity and (ii) the Securities Administrator is executing and delivering the Basis Risk Cap Agreement solely in its capacity as Securities Administrator of the Trust Fund, and not in its individual capacity. The Securities Administrator shall have no duty or responsibility to enter into any other swap agreement or any other basis risk cap agreement upon the expiration or termination of the Swap Agreement or the Basis Risk Cap Agreement.

It is agreed and understood by the Depositor, the Seller and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

Notwithstanding anything provided herein to the contrary, each of the parties hereto agrees and acknowledges that, notwithstanding the transfer, conveyance and assignment of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, GCFP remains the sole and exclusive owner of the related Servicing Rights with respect to the SRO Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Assignment Agreements and the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreements to the extent assigned in the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Assignment Agreements and the Mortgage Loan Purchase Agreement and all rights of the Seller under each Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of the Mortgage Loan documents. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the related Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)
the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)
except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a certified copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or the related Custodian on its behalf) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)
the original or copy of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust Fund is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4, without recourse;”

(v)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment showing a complete chain of assignments, or, in the case of an intervening Assignment that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and any NIMS Insurer that such original intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)	the original Primary Insurance Policy, if any, or certificate, if any;

(vii)	the original or a certified copy of lender’s title insurance policy; and

(viii)	with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement (or any Subsequent Transfer Agreement) for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2007-4. Notwithstanding anything herein to the contrary, the Master Servicer and Securities Administrator are not responsible for monitoring any MERS Mortgage Loans.

With respect to each Cooperative Loan, the Seller, on behalf of the Depositor, does hereby deliver to the Trustee (or the related Custodian) the related Cooperative Loan Documents and the Seller shall take (or cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer) such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust Fund or the Trustee) acceptable to the Trustee, each Rating Agency, recording in such states is not required to protect the Trust Fund’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the applicable Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the applicable Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(vii) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For (a) Initial Mortgage Loans (if any) that have been prepaid in full after the Initial Cut-off Date and prior to the Closing Date or (b) Subsequent Mortgage Loans (if any) that have been prepaid in full after the applicable Subsequent Cut-off Date and prior to the applicable Transfer Date, in lieu of the Seller delivering the above documents, the applicable Servicer shall deliver to any NIMS Insurer and the Trustee, or to the related Custodian on behalf of the Trustee, prior to the first Distribution Date, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited. All original documents that are not delivered to the Trustee (or to the related Custodian on behalf of the Trustee) on behalf of the Trust Fund shall be held by the Master Servicer or the applicable Servicer in trust for the Trustee, for the benefit of the Trust Fund and the Certificateholders.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.
(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sets over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to each Subsequent Mortgage Loan included on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Subsequent Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Subsequent Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor after the Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans.

Upon three Business Days’ prior written notice to the Trustee, the Master Servicer, the Securities Administrator, the Servicer and the Rating Agencies, on any Business Day designated by the Depositor during the Prefunding Period, the Depositor, the Seller, the Trustee and the Servicer shall complete, execute and deliver a Subsequent Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Certificates on the Closing Date.

The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)
each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement and under the applicable Reconstitution Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under Section 2.03 of this Agreement of the Seller or Originator, as applicable, to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller or Originator, as applicable, respecting such breach available to Certificateholders, the Depositor or the Trustee;

(ii)
the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the qualification of each REMIC created pursuant to this Agreement as a REMIC, to be delivered as provided pursuant to this Section 2.01(b);

(iii)
the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the characterization of the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date as a sale, to be delivered as provided pursuant to this Section 2.01(b);

(iv)
the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates on the Closing Date by the Rating Agencies;

(v)	each Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of its Subsequent Transfer Date;

(vi)	each Subsequent Mortgage Loan may not have a final maturity date later than June 1, 2047;

(vii)	the remaining term to stated maturity of each Subsequent Mortgage Loan will not exceed 40 years;

(viii)	each Subsequent Mortgage Loan will have an LTV ratio not greater than 100.0%;

(ix)	each Subsequent Mortgage Loan will have a Stated Principal Balance not greater than $3,000,000;

(x)	each Subsequent Mortgage Loan will have a first payment date no later than September 2007;

(xi)	each Subsequent Mortgage Loan will be an adjustable rate mortgage loan, which will have a Loan Rate determined by the MTA index, the CMT index, the 1-month LIBOR index or the 6-month LIBOR index;

(xii)	each Subsequent Mortgage Loan will have a margin equal to, or in excess of, 1.475% per annum;

(xiii)	no Subsequent Mortgage Loan will be subject to the Homeownership and Equity Protection Act of 1994 or any comparable state or local law;

(xiv)	each Subsequent Mortgage Loan will be a valid, existing and enforceable first lien on the Mortgaged Property;

(xv)	the aggregate pool of Subsequent Mortgage Loans is acceptable to the Rating Agencies by a prior written communication;

(xvi)
each Subsequent Mortgage Loan will have been originated generally in accordance with underwriting criteria substantially similar to the underwriting guidelines used by each Originator in the origination of the Initial Mortgage Loans;

(xvii)
following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans, including the Subsequent Mortgage Loans, will have the following characteristics as of their respective Subsequent Cut-off Dates:

with respect to Loan Group 1:

(1)	a weighted average margin of not less than 2.650% per annum;

(2)	a weighted average remaining term to stated maturity of no more than 385 months;

(3)	a weighted average original LTV ratio of not more than 73.00%;

(4)	a weighted average credit score of not less than 718; and

(5)	no more than 17.00% of the Group 1 Mortgage Loans, by Cut-off Date Collateral Balance, will relate to investor owned properties.

with respect to Loan Group 2:

(1)	a weighted average margin of not less than 2.550% per annum;

(2)	a weighted average remaining term to stated maturity of no more than 373 months;

(3)	a weighted average original LTV ratio of not more than 76.00%;

(4)	a weighted average credit score of not less than 715; and

(5)	no more than 11.00% of the Group 2 Mortgage Loans, by Cut-off Date Collateral Balance, will relate to investor owned properties.

(xviii)	neither the Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

(xix)	no Event of Default shall have occurred hereunder;

(xx)	the Depositor shall have delivered to the Trustee an Officer’s Certificate confirming the satisfaction of each of these conditions precedent; and

(xxi)	each Mortgage Loan shall constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

Notwithstanding the foregoing, the aggregate characteristics of the Subsequent Mortgage Loans at the end of the Prefunding Period shall be substantially the same as the aggregate characteristics of the Initial Mortgage Loans as of the Initial Cut-off Date.

Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in this Section 2.01(b), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth above in this Section 2.01(b), the Securities Administrator shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Prefunding Account.

The Securities Administrator shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

SECTION 2.02. Acceptance by Trustee.

The Trustee hereby accepts its appointment as a Custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that, in its capacity as a Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee (or a Custodian on its behalf) further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller, any NIMS Insurer and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered by it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (xv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee and a Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee (or a Custodian on its behalf) shall deliver to the Depositor, any NIMS Insurer and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not conforming to the requirements set forth herein, at the conclusion of its review the Trustee (or a Custodian as its designated agent) shall promptly notify the Seller and the Depositor. In addition, upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

The Trustee (or a Custodian on its behalf) shall execute and deliver to the Depositor on or prior to each Subsequent Transfer Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

The Trustee (or a Custodian on its behalf) shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it for the Subsequent Mortgage Loans and to certify and deliver to the Depositor, the Seller and the Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 45 days after each Subsequent Transfer Date that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Subsequent Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee and a Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 90 days after each Subsequent Transfer Date, the Trustee or a Custodian on behalf of the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 (or a substantially similar form) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, the related Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01(b), the Trustee shall cause the related Custodian to list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller or Originator, as applicable, shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with this Section 2.02.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originators and the Seller.

(a) Upon its discovery of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the related Originator of any representation, warranty or covenant under the related Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, any party hereto shall promptly provide written notice to each other party hereto and the Securities Administrator shall promptly notify such Originator of such defect, missing document or breach and request that such Originator deliver such missing document or cure such defect or breach within 90 days from the date that the related Originator was notified of such missing document, defect or breach. If such Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall use commercially reasonable efforts to enforce such Originator’s obligations under the related Purchase Agreement; provided that, the Depositor hereby agrees to direct and assist the Trustee in enforcing any obligations of such Originator. It is understood and agreed that the obligation of the related Originator to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against such Originator respecting such omission, defect or breach available to the Trustee or any NIMS Insurer on behalf of the Certificateholders.

(b) Upon its discovery or receipt of written notice that a document does not comply with the requirements of Section 2.01 hereof, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, any party hereto shall promptly provide written notice to each other party hereto and the Trustee (or a Custodian as its designated agent) shall promptly notify the Seller of such noncompliance, missing document or breach and request that the Seller deliver such missing document or cure such noncompliance or breach within 90 days from the date that the Seller was notified of such missing document, noncompliance or breach, and if the Seller does not deliver such missing document or cure such noncompliance or breach in all material respects during such period, the Trustee shall use commercially reasonable efforts to enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c) The Purchase Price or Repurchase Price (as defined in the related Purchase Agreement) for a Mortgage Loan purchased or repurchased under this Section 2.03 or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s or the related Originator’s obligation to repurchase such Mortgage Loan arises. The Trustee, upon receipt of written certification from the Seller or the related Originator of the related deposit in the Distribution Account, shall cause the related Custodian to release to the Seller or the related Originator, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the related Originator, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the related Originator, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the related Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and the related Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(e) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(d) Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders, if the Seller would not be in breach of such representation or warranty but for a breach by an Originator of a representation and warranty made by such Originator in any Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, shall be required to remedy such breach. In addition to such repurchase or substitution obligation, the Seller shall indemnify the Trust Fund and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in Section 2.04.

(e) If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan. In order to facilitate the discovery of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the related Originator of any representation, warranty or covenant under the related Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall have the right to request from the related Originator on behalf of the Trust Fund, a copy of the Mortgage File (including any documents related thereto, such as payment histories, collection screens and payoff amounts), or if any portion of copy of such Mortgage File is being held by the related Servicer or the related Custodian, from such Servicer or such Custodian, as applicable, and the related Originator, Servicer or Custodian are hereby authorized to deliver such file to the Depositor.

(f) [Reserved].

(g) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. With respect to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the related Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Custodians on behalf of the Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon. Within 180 days of the date of substitution, the Custodians on behalf of the Trustee shall deliver to the Seller and the Master Servicer a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to, the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodians on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a written certification from the Seller of its remittance of the deposit to the Distribution Account, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the NIMS Insurer and the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h) Upon discovery by the Seller, the Master Servicer, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(e), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i) Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Originator under the applicable Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Securities Administrator shall first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Securities Administrator, the Securities Administrator shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders as of the Closing Date with respect to the Initial Mortgage Loans and as of the applicable Subsequent Transfer Date with respect to any Subsequent Mortgage Loan:

(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans at origination have been complied with;

(ii) No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an annual percentage rate (“APR”) or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 C.F.R. 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary Revised, Appendix E). In addition, no Mortgage Loan originated on or after October 1, 2002, through March 6, 2003, is governed by the Georgia Fair Lending Act;

(iii) With respect to each representation and warranty with respect to any Mortgage Loan made by the related Originator in the related Purchase Agreement that is made as of the related Closing Date (as defined in the related Purchase Agreement), to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the related Purchase Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date; and

(iv) Each Group 1 Mortgage Loan has an original principal balance that conforms to Freddie Mac guidelines in effect as of the Closing Date.

With respect to the representations and warranties in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Master Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Seller, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) hereof to cure, substitute for or repurchase (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders, any NIMS Insurer or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05. Back-up of Certain Limited Originator Representations and Warranties.

Within 120 days following the earlier of discovery by the Seller or receipt of notice by the Seller of the occurrence of both (i) the breach of one or more of the Specified Representations and Warranties of the Supported Originator under Section 7.02 of the related Purchase Agreement in respect of any related Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders and for which the Supported Originator has failed to cure such breach in accordance with the terms of the related Purchase Agreement and (ii)(a) the Supported Originator ceasing to be an operating company or (b) receipt by the Seller of an officers’ certificate of the Supported Originator certifying to the fact that the Supported Originator is financially unable to cure such breach in accordance with the terms of the related Purchase Agreement, the Seller shall take the actions described in Section 2.03, as applicable, in respect of such Mortgage Loan.
SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust Fund, any NIMS Insurer and the Trustee on behalf of the Certificateholders as follows:

(i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust Fund of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust Fund;

(iv) the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of its creditors;

(v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the related Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(i) The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records. When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v) No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix) There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09. Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. The Seller shall, within 30 days after the Closing Date, provide the Master Servicer, the Securities Administrator, the Trustee, the Servicer and the Depositor a complete list of each party to the HarborView Mortgage Loan Trust 2007-4 transaction.

ARTICLE III

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS; CREDIT RISK MANAGER

SECTION 3.01. Master Servicer to Service and Administer the Mortgage Loans.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. Notwithstanding anything in this Agreement, the Servicing Agreements or the Credit Risk Management Agreements to the contrary, the Master Servicer shall have no duty or obligation to enforce the Credit Risk Management Agreements or to supervise, monitor or oversee the activities of the Servicers under the related Credit Risk Management Agreements with respect to any action taken or not taken by the applicable Servicer at the direction of the Seller or pursuant to a recommendation of the Credit Risk Manager. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and provide such reconciled and corrected information to the Securities Administrator to enable it to prepare the statements specified in Section 5.04 and any other information and statements required of the Securities Administrator hereunder.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee, necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property, which limited powers of attorney shall provide that the Trustee will not be liable for the actions or omissions of the Servicers or Master Servicer in exercising such powers.

The Master Servicer shall not without the Trustee’s written consent (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.

The Trustee shall provide access to the records and documentation in possession of the Trustee (including in its capacity as a Custodian hereunder) regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee, upon written request of the related Servicer or the Master Servicer, as applicable, shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3.02. REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee, the Securities Administrator and the Master Servicer shall not (a) sell or knowingly permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans or is otherwise permitted pursuant to this Agreement or any Servicing Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 or 2.04 of this Agreement or as otherwise provided in this Agreement or any Servicing Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03. Monitoring of Servicers.

(a) The Master Servicer shall be responsible for reporting to the Trustee (on behalf of the Trust Fund) and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof, and with respect to the SRO Servicer, the Master Servicer shall also notify the Servicing Rights Owner, and the Master Servicer shall issue such notice or take such other action as it deems appropriate with Section 3.03(b) or, with respect to the SRO Servicer, Section 3.03(f) below.

(b) The Master Servicer, for the benefit of the Trust Fund, any NIMS Insurer and the Certificateholders, shall (acting as agent of the Trust Fund when enforcing the Trust Fund’s rights under each Servicing Agreement) (i) enforce the obligations of each Servicer under the related Servicing Agreement, and (ii) in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer which the Master Servicer shall cause the Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense except as provided below, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action from the Trust Fund.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or a successor Servicer with respect to any Servicing Agreement (including, without limitation, (i) all reasonable legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all reasonable costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, or with respect to any terminated SRO Servicer, are not fully and timely reimbursed by the terminated SRO Servicer (or, solely with respect to a termination of any SRO Servicer without cause, the Servicing Rights Owner), the Master Servicer shall be entitled to reimbursement of such reasonable costs and expenses from the Distribution Account.

(d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the predecessor Servicer, if any, that it replaces or for any errors, acts or omissions of such predecessor Servicer occurring prior to the termination of such Servicer; provided, however, the Master Servicer shall not be relieved of its liability, if any, as Master Servicer under this Section 3.03(e).

(f) Notwithstanding anything to the contrary herein, upon the termination of the SRO Servicer for any reason whatsoever, the Servicing Rights Owner, as owner of the related Servicing Rights, shall at all times have the right to select a successor Servicer acceptable to the Master Servicer, which the Master Servicer shall appoint, provided that such servicer is an Acceptable Successor Servicer and that such servicer will assume all of the obligations of the terminated Servicer under the related Servicing Agreement. The Trustee shall have no duty, and shall not be required, to review the terms of such assumption under the Servicing Agreement.

(g) It is understood and acknowledged by the parties hereto that, under the Servicing Agreement, the SRO Servicer has the right to resign as a SRO Servicer under the related Servicing Agreement, provided that such resignation shall not become effective until (i) the Servicing Rights Owner has consented to such resignation, and (ii) a successor Servicer is appointed which (a) is an Acceptable Successor Servicer and (b) which has assumed all of the obligations of the terminated Servicer under the related Servicing Agreement. Any reasonable costs and expenses of the Master Servicer incurred in connection with such termination and transfer of servicing shall be paid by the Servicing Rights Owner.

(h) It is understood and acknowledged by the parties hereto that under the Servicing Agreement related to the SRO Mortgage Loans, the Servicing Rights Owner has the right to terminate the SRO Servicer, without cause, as provided and subject to the limitations of the Servicing Agreement; provided that such termination shall not become effective until a successor Servicer is appointed which (a) is an Acceptable Successor Servicer and (b) which has assumed all of the obligations of the terminated Servicer under the related Servicing Agreement. Any termination fees owed to the terminated SRO Servicer and any reasonable costs and expenses of the Master Servicer incurred in connection with such termination and transfer of servicing shall be paid by the Servicing Rights Owner.

SECTION 3.04. Fidelity Bond.

(a) The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees. The Master Servicer shall provide the Trustee and any NIMS Insurer a copy of such policy and fidelity bond upon request.

(b) The Master Servicer shall promptly report to the Trustee and any NIMS Insurer any material changes that may occur in the Master Servicer fidelity bond or the Master Servicer errors and omissions insurance policy and shall furnish to the Trustee and any NIMS Insurer, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and any NIMS Insurer all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses relating to the Mortgage Loans, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report relating to the Mortgage Loans is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and any NIMS Insurer. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Securities Administrator for deposit into the Distribution Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

SECTION 3.05. Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trust Fund and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds, Liquidation Proceeds and Recoveries and (iv) to effectuate, in its own name, on behalf the Trust Fund, or in the name of the Trust Fund, foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreements, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would result in an Adverse REMIC Event unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreements and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). In instituting foreclosures or similar proceedings, the Master Servicer shall institute such proceedings either in its own name on behalf of the Trust Fund or in the name of the Trust Fund (or cause a Servicer, pursuant to the related Servicing Agreement, to institute such proceedings either in the name of the Servicer on behalf of the Trust, or in the name of the Trust Fund), unless otherwise required by law or otherwise appropriate. If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trust Fund or the Trustee on its behalf or that the Trust Fund or the Trustee, as applicable, would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee, on behalf of the Trust Fund, in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee on behalf of the Trust Fund.

SECTION 3.06. Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

SECTION 3.07. Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will, if required under the related Servicing Agreement, promptly furnish to the applicable Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Servicing Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the related Custodian, on behalf of the Trustee) deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee (or the applicable Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee (and the Custodians) shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Servicing Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee (or the related Custodian, on behalf of the Trustee), shall, upon the request of a Servicer or the Master Servicer, and upon delivery to the Trustee (or the related Custodian, on behalf of the Trustee) of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee (or the related Custodian on behalf of the Trustee) when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the related Custodian, on behalf of the Trustee), to the Servicer or the Master Servicer.

SECTION 3.08. Documents, Records and Funds in Possession of Master Servicer to be Held for Trust Fund.

(a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee (or applicable Custodian) such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or, in the case of the Servicers, by the applicable Servicing Agreement, to be delivered to the Trustee (or applicable Custodian). Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds, Insurance Proceeds or Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trust Fund and the Certificateholders, subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Fee, any additional compensation pursuant to Section 3.14 and any other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and any other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, any NIMS Insurer, their agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Recoveries, shall be held by the Master Servicer for and on behalf of the Trust Fund and the Certificateholders and shall be and remain the sole and exclusive property of the Trust Fund; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

SECTION 3.09. Standard Hazard Insurance and Flood Insurance Policies.

(a) For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Pursuant to Sections 4.01 and 4.02, any amounts collected by any Servicer or the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Sections 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

SECTION 3.10. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee, the Trust Fund and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

SECTION 3.11. Maintenance of the Primary Insurance Policies.

(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any Lender-Paid Primary Insurance Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, the Trust and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Servicer under any Primary Insurance Policies shall be remitted to the Securities Administrator for deposit in the Distribution Account, subject to withdrawal pursuant to Section 4.03.

SECTION 3.12. Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the applicable Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Insurance Policies, or certificate of insurance if applicable and available, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement and which come into its possession. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the applicable Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

SECTION 3.14. Additional Compensation to the Master Servicer.

The Master Servicer shall be entitled to receive the Master Servicing Fee and, pursuant to Section 4.02(c), certain income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as additional compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but, unless otherwise specifically permitted in the applicable Servicing Agreement, not including any Prepayment Penalty Amounts) shall be retained by the applicable Servicer, or the Master Servicer, and shall not be deposited in the related Servicing Account or the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The amount of the aggregate compensation payable as set forth in this Section 3.14 plus the Master Servicing Fee due to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 5.06.

SECTION 3.15. REO Property.

(a) In the event the Trust Fund (or the Trustee, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust Fund, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust Fund. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Servicing Account.

(c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the related Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.16. Assessments of Compliance and Attestation Reports.

(a) Assessments of Compliance.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and the Trustee, in its capacity as Custodian, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator and the Depositor (provided that the Master Servicer shall furnish copies of each such report received by it from the Servicers to the Depositor), a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.19(b) and for each fiscal year thereafter, whether or not a Form 10-K is required to be filed, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Master Servicer and the Trustee, in its capacity as Custodian, shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and Securities Administrator are the same Person). When the Master Servicer, the Trustee, in its capacity as Custodian, and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 3.16) of each Servicing Function Participant engaged by it.

(iii) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, the Trustee, in its capacity as Custodian, and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Servicing Agreement in respect of the Servicer and notify the Depositor of any exceptions.

(iv) The Master Servicer shall include all annual reports on assessment of compliance received by it from each Servicer (or the Subservicer on its behalf) with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(v) In the event the Master Servicer, the Securities Administrator, the Trustee, in its capacity as Custodian, or any Servicing Function Participant engaged by such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.16(a) or to such other applicable agreement with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, notwithstanding any such termination, assignment or resignation.

(b) Attestation Reports.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and the Trustee, in its capacity as Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer and the Trustee, in its capacity as Custodian, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a report on assessment of compliance with the Relevant Servicing Criteria from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of each such assessment of compliance and attestation report the Securities Administrator shall confirm that each assessment submitted pursuant to subsection (a) of this Section 3.16 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(iii) The Master Servicer shall include each such attestation furnished to it by the Servicer with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

(iv) In the event the Master Servicer, the Securities Administrator, the Trustee, in its capacity as Custodian, a Servicer or any Servicing Function Participant engaged by such party is terminated, assigns its rights and duties under or resigns pursuant to the terms of this Agreement, or any applicable custodial agreement, servicing agreement or subservicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.16(b) with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, notwithstanding any such termination, assignment or resignation.

(v) The Trustee’s obligation in its capacity as Custodian to provide assessments of compliance and attestations under this Section 3.16 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund. Notwithstanding the foregoing, after the occurrence of such event, and provided that the Depositor is not otherwise provided with such reports or copies of such reports, the Master Servicer and the Securities Administrator shall be obligated to provide a copy of such reports, by March 31 of each year, to the Depositor.

SECTION 3.17. Annual Compliance Statement.

The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 10 (with a 5 calendar day cure period) of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Master Servicer shall include all annual statements of compliance received by it from the Servicers with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.17 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

SECTION 3.18. Enforcement of Regulation AB Deliverables.

If a Servicer or any Servicing Function Participant engaged by it fails to deliver any certifications, assessments, attestations or statements of compliance to the Securities Administrator within the time specified in the related Servicing Agreement, the Securities Administrator shall notify such Servicer or any such Servicing Function Participant in writing of such failure, with a copy of such notice to be delivered to the Seller and the Depositor. If at the end of the applicable cure period the applicable Servicer or any Servicing Function Participant has failed to deliver any of the required certifications, assessments, attestations or statements of compliance, the Securities Administrator shall notify the Seller and the Depositor of such failure to deliver the required certifications, assessments, attestations or statements of compliance pursuant to the related Servicing Agreement.

SECTION 3.19. Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator and the Master Servicer shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”) in the form of Exhibit M hereto upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust Fund. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable subservicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.19 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

SECTION 3.20. Reports Filed with Securities and Exchange Commission.

The Securities Administrator shall reasonably cooperate with the Depositor in connection with the Trust Fund’s satisfying the reporting requirements under the Exchange Act.

(a) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the responsible parties set forth on Exhibit O to the Securities Administrator and Depositor and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties to the HarborView Mortgage Loan Trust 2007-4 transaction shall be required to provide to the Securities Administrator, the Depositor and McKee Nelson LLP, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit T hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure in Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Securities Administrator shall, no later than 10 calendar days after the Distribution Date, forward electronically a copy of the Form 10-D to the Depositor and McKee Nelson LLP. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (or the next succeeding Business Day), the Depositor shall notify the Securities Administrator in writing of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(a). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, and for any erroneous, inaccurate or incomplete information or certification provided to the Securities Administrator, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of the filing of each report on Form 10-D with respect to the Trust Fund, the Depositor shall be deemed to represent to the Securities Administrator that, as of such date, the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b) Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Trust Fund in which a Form 10-K is required to be filed or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the Servicing Agreements, (i) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, with the Custodians, a “Reporting Servicer”) as described under Section 3.17 and in such other agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.16(a), and (B) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.16(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.16(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.16(b), and (B) if any registered public accounting firm attestation report described under Section 3.16(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.19; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the responsible parties set forth on Exhibit O to the Depositor and Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit S hereto, no later than March 10 (with a 5 calendar day cure period) of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties to the HarborView Mortgage Loan Trust 2007-4 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure in Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor and McKee Nelson LLP. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign each Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.20(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.20(b), Section 3.19, Section 3.17, Section 3.16(a) and Section 3.16(b). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, and for any erroneous, inaccurate or incomplete information or certification provided to the Securities Administrator not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of the filing of each report on Form 10-K with respect to the Trust Fund, the Depositor shall be deemed to represent to the Securities Administrator that, as of such date, the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(c) Reports Filed on Form 8-K.

(i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included in Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the responsible parties set forth on Exhibit O to the Depositor and Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the HarborView Mortgage Loan Trust 2007-4 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information in the form of Exhibit T hereto, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information in Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor by noon New York City time on the 3rd Business Day after the occurrence of a Reportable Event. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing of any change to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(c) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(c). Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) Suspension of Reporting; Amendments; Late Filings.

(i) On or prior to January 30 of the first year in which the Trust Fund is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor and McKee Nelson LLP either via mail, e-mail or telephone. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that the Securities Administrator has actual knowledge or has received notice that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Additional Form 8-K Disclosure Information or any amendment to such disclosure (other than for the purpose of restating any Distribution Date Statement), the Securities Administrator will electronically notify the Depositor and McKee Nelson LLP and such other parties to the transaction as are affected by such amendment and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative of the Master Servicer. Any Form 10-K amendment shall be signed by a senior officer of the Master Servicer in charge of the master servicing function. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.20(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, and for any erroneous, inaccurate or incomplete information or certification provided to the Securities Administrator not resulting from its own negligence, bad faith or willful misconduct.

(e) Not later than March 15 of each year (beginning in 2008) (or, if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall sign the Securities Administrator Certification (in the form attached hereto as Exhibit S) for the benefit of the Depositor and its officers, directors and affiliates.

Any notice or notification required to be delivered by the Securities Administrator to the Depositor pursuant to this Section 3.20 may be delivered via facsimile to (203) 618-2596 or telephonically by calling (203) 422-4284, and any notice or notification required to be delivered by the Securities Administrator to McKee Nelson LLP pursuant to this Section 3.19, may be delivered via e-mail to RBSGC@mckeenelson.com.

SECTION 3.21. Additional Information.

Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 3.22. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Section 3.16 through Section 3.23 of this Agreement is to facilitate compliance by the Securities Administrator and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with the reasonable requests made by the Securities Administrator or the Depositor for delivery of such additional or different information as the Securities Administrator or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 3.23. Indemnification.

Each party required to deliver an assessment of compliance and attestation report pursuant to Section 3.16 or any additional disclosure pursuant to Section 3.20 and including the Depositor, the Master Servicer, the Securities Administrator, the Trustee in its capacity as Custodian and any Servicing Function Participant engaged by such party, respectively (each, an “Item 1122 Responsible Party”), shall indemnify and hold harmless the Securities Administrator, the Master Servicer and the Depositor, respectively, and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Item 1122 Responsible Party of any of its obligations hereunder relating to its obligations as an Item 1122 Responsible Party, including particularly its obligations to provide any assessment of compliance, attestation report or compliance statement required under Section 3.16(a), 3.16(b) or 3.17, respectively, or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or omission in (x) any compliance certificate delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, (y) any assessment or (except in the case of the Trustee, in its capacity as a Custodian) attestation delivered by or on behalf of it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning such party and provided by it, or (c) the negligence, bad faith or willful misconduct of such Item 1122 Responsible Party in connection with its performance hereunder relating to its obligations as an Item 1122 Responsible Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator, the Depositor or the Seller, as the case may be, then each Item 1122 Responsible Party agrees that it shall contribute to the amount paid or payable by the Securities Administrator, the Master Servicer and the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator, the Master Servicer or the Depositor in such proportion as is appropriate to reflect the relative fault of the Securities Administrator, the Master Servicer or the Depositor on the one hand and such Item 1122 Responsible Party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 3.24. [Reserved]

SECTION 3.25. [Reserved]

SECTION 3.26. [Reserved]

SECTION 3.27. [Reserved]

SECTION 3.28. Closing Opinion of Counsel.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 3.29. [Reserved]

SECTION 3.30. Merger or Consolidation of the Master Servicer.

(a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 3.31. Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a) In addition to any indemnity required pursuant to Section 3.23 hereof, the Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Master Servicer, any NIMS Insurer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

(b) The Trust Fund will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer as referred to in Subsection (a) above or Subsection (c) below.

(c) In addition to any indemnity required pursuant to Section 3.23 hereof, the Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator’s failure to file any Exchange Act report which the Securities Administrator is responsible for filing in accordance with Section 3.20, (ii) by reason of the Securities Administrator’s negligence or willful misconduct in the performance of such obligations pursuant to Section 3.20 or (iii) by reason of the Securities Administrator’s reckless disregard of such obligations pursuant to Section 3.20, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator and the NIMS Insurer written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

SECTION 3.32. Limitations on Liability of the Master Servicer and Others; Indemnification of Trustee and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 3.31:

(a) The Master Servicer has undertaken to perform only such duties as are specifically set forth in this Agreement. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c) The Master Servicer, the Trustee (in its individual corporate capacity and as Trustee), the Custodians (including for such purpose, the Trustee acting in its capacity as a Custodian) and any director, officer, employee or agent of the Master Servicer, the Trustee or the Custodians shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, this Agreement, the Certificates or the Servicing Agreements or the transactions contemplated hereby or thereby (except, with respect to the Master Servicer, to the extent that the Master Servicer is indemnified by the related Servicer thereunder), other than (i) with respect to the Master Servicer only, any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement or (ii) with respect to the Master Servicer or Custodians only, any such loss, liability or expense incurred by reason of the Master Servicer’s or the applicable Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its own duties hereunder or by reason of reckless disregard of its own obligations and duties hereunder or under a custodial agreement.

(d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust Fund and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03. Nothing in this Subsection 3.32(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to enforce, the servicing and administration of the Mortgage Loans pursuant to Sections 3.01 and 3.03.

(e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f) The Master Servicer shall not be liable for any acts or omissions of the Servicers, except as otherwise expressly provided herein.

SECTION 3.33. Master Servicer Not to Resign.

Except as provided in Section 3.35, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel (delivered at the expense of the Master Servicer) to such effect delivered to the Trustee and any NIMS Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and any NIMS Insurer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof. The Trustee shall notify each Rating Agency and any NIMS Insurer of the resignation of the Master Servicer.

If, at any time, Wells Fargo Bank, N.A., as Master Servicer resigns under this Section 3.33, or sells or assigns its rights and obligations under Section 3.31, or is removed as Master Servicer pursuant to Section 7.01, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent and Certificate Registrar under this Agreement. No such resignation by Wells Fargo Bank, N.A. as Securities Administrator, Paying Agent or Certificate Registrar under this Agreement shall become effective until a successor Securities Administrator, successor Administrator, successor Paying Agent and successor Certificate Registrar reasonably satisfactory to the Depositor shall have assumed the responsibilities and obligations of the Securities Administrator, Paying Agent and Certificate Registrar in accordance with this Agreement. The Securities Administrator shall notify each Rating Agency of the resignation of Wells Fargo Bank, N.A. as the Securities Administrator, Paying Agent and Certificate Registrar.

SECTION 3.34. Successor Master Servicer.

In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree which in no case shall exceed the Master Servicing Fee. If the successor master servicer does not agree that the proposed compensation is fair, such successor master servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that each Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates.

SECTION 3.35. Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, with the written consent of the Depositor and any NIMS Insurer, in each case, which consent shall not be unreasonably withheld or delayed, and provided, further, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Depositor (as evidenced in writing signed by the Depositor); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s ratings of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Depositor an Officer’s Certificate and an Independent Opinion of Counsel, (delivered at the Master Servicer’s expense) each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

SECTION 3.36. Reporting Requirements of the Commission.

To the extent that, following the Closing Date, the content of Forms 8-K, 10-D, 10-K, 15 or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the Master Servicer and the Securities Administrator hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 12.01) in order to comply with such amended reporting requirements and such amendment of this Agreement. Notwithstanding the foregoing, neither the Master Servicer nor the Securities Administrator shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations or immunities under this Agreement.

SECTION 3.37. Duties of the Credit Risk Manager.

(a) For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreements to the Credit Risk Manager by the applicable Servicers and/or the Master Servicer. The Credit Risk Manager shall look solely to the applicable Servicers and/or the Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and neither the Securities Administrator nor the Trustee shall have any obligation to provide any such information to the Credit Risk Manager and shall not otherwise have any responsibility with respect to the performance of the Credit Risk Manager.

SECTION 3.38. Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Securities Administrator, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the applicable Servicers and/or the Master Servicer under the applicable Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the applicable Servicers and/or the Master Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 3.39. Removal of Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by the Depositor at any time, without cause, with the consent of Certificateholders holding not less than a 66-2/3% of the Voting Rights, upon ten (10) days prior written notice. The Depositor shall provide such written notice to the Trustee and upon receipt of such notice and evidence of such Certificateholders’ consent, the Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts.

(a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Prepayment Penalty Amounts, Insurance Proceeds, Liquidation Proceeds, Recoveries and advances made from the Servicer’s own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the applicable Servicing Agreement) and all other amounts to be deposited in each such Servicing Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Servicing Account for purposes required or permitted by this Agreement and the applicable Servicing Agreement. For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. Each Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b) [Reserved];

(c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, each Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Account and shall immediately remit or cause to be remitted to the Securities Administrator for deposit into the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Initial Cut-off Date, or, in the case of Subsequent Mortgage Loans, on or before the applicable Subsequent Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees and Lender Paid Mortgage Insurance Fees, if any;

(ii) Principal Prepayments in full and any Liquidation Proceeds received by the Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and any Recoveries received in the related Prepayment Period;

(iii) Principal Prepayments in part received by the Servicers for such Mortgage Loans in the related Prepayment Period;

(iv) Prepayment Penalty Amounts, if any; and

(v) any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the Servicing Agreement.

(d) Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01, or as otherwise provided in the Servicing Agreement. As provided in Sections 4.01(c) and 4.02(b), certain amounts otherwise due to the Servicer may be retained by them and need not be remitted to the Securities Administrator.

SECTION 4.02. Distribution Account.

(a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Trust Fund and the Certificateholders, the Distribution Account as a segregated, non-interest bearing trust account or accounts, each of which shall be an Eligible Account (the “Distribution Account”). The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee, the Securities Administrator or the Master Servicer). All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the immediately succeeding Distribution Date. The Securities Administrator, Trustee or their affiliates are permitted to receive additional compensation that could be deemed to be in their economic self-interest for (i) serving as investment adviser, administrator, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Master Servicer and the Securities Administrator shall, promptly upon receipt from any Servicer on the related Servicer Remittance Date deposit in the Distribution Account as identified by the Master Servicer or the Securities Administrator and as received by the Master Servicer or the Securities Administrator, the following amounts:

(i) any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c) and the Servicing Agreements and remitted to the Securities Administrator;

(ii) any amounts required to be deposited in the Distribution Account by the Master Servicer with respect to the Mortgage Loans pursuant to this Agreement, including (a) Advances and any Compensating Interest Payments required to be made by the Master Servicer to the extent required but not made by the Servicer and (b) the amount of any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer which were not deposited in a Servicing Account;

(iii) any Insurance Proceeds, Liquidation Proceeds or Recoveries received by or on behalf of the Master Servicer which were not deposited in a Servicing Account;

(iv) the Purchase Price with respect to any Mortgage Loans purchased by the Seller or an Originator under this Agreement or the related Purchase Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement, any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 10.03, and all proceeds of any Mortgage Loans or property acquired with respect thereto purchased by the Terminator pursuant to Section 10.01;

(v) any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(vi) any other amounts received by or on behalf of the Master Servicer or the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Trust Fund and the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff-charges, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) with respect to the Securities Administrator, need not be remitted by the Servicers to the Master Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) Funds deposited in the Distribution Account for the period (the “R Investment Period”) from each Servicer Remittance Date up to the Master Servicer Investment Period (as defined below) shall, if invested, be invested at the direction of the Holder of the Class R Certificate, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as follows. In the absence of such direction, funds will remain uninvested. Funds in the Distribution Account for the period from one Business Day immediately preceding the related Distribution Date through and including the related Distribution Date (the “Master Servicer Investment Period”) may be invested in Permitted Investments selected by the Master Servicer (which shall mature not later than such applicable Distribution Date). All income and gain realized from any Permitted Investment of funds deposited in the Distribution Account as described in this paragraph (i) during the Master Servicer Investment Period shall be compensation to the Master Servicer, in payment of its Master Servicer Fee, and shall not be part of the Trust Fund and (ii) other than during the Master Servicer Investment Period shall be paid to the Holder of the Class R Certificate on the Distribution Date in the following month. For periods outside of the R Investment Period, proceeds due to the Holder of the Class R Certificate shall remain uninvested. The amount of any losses incurred with respect to any such investments during the Master Servicer Investment Period shall be deposited in such Distribution Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The amount of any losses incurred in respect of any such investments for any period other than during the Master Servicer Investment Period shall be deposited in such Distribution Account by Greenwich Capital Financial Products, Inc. out of its own funds, without any right of reimbursement therefor, immediately as realized.

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Securities Administrator shall, from time to time, withdraw or transfer funds from the Distribution Account to a Servicer, to the Master Servicer, to the Trustee or to itself for the following purposes:

(i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds or of such Servicer’s own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds and the Termination Price) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (viii) of this Subsection (a) as servicing compensation;

(vi) to reimburse the Master Servicer or any Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii) to reimburse the Master Servicer or any Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Master Servicer its monthly Master Servicing Fee and any investment income and other additional servicing compensation payable pursuant to Section 3.14;

(ix) to reimburse the Master Servicer or the Securities Administrator for any expenses recoverable by the Master Servicer or the Securities Administrator pursuant to Sections 3.03 and 3.32;

(x) to reimburse or pay any Servicer any such amounts as are due thereto under the related Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in the related Servicing Agreement;

(xi) to reimburse the Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it from funds of the Trust Fund pursuant to Sections 3.31, 3.32 or 8.05, and to reimburse the Trustee for any fees, costs and expenses incurred by or reimbursable to it pursuant to Section 2.03(a), 7.01(b), 8.02, 8.05 or 8.07, to the extent not otherwise reimbursed to it;

(xii) to pay to the Master Servicer all investment earnings on amounts on deposit in the Distribution Account to what it is entitled under Section 4.02(c);

(xiii) to reimburse the Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Section 8.19;

(xiv) to pay the Credit Risk Manager the Credit Risk Manager Fee;

(xv) to remove amounts deposited in error; and

(xvi) to clear and terminate the Distribution Account pursuant to Section 10.01.

(b) In addition, on or before the Business Day immediately preceding each Distribution Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Advances or Compensating Interest Payments, to the extent required to be made but not made by a Servicer and required to be made by the Master Servicer hereunder with respect to the Mortgage Loans.

(c) The Securities Administrator or the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (viii), inclusive and (xi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(d) In order to comply with its duties under the USA PATRIOT Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, each such party's name, address and other identifying information.

(e) On each Distribution Date, the Securities Administrator, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such amounts to the Holders of the Certificates and any other parties entitled thereto in accordance with Section 5.01.

SECTION 4.04. [Reserved]

SECTION 4.05. [Reserved]

SECTION 4.06. Prefunding Account.

On or prior to the Closing Date, the Securities Administrator shall establish and maintain, on behalf of the Certificateholders, the Prefunding Account. On the Closing Date the Depositor shall remit the Prefunded Amount to the Securities Administrator for deposit in the Prefunding Account. From the Prefunded Amount, the Group 1 Prefunded Amount and the Group 2 Prefunded Amount shall be applied to the purchase of Subsequent Mortgage Loans for Loan Group 1 and Loan Group 2, respectively. On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Section 2.01(b), with respect to the related Subsequent Transfer Agreement, the Securities Administrator shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

If any funds remain in the Prefunding Account at the end of the Prefunding Period, to the extent that they represent earnings on the amounts originally deposited into the Prefunding Account, the Securities Administrator shall distribute them to the order of the Depositor. The remaining funds shall be transferred to the Distribution Account to be included as part of principal distributions to the Certificates on the Distribution Date in the month following the end of the Prefunding Period.

Each institution at which the Prefunding Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein in Permitted Investments as directed in writing by the Depositor, which shall mature not later than the Business Day immediately preceding a Subsequent Transfer Date and shall not be sold or disposed of prior to its maturity. In the absence of direction, such funds shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund or comparable investment vehicle, or remain uninvested. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Prefunding Account shall be for the benefit of the Depositor and shall be remitted to it monthly. The amount of any net investment losses in the Prefunding Account shall promptly be deposited by the Depositor in the Prefunding Account. The Securities Administrator in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Prefunding Account (other than as provided in this Section 4.06) and made in accordance with this Section 4.06.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

(a) Distributions From Available Funds. On each Distribution Date (or, in the case of payments to the Swap Provider, the related Swap Payment Date) and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), including in respect of the Credit Risk Manager Fee for such Distribution Date, the Securities Administrator, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Group for such Distribution Date and, based on the Distribution Date Statement, make the following disbursements and transfers as set forth below:

(i) The Interest Remittance Amount and, solely to the extent of Deferred Interest for such Distribution Date, Principal Prepayments for each Loan Group shall be distributed on each Distribution Date (or, in the case of payments to the Swap Provider, the related Swap Payment Date) other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator pursuant to Section 10.01(a) in the following order of priority:

(A) from the Interest Remittance Amount and Principal Prepayments related to the Group 1 Mortgage Loans, in the following priority:

(1) first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 1 (based on the applicable Group Percentage) owed to the Swap Provider (including amounts remaining unpaid from previous Distribution Dates);

(2) second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider to the extent not paid previously or from the Interest Remittance Amount related to Loan Group 2 in accordance with clause (B)(1) below;

(3) third, to the Final Maturity Reserve Account, the Group 1 Final Maturity Reserve Amount, if any, for that Distribution Date;

(4) fourth, to the Final Maturity Reserve Account, the Group 2 Final Maturity Reserve Amount, if any, for that Distribution Date, to the extent not paid pursuant to clause (B)(3) below;

(5) fifth, to the Holders of the Class 1A-1 Certificates, the related Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which such Class is entitled; and

(6) sixth, concurrently, on a pro rata basis, to the Holders of the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, the related Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which each such Class is entitled, to the extent not paid pursuant to clause (B)(5) below;

(B) from the Interest Remittance Amount and Principal Prepayments related to the Group 2 Mortgage Loans, in the following priority:

(1) first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 2 (based on the applicable Group Percentage) owed to the Swap Provider (including amounts remaining unpaid from previous Distribution Dates);

(2) second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider to the extent not paid previously or from the Interest Remittance Amount related to Loan Group 1 in accordance with clause (A)(1) above

(3) third, to the Final Maturity Reserve Account, the Group 2 Final Maturity Reserve Amount, if any, for that Distribution Date;

(4) fourth, to the Final Maturity Reserve Account, the Group 1 Final Maturity Reserve Amount, if any, for that Distribution Date, to the extent not paid pursuant to clause (A)(3) above;

(5) fifth, concurrently, on a pro rata basis, to the Holders of the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, the related Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which each such Class is entitled; and

(6) sixth, to the Holders of the Class 1A-1 Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which such Class is entitled, to the extent not paid pursuant to clause (A)(5) above;

(C) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

(D) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

(E) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

(F) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

(G) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

(H) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

(I) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

(J) from the remaining Interest Remittance Amounts and Principal Prepayments for both Loan Groups, to the Holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount; and

(K) for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below;

(ii) On each Distribution Date (or, in the case of payments to the Swap Provider, the related Swap Payment Date) (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount for each Loan Group shall be distributed in the following amounts and order of priority:

(A) from the related Principal Distribution Amount for the related Loan Group, concurrently as follows:

(1) from the Principal Distribution Amount related to the Group 1 Mortgage Loans, in the following order of priority:

first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 1 (based on the applicable Group Percentage) owed to the Swap Provider (to the extent not previously paid or paid from the Interest Remittance Amount);

second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not previously paid, paid from the Interest Remittance Amount, or paid from Section 5.01(a)(ii)(A)(2) below);

third, to the Holders of the Class 1A-1 Certificates, until their Class Principal Balance has been reduced to zero; and

fourth, for application pursuant to clause (B) below, any Group 1 Principal Distribution Amount remaining.

(2) from the Principal Distribution Amount related to the Group 2 Mortgage Loans, in the following order of priority:

first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 2 (based on the applicable Group Percentage) owed to the Swap Provider (to the extent not previously paid or paid from the Interest Remittance Amount);

second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not previously paid, paid from the Interest Remittance Amount or paid from Section 5.01(a)(ii)(A)(1) above);

third, to the Holders of the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances have been reduced to zero; and

fourth, for application pursuant to clause (B) below, any Group 2 Principal Distribution Amount remaining.

(B) from the Principal Distribution Amount for both Loan Groups, in the following order of priority:

(1) to the Holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(2) to the Holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(3) to the Holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(4) to the Holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(5) to the Holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(6) to the Holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(7) to the Holders of the Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(8) to the Holders of the Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

(9) for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below.

(iii) On each Distribution Date (or, in the case of payments to the Swap Provider, the related Swap Payment Date) (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount for each Loan Group shall be distributed in the following amounts and order of priority:

(A) from the Senior Principal Distribution Amount for the related Loan Group, concurrently as follows:

(1) the Group 1 Principal Distribution Amount shall be distributed in the following order of priority:

first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 1 (based on the applicable Group Percentage) owed to the Swap Provider (to the extent not paid previously or paid from the Interest Remittance Amount);

second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not paid previously, paid from the Interest Remittance Amount, or paid from Section 5.01(a)(iii)(A)(2)first below);

third, to the Holders of the Class 1A-1 Certificates, until their Class Principal Balance has been reduced to zero; and

fourth, for application pursuant to clause (B) below, any Group 1 Principal Distribution Amount remaining undistributed for such Distribution Date.

(2) the Group 2 Principal Distribution Amount shall be distributed in the following order of priority:

first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 2 (based on the applicable Group Percentage) owed to the Swap Provider (to the extent not paid previously or paid from the Interest Remittance Amount);

second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for Loan Group 1 (based on the applicable Group Percentage) owed to the Swap Provider (to the extent not paid previously, paid from the Interest Remittance Amount or paid Section 5.01(a)(iii)(A)(1)first above);

third, to the Holders of the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances have been reduced to zero; and

fourth, for application pursuant to clause (B) below, any Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date.

(B) from the Principal Distribution Amount for both Loan Groups, in the following order of priority:

(1) to the Holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

(2) to the Holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount

(3) to the Holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

(4) to the Holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

(5) to the Holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

(6) to the Holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount

(7) to the Holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

(8) to the Holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount; and

(9) for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below.

(iv) On each Distribution Date (or, in the case of payments to the Swap Provider, the related Swap Payment Date), other than the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, the Net Monthly Excess Cashflow shall be distributed as follows:

(A) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of Realized Losses previously allocated to reduce the Class Principal Balance of such certificates, pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal, but only to the extent of Recoveries for that Distribution Date:

(B) as part of the Principal Distribution Amount, to pay to the Holders of the Senior Certificates and the Subordinate Certificates in reduction of their Class Principal Balances, the principal portion of Realized Losses incurred on the Mortgage Loans in the preceding calendar month; pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal;

(C) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal;

(D) to the Holders of the Senior Certificates and the Subordinate Certificates, the amount of any Interest Shortfalls computed without regard to any Relief Act Reductions allocated thereto for such Distribution Date, on a pro rata basis based on Interest Shortfalls allocated thereto;

(E) to the Holders of the Senior Certificates and the Subordinate Certificates, any Net Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid Net Interest Shortfalls computed without regard to any Relief Act Reductions previously allocated thereto;

(F) to the Basis Risk Reserve Fund, the Required Reserve Fund Deposit, if any, and then from the Basis Risk Reserve Fund to the Holders of the Senior Certificates, on a pro rata basis based on the amount of Basis Risk Shortfalls remaining unpaid, and then to the Holders of the Subordinate Certificates, sequentially, in order of priority of distributions beginning with the Class B-1 Certificates, the amount of any Basis Risk Shortfall remaining unpaid as of such Distribution Date;

(G) to the Holders of the Senior Certificates and the Subordinate Certificates, in an amount equal to any Interest Shortfalls resulting from Relief Act Reductions for such Distribution Date, pro rata, based on the amount of Interest Shortfalls resulting from Relief Act Reductions allocated to each Class for such Distribution Date;

(H) to the Holders of the Senior Certificates, pro rata, and then to the Holders of the Subordinate Certificates, sequentially, in order of priority of distributions beginning with the Class B-1 Certificates, the principal portion of any Allocated Realized Loss Amounts remaining unreimbursed;

(I) to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event;

(J) to the Holders of the Class C Certificates, the Class C Distributable Amount;

(K) on the Distribution Date immediately following the last Distribution date on which Prepayment Penalty Amounts can be collected by any Servicer, to the Holders of the Class P Certificates, $100.00; and

(L) to the Holders of the Residual Certificates, pro rata, any Available Funds then remaining.

(v) On the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, Available Funds will be applied in the amounts and in the order specified above except that any Premium Proceeds will be distributable in respect of the Class C Certificates.

(b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance of each Certificate of that Class.

(c) [Reserved]

(d) Notwithstanding the priorities and allocations set forth in Section 5.01(a) above, if on any Distribution Date on which the Senior Certificates related to a Loan Group constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group in the same order and priority and allocation provided in Section 5.01(a), first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Residual Certificates in the same order and priority as provided in Section 5.01(a)(ii), (iii) and (iv). In the event that the Senior Certificates related to a Loan Group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds from the Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates related to such other Loan Group. Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(e) Distributions on Physical Certificates. The Securities Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(f) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

(g) Distributions from Final Maturity Reserve Account. On the Final Maturity Reserve Termination Date, the Securities Administrator shall distribute the funds on deposit in the Final Maturity Reserve Account on such date in the following order of priority:

(i) to the Holders of the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.01(a)(ii) or (iii) above, as applicable, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero;

(ii) to the Holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, sequentially, in that order, after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.01(a)(ii) or (iii) above, as applicable, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero;

(iii) to the Holders of the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date, in the same priorities as set forth in Section 5.01(a)(i);

(iv) to the Holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, sequentially, in that order, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date; and

(v) to the extent of any funds remaining in the Final Maturity Reserve Account after payment pursuant to clauses (i) through (iv) above, to the Holders of the Class C Certificates.

Notwithstanding anything to the contrary in this Section 5.02(g), all amounts distributable to the Holders of the Class 1A-1 Certificates on account of the Mortgage Loans, shall be distributable first on account of the Group 1 Mortgage Loans.

(h) On each Distribution Date, the Securities Administrator, as Paying Agent, shall withdraw all Prepayment Penalty Amounts from funds on deposit in the Distribution Account and shall distribute such amounts to the Holders of the Class P Certificates.

(i) On each Distribution Date, the Trustee, as Paying Agent, shall withdraw the Class ES Distributable Amount from funds on deposit in the Distribution Account and shall distribute such amounts to the Holders of the Class ES Certificates.

(j) On each Distribution Date, the Trustee shall distribute the Basis Risk Cap Amount for such date as follows:

(i) to the LIBOR Certificates, on a pro rata based on their respective Class Principal Balances, any Basis Risk Shortfalls, to the extent unpaid;

(ii) if applicable, to the Basis Risk Cap Termination Receipts Account for application to the purchase of a replacement Basis Risk Cap Agreement(s) pursuant to Section 5.14(b); and

(iii) to the Class C Certificates, all amounts remaining.

(k) On each Distribution Date (or, with respect to clauses (i), (ii), (ix) and (x) below, on the related Swap Payment Date), after all distributions pursuant to Sections 5.01(a) and (j) have been made, the Trustee shall distribute the Swap Amount for such date as follows:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Swap Payment Date;

(ii) to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement for such Swap Payment Date;

(iii) concurrently, to the Senior Certificates, Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount for each such Class and such Distribution Date, to the extent unpaid (any shortfall in Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount to be allocated among such Classes in proportion to the amount of Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount that would have otherwise been distributable thereon);

(iv) to the Subordinate Certificates, in accordance with the Subordinate Priority, Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount for each such Class and such Distribution Date to the extent unpaid;

(v) to the LIBOR Certificates, any amount necessary to maintain the Overcollateralization Target Amount as specified in Sections 5.01(ii) and (iii) above for such Distribution Date, for application pursuant to the priorities set forth in such Sections, after giving effect to distributions pursuant to such Sections; provided, however, that the sum of all such amounts distributed pursuant to this Section shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section;

(vi) to the Subordinate Certificates, sequentially, any Allocated Realized Loss Amounts remaining unpaid after distribution of Net Monthly Excess Cashflow, to the extent unpaid;

(vii) to the Senior Certificates, on a pro rata basis based on the amount of Basis Risk Shortfalls remaining unpaid, any Basis Risk Shortfalls, to the extent unpaid;

(viii) to the Subordinate Certificates, sequentially, any Basis Risk Shortfalls, to the extent unpaid;

(ix) if applicable, to the Swap Termination Receipts Account for application to the purchase of a replacement swap agreement pursuant to Section 5.12(a);

(x) to the Swap Provider, any Swap Termination Payment due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement; and

(xi) to the Class C Certificates, all amounts remaining in the Swap Account.

SECTION 5.02. Allocation of Net Deferred Interest.

For any Distribution Date, Net Deferred Interest shall be allocated to each Class of LIBOR Certificates in an amount equal to the excess, if any, of (i) the amount that would have been the Monthly Interest Distributable Amount for such Class if the Monthly Interest Distributable Amount for such Class had been computed at the Pass-Through Rate for such Class, over (ii) the actual Monthly Interest Distributable Amount for such Class. On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of LIBOR Certificates on such Distribution Date shall be added as Principal to the outstanding Class Principal Balance of such Class of Certificates. Any Net Deferred Interest that is not allocable to any Class of LIBOR Certificates pursuant to the first sentence of this paragraph shall be allocated to the Class C Certificates and thereby increase the Overcollateralized Amount.

SECTION 5.03. Allocation of Realized Losses.

(a) On or prior to each Distribution Date, the Securities Administrator shall aggregate the loan-level information provided by the Master Servicer with respect to the total amount of Realized Losses, if any, with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b) On each Distribution Date, Realized Losses that occurred during the related Prepayment Period shall be allocated in the following order of priority:

(i) to Net Monthly Excess Cashflow;

(ii) to the Overcollateralized Amount, until such amount has been reduced to zero;

(iii) to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Balance of each such Class is reduced to zero; and

(iv) (A) with respect to such losses related to the Group 1 Mortgage Loans, to the Class 1A-1 Certificates, until the Class Principal Balance of such Class is reduced to zero; and

(B) with respect to such losses related to the Group 2 Mortgage Loans, to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, sequentially, first, to the Class 2A-3 Certificates, second, to the Class 2A-2 Certificates and third, to the Class 2A-1 Certificates, in that order, until the Class Principal Balance of each such Class is reduced to zero.

(c) The Class Principal Balance of first, the Class C Certificates and second, the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04. Statements.

(a) On each Distribution Date, the Securities Administrator shall make available to the Trustee, each Certificateholder, the Seller, any NIMS Insurer, the Master Servicer and each Rating Agency, a statement based, as applicable, on loan-level information obtained from the Master Servicer, the Swap Provider, the Basis Risk Cap Provider and the Servicers (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date. The Distribution Date Statement shall include the following information, in each case, with respect to such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii) [Reserved];

(iv) the aggregate amount of Servicing Fees, Subservicing Fees, Master Servicing Fees and Credit Risk Manager Fees for the related Due Period;

(v) the amount of Advances for each Loan Group and the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi) the Loan Group Balance for each Loan Group and the Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

(vii) the Pool Balance, the Pool Collateral Balance and the Loan Group Balance for such Distribution Date;

(viii) for each Loan Group, the aggregate Principal Balance of the MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix) for each Loan Group, the amount of fees, expenses or indemnification amounts paid by the Trust Fund with an identification of the general purpose of such amounts and the party receiving such amounts;

(x) for each Loan Group, the number, weighted average remaining term to maturity, weighted average life and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xi) for each Loan Group, the number and aggregate unpaid principal balance of the related Mortgage Loans, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month, using the OTS method;

(xii) for each Loan Group, the book value (if available) of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiii) for each Loan Group, the aggregate amount of any Principal Prepayments, net Principal Prepayments or other unscheduled recoveries of principal with respect to each Loan Group made during the related Prepayment Period;

(xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the related Due Period for each Loan Group and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xv) the Class Principal Balance of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvi) for each Loan Group, the Monthly Interest Distributable Amount and the Interest Distributable Amount in respect of each related Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xvii) for each Class, the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date after giving effect to any distributions made thereon, on such Distribution Date;

(xviii) for each Loan Group, the related Available Funds;

(xix) for each Loan Group, the Pass-Through Rate and related Adjusted Cap Rate for each Class of Certificates for such Distribution Date;

(xx) for each Loan Group, the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period;

(xxi) for each Loan Group, the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxii) current Recoveries allocable to each Loan Group;

(xxiii) cumulative Recoveries allocable to each Loan Group;

(xxiv) the amount of any Basis Risk Shortfall, if any, for each Class after giving effect to any distributions made thereon, on such Distribution Date;

(xxv) for each Loan Group, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group;

(xxvi) the amount of Net Deferred Interest, if any, added to the Class Principal Balance of the Certificates;

(xxvii) the amount of any Unpaid Interest Shortfall Amount;

(xxviii) the amount of the Group 1 Final Maturity Reserve Amount, the Group 2 Final Maturity Reserve Amount and the Aggregate Final Maturity Reserve Amount deposited in the Final Maturity Reserve Account, and, on the Final Maturity Reserve Termination Date, the amount distributed from the Final Maturity Reserve Account to each Class of Certificates;

(xxix) the Overcollateralized Amount for that Distribution Date;

(xxx) the Overcollateralization Target Amount for that Distribution Date;

(xxxi) the amount of any Class P Distributable Amount and the amount of any Class ES Distributable Amount;

(xxxii) the amount on deposit in the Prefunding Account in the aggregate and for each Loan Group (including a breakdown of amounts released during the prior calendar month in respect of Aggregate Subsequent Transfer Amounts or amounts included in Available Funds on the Distribution Date in the month following the end of the Prefunding Period);

(xxxiii) the amount of any payments made by the Basis Risk Cap Provider to the Basis Risk Cap Account pursuant to Section 5.13;

(xxxiv) the aggregate Principal Balance and number of Subsequent Mortgage Loans purchased in the Prefunding Period; and

(xxxv) the amount of any Net Swap Payment to the Supplemental Interest Trust made pursuant to Section 5.10, any Net Swap Payment to the Swap Provider made pursuant to Section 5.10, any Swap Termination Payment to the Supplemental Interest Trust made pursuant to Sections 5.10 and any Swap Termination Payment to the Swap Provider made pursuant to Section 5.10.

The Securities Administrator shall make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the parties to this Agreement via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Initial Cut-off Date.

In addition to the information listed above, such Distribution Date Statement or the report on Form 10-D for such Distribution Date shall also include any other information required by Item 1121 (§ 229.1121) of Regulation AB.

(b) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to any NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person or any NIMS Insurer, such information as is reasonably necessary to provide to such Person or any NIMS Insurer a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person or any NIMS Insurer was a Certificateholder and such other customary information which a Certificateholder reasonably requests to prepare its tax returns. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Securities Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a) No later than the 10th calendar day of each month, the Master Servicer shall deliver to the Securities Administrator by telecopy or electronic mail (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) the Remittance Report with respect to the related Distribution Date. No later than the Close of Business New York time on the fifth Business Day prior to the related Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Securities Administrator in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01. The Securities Administrator shall have no duty or obligation to calculate, recompute or verify any information in any Remittance Report or other loan level information that it receives from a Servicer.

(b) If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer shall, on the Business Day immediately preceding the related Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that such Servicer is required to do so under its Servicing Agreement. If the Master Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Securities Administrator, the NIMS Insurer and the Trustee (i) stating that the Master Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. Compensating Interest Payments.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the Servicers on the Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 5.07. Basis Risk Reserve Fund.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, a Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b) On each Distribution Date, other than the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, Net Monthly Excess Cashflow shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit pursuant to Section 5.01 (a)(iv)(F).

(c) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the LIBOR Certificates, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw from the Basis Risk Reserve Fund, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to section 5.01 (a)(iv)(F).

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class C Certificateholders. The Class C Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. The Class C Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund or comparable investment vehicle, or remain uninvested. For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class C Certificateholders.

(e) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class C Certificateholders.

SECTION 5.08. Recoveries.

With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), to the Class Principal Balance of such Class will be increased by the amount of related Recoveries collected with regard to the related Loan Group allocated to such Class for such Distribution Date as follows:

(i) first, the Class Principal Balance of each Class of Senior Certificates related to the Loan Group from which the Recovery was collected, will be increased, pro rata up to the Net Realized Losses for such Class for such Distribution Date, and

(ii) second, the Class Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the Net Realized Losses for each such Class for such Distribution Date.

SECTION 5.09. The Final Maturity Reserve Trust.

(a) The Final Maturity Reserve Trust is hereby established as a separate trust, the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the holders of the Certificates (other than the Class P, Class ES and Class R Certificates). The Securities Administrator shall establish an account (the “Final Maturity Reserve Account”). The Final Maturity Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. Notwithstanding anything herein to the contrary, the Securities Administrator will only establish the Final Maturity Reserve Account if there is any Group 1 Final Maturity Reserve Amount or Group 2 Final Maturity Reserve Amount to be deposited therein.

(b) The Securities Administrator shall deposit into the Final Maturity Reserve Account any Final Maturity Reserve Amounts pursuant to Section 5.01(a)(i)(A) and (B). The Securities Administrator shall distribute the funds in the Final Maturity Reserve Account pursuant to Section 5.01(g).

(c) Funds in the Final Maturity Reserve Account shall be invested in Permitted Investments at the written direction of the Holders of the Class C Certificates. Any earnings on such amounts shall be distributed pursuant to Section 5.01(g). The Class C Certificates shall evidence ownership of the Final Maturity Reserve Trust for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. The Class C Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholders as to investment of funds on deposit in the Final Maturity Reserve Account, such funds shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund or comparable investment vehicle, or remain uninvested.

(d) Upon termination of the Final Maturity Reserve Trust, any amounts remaining in the Final Maturity Reserve Account shall be distributed pursuant to the priorities in Section 5.01(g).

(e) For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Trust shall be treated as selling a portion of its Certificate to the Class C Certificateholder and as having received the amount of the principal payment from the Class C Certificateholder as the proceeds of the sale. The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Class Principal Balance of such Certificate. Principal payments received from the Final Maturity Reserve Trust shall not be treated as distributions from any REMIC created hereby. All principal distributions from the Final Maturity Reserve Account shall be accounted for hereunder in accordance with this Section 5.09(e).

SECTION 5.10. Supplemental Interest Trust.

(a) A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the Certificateholders. The Securities Administrator, on behalf of the Supplemental Interest Trust, shall establish an account (the “Swap Account”). The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held by the Securities Administrator pursuant to this Agreement.

(b) In addition, on the Closing Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, shall establish an account (the “Collateral Account”) into which funds shall be deposited pursuant to Section 5.10(e). The Collateral Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Agreement.

(c) The Securities Administrator shall deposit into the Swap Account any Net Swap Payment required pursuant to Sections 5.01(a)(i), (ii) and (iii), any Swap Termination Payment required pursuant to Sections 5.01(a)(i), (ii), (iii) and (iv) and 5.01(k), any amounts received from the Swap Provider under the Swap Agreement, and shall distribute from the Swap Account any Net Swap Payment required pursuant to Section 5.01(k) or Swap Termination Payment required pursuant to Sections 5.01(a)(i), (ii), (iii) and (iv) and 5.01(k), as applicable.

(d) Funds in the Swap Account shall be invested in Permitted Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5.01(k). The Class C Certificates shall evidence ownership of the Swap Account for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. GCFP shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholders as to investment of funds on deposit in the Swap Account, such funds shall remain uninvested. Any amounts on deposit in the Swap Account in excess of the Swap Amount on any Distribution Date shall be held for distribution pursuant to Section 5.01(k) on the following Distribution Date.

(e) Funds or collateral required to be held pursuant to the Credit Support Annex shall be deposited into the Collateral Account. Funds posted by the Swap Provider (or its credit support provider) in the Collateral Account shall be invested in Permitted Investments at the written direction of the Swap Provider. Any interest earnings on such amounts shall be remitted to the Swap Provider pursuant to the terms of the Credit Support Annex. For federal income tax purposes, the Swap Provider shall be considered owner of funds deposited in the Collateral Account. The Securities Administrator shall not be liable for any losses incurred on such investments. In the absence of written instructions from the Swap Provider (or its credit support provider) as to investment of funds on deposit in the Collateral Account, such funds shall remain uninvested. On the first Distribution Date immediately following any Swap Payment Date as to which a shortfall exists with respect to a Net Swap Payment or a Swap Termination Payment owed by the Swap Provider as a result of its failure to make payments pursuant to the Swap Agreement, amounts necessary to cover such shortfall shall be removed from the Collateral Account, remitted to the Swap Account and distributed as all or a portion of such Net Swap Payment or Swap Termination Payment pursuant to Section 5.02(k). Any amounts on deposit in the Collateral Account required to be returned to the Swap Provider (or its credit support provider) as a result of (i) the termination of the Swap Agreement, (ii) the procurement of a guarantor, (iii) the reinstatement of required ratings or (iv) otherwise pursuant to the Swap Agreement, shall be released directly to the Swap Provider pursuant to the terms of the Credit Support Annex.

(f) Upon termination of the Trust Fund, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in Section 5.01(k).

(g) Upon termination of the Trust Fund, any amounts remaining in the Collateral Account shall be distributed as required pursuant to the terms of the Credit Support Annex;

(h) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes. The Securities Administrator shall not be responsible for any entity level tax reporting for the Supplemental Interest Trust.

(i) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Securities Administrator, any obligation of the Securities Administrator under the Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(j) In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligations to make any payment or transfer collateral), or breaches any of its representations and warranties under the Swap Agreement or in the event that an Event of Default, Termination Event, or Additional Termination Event occurs (as such terms are defined in the Swap Agreement), the Securities Administrator, on behalf of the Supplemental Interest Trust, shall (upon a Responsible Officer of the Securities Administrator receiving written notice or having actual knowledge of the occurrence thereof), no later than the next Business Day following such failure, breach or occurrence, notify the Swap Provider and give any notice of such failure and make any demand for payment pursuant to the Swap Agreement. In the event that the Swap Provider’s obligations under the Swap Agreement are at any time guaranteed by a third party, then to the extent that the Swap Provider fails to make any payment or delivery required under terms of the Swap Agreement, the Securities Administrator, on behalf of the Supplemental Interest Trust, shall (upon a Responsible Officer of the Securities Administrator receiving written notice or having actual knowledge of the occurrence thereof), no later than the next Business Day following such failure, demand that such guarantor make any and all payments then required to be made by the applicable guarantor.

SECTION 5.11. Rights of Swap Provider.

The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an “Early Termination Date” (as defined in the Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Securities Administrator (A) to deposit any Net Swap Payment required pursuant to 5.01(a)(i), (ii) and (iii), and any Swap Termination Payment required pursuant to Sections 5.01(a)(i), (ii), (iii) and (iv) and 5.01(g), into the Swap Account, (B) to pay any Net Swap Payment required pursuant to Section 5.01(a)(i), (ii) and (iii), as applicable, or Swap Termination Payment required pursuant to Sections 5.01(a)(i), (ii), (iii) and (iv) and 5.01(k), as applicable to the Swap Provider and (C) to establish and maintain the Swap Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 5.10. For the protection and enforcement of the provisions of this Section the Swap Provider shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.12. Swap Agreement Termination Receipts.

(a) In the event of an “Early Termination Event” as defined under the Swap Agreement, (i) any Swap Termination Payment made by the Swap Provider to the Swap Account and paid pursuant to Sections 5.01(a)(i), (ii), (iii) and (iv) and 5.01(k), as applicable (“Swap Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be a subaccount of the Swap Account and shall be an Eligible Account established by the Securities Administrator (the “Swap Termination Receipts Account”) and (ii) any amounts received from a replacement Swap Provider (“Swap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be a subaccount of the Swap Account and which shall be an Eligible Account established by the Securities Administrator (the “Swap Replacement Receipts Account”). The Securities Administrator shall invest, or cause to be invested, funds held in the Swap Termination Receipts Account and the Swap Replacement Receipts Account in time deposits of the Securities Administrator as permitted by clause (ii) of the definition of Permitted Investments or as otherwise directed in writing by a majority of the Certificateholders. In the absence of written instructions, such funds held in the Swap Termination Receipts Account and the Swap Replacement Receipts Account shall remain uninvested.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Swap Agreement(s) and the Securities Administrator shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Swap Termination Receipts Account, if necessary, to enter into replacement Swap Agreement(s) which shall be executed and delivered by the Securities Administrator on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Swap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

Amounts on deposit in the Swap Replacement Receipts Account shall be held for the benefit of the related Swap Provider and paid to such Swap Provider if the Supplemental Interest Trust is required to make a payment to such Swap Provider following an event of default or termination event with respect to the Supplemental Interest Trust under the related Swap Agreement. Any amounts not so applied shall, following the termination or expiration of such Swap Agreement, be paid to the Class C Certificates.

SECTION 5.13. Basis Risk Cap Agreement.

(a) The Securities Administrator, on behalf of the Trust Fund, shall establish an account for the Basis Risk Cap Agreement (the “Basis Risk Cap Account”). The Basis Risk Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held by the Securities Administrator pursuant to this Agreement.

(b) The Securities Administrator shall deposit into the Basis Risk Cap Account any amounts received from the Basis Risk Cap Provider under the Basis Risk Cap Agreement.

(c) Funds in the Basis Risk Cap Account shall be invested in Permitted Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5.01(j). The Class C Certificates shall evidence ownership of the Basis Risk Cap Account for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. GCFP shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholders as to investment of funds on deposit in the Basis Risk Cap Account, such funds shall remain uninvested. Any amounts on deposit in the Basis Risk Cap Account in excess of the Basis Risk Cap Amount on any Distribution Date shall be held for distribution pursuant to Section 5.01(j) on the following Distribution Date.

(d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Cap Account shall be distributed pursuant to the priorities set forth in Sections 5.01(j).

SECTION 5.14. Basis Risk Cap Termination Receipts.

(a) In the event of an “Early Termination Event” as defined under the Basis Risk Cap Agreement, (i) any Basis Risk Cap Termination Payment made by the Basis Risk Cap Provider to the Basis Risk Cap Account (“Basis Risk Cap Termination Receipts”) shall be deposited in a segregated non-interest bearing account which shall be a subaccount of the Basis Risk Reserve Fund and which shall be an Eligible Account established by the Securities Administrator (the “Basis Risk Cap Termination Receipts Account”) and (ii) any amounts received from a replacement Basis Risk Cap Provider (“Basis Risk Cap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be a subaccount of the Basis Risk Reserve Fund and which shall be an Eligible Account established by the Securities Administrator (the “Basis Risk Cap Replacement Receipts Account”). In the absence of written instructions, such funds held in any Basis Risk Cap Termination Receipts Account and any Basis Risk Cap Replacement Receipts Account shall remain uninvested.

(b) Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Basis Risk Cap Agreement(s) and the Securities Administrator shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the related Basis Risk Cap Termination Receipts Account, if necessary, to enter into replacement Basis Risk Cap Agreement(s) which shall be executed and delivered by the Securities Administrator on behalf of the Trust Fund upon receipt of written confirmation from each Rating Agency that such replacement Basis Risk Cap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

(a) The Certificates shall be substantially in the form annexed hereto as Exhibit A through D. Each of the Certificates shall, on original issue, be executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates; provided, however, that the Offered Certificates shall only be sold to initial investors in minimum total investment amounts of $100,000. The Class C and Class P Certificates shall be issued in a minimum Percentage Interest of 5% and in integral percentage of multiples of 1% in excess thereof. The Class ES Certificates shall be issued in a minimum Percentage Interest of 1% and in integral percentage of multiples of 1% in excess thereof. The Class R Certificates are issuable only in a Percentage Interest of 100%.

(b) The Certificates shall be executed on behalf of the Trust Fund by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise. Subject to Section 6.02(c), the Senior Certificates and the Subordinate Certificates shall be Book-Entry Certificates. The Residual Certificates shall be Physical Certificates.

(c) [Reserved]

(d) The Class C and Class P Certificates shall be offered and sold either (i) to Qualified Institutional Buyers, and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibits C-1 or C-2, as applicable, or (ii) outside the United States in reliance on Regulation S under the Securities Act, and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits C-1 or C-2, as applicable, which shall be registered in the name Greenwich Capital Markets, Inc., duly executed by the Securities Administrator and authenticated by the Certificate Registrar as hereinafter provided. The aggregate principal amounts of the Class C and Class P Certificates may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar as hereinafter provided.

(e) The Class ES and Class R Certificates shall be offered and sold only to Qualified Institutional Buyers, and shall be issued initially in the form of a single Restricted Global Security with the applicable legends set forth in Exhibit C-3 hereto, each of which shall be registered in the name of Greenwich Capital Markets, Inc., duly executed by the Securities Administrator and authenticated by the Certificate Registrar as hereinafter provided.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar on behalf of the Trustee, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Securities Administrator on behalf of the Trust Fund shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute on behalf of the Trust Fund, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b) Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar, any NIMS Insurer, the Paying Agent and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Paying Agent and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Paying Agent, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall at the Seller’s expense execute on behalf of the Trust Fund and authenticate definitive, fully registered certificates (the “Definitive Certificates”). Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall notify any NIMS Insurer of the availability of Definitive Certificates and the Trustee, the Certificate Registrar, the Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificate (other than the Residual Certificate) sold in an offshore transaction in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with the Securities Act and laws. Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates. In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the Securities Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the Securities Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

None of the Depositor, the Seller, the Securities Administrator, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Securities Administrator, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Certificate Registrar, the Master Servicer, any NIMS Insurer, the Depositor or the Trust Fund, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Certificate Registrar, any NIMS Insurer, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Final Maturity Reserve Trust shall be made unless the Certificate Registrar shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I-2, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA or some other applicable exemption. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Final Maturity Reserve Trust to or on behalf of a Plan without the delivery to the Certificate Registrar of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for the Paying Agent making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement or Private Placement Memorandum, as applicable, and this Agreement.

(e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Residual Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of such Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Paying Agent making any distributions due on the Residual Certificate to the Holder thereof or taking any other action with respect to such Holder win the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii). The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f) Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i) Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates shall be limited to transfers of such a Restricted Global Security or Regulation S Global Security, as applicable, in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a Holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such Holder, provided such Holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit J-1 hereto given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the Holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Certificate Registrar shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a Holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such Holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit J-2 hereto given by the Holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Certificate Registrar will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Restricted Global Security or Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Certificate Registrar.

(g) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii)

(h) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, any NIMS Insurer, the Certificate Registrar and the Depositor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute on behalf of the Trust Fund and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Depositor and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Paying Agent, any NIMS Insurer and any agent of the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any NIMS Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust Fund, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent, any NIMS Insurer or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05. Appointment of Paying Agent.

(a) The Trustee, subject to the consent of any NIMS Insurer (such consent not to be unreasonably withheld), may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee hereby appoints the Securities Administrator as the initial Paying Agent. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 4.03 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b) The Securities Administrator, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

(a) If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i) the failure by the Master Servicer to (A) make any Advance on the Business Day immediately preceding the related Distribution Date or (B) to deposit in the Distribution Account any deposit required to be made under the terms of this Agreement, and in either case such failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer (or, if applicable, such shorter time period as is provided in the penultimate sentence of Section 7.01(c)); or

(ii) the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, in each case after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by Holders of Certificates evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Master Servicer has actual knowledge of such failure (or, in the case of a breach of its obligation beyond any applicable cure period to provide an assessment of compliance, an attestation report or a Sarbanes-Oxley Certification pursuant to Sections 3.16 and 3.19, respectively); or

(iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv) the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b) then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee shall, at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, or at its option may, by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, any NIMS Insurer, the Depositor, the Credit Risk Manager and the Seller. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Master Servicer's duties and the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the terminated Master Servicer) upon presentation of reasonable documentation of such costs and expenses. The termination of the rights and obligations of the Master Servicer shall not affect any liability it may have incurred prior to such termination. To the extent that such costs and expenses of the Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(c) The Securities Administrator shall not later than the close of business on the Business Day immediately preceding the related Distribution Date notify the Trustee in writing of the Master Servicer’s failure to make any Advance required to be made under this Agreement on such date and the amount of such Advance. By no later than 10:00 A.M. (Chicago time) on the relevant Distribution Date, the Securities Administrator shall notify the Trustee of the continuance of such failure or that the Master Servicer has made the Advance, as the case may be. Notwithstanding the terms of the Event of Default described in clause (i) of Section 7.01(a), the Trustee, upon receipt of written notice on the Distribution Date from the Securities Administrator of the continuance of the failure of the Master Servicer to make an Advance or deposit funds to the Distribution Account, shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of outstanding Advances or other amounts for which the Master Servicer was entitled to reimbursement as of the date of suspension, and the Trustee, subject to the cure provided for in this paragraph, if available, shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which is described in clause (i)(A) of Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date, and shall have all of the rights incidental thereto. If the Master Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Advance the nonpayment of which by the Master Servicer is described in clause (i)(A) of Section 7.01(a), together with all other amounts necessary to reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this subsection (including interest on any Advance or other amounts paid by the Trustee (from and including the respective dates thereof) at a per annum rate equal to the prime rate for U.S. money center commercial banks as published in the Wall Street Journal), then the Trustee, subject to the last two sentences of this paragraph, may at its sole discretion permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder. If the Master Servicer shall fail to remit such amounts to the Trustee within such two Business Days after the Distribution Date, then an Event of Default shall occur and such notice of suspension shall be deemed to be a notice of termination without any further action on the part of the Trustee. The Master Servicer agrees that if it fails to make a required Advance by 10:00 A.M. (Chicago time) on the related Distribution Date on more than two occasions in any 12 month period, the Trustee shall be under no obligation to permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder, and notwithstanding the cure period provided in Section 7.01(a)(i)(A), an Event of Default shall be deemed to have occurred on the relevant Distribution Date.

SECTION 7.02. Trustee to Act.

(a) From and after the date the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession, including the obligation to make Advances. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that the appointment of any such successor Master Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by each Rating Agency as evidenced by a letter to such effect from each Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received hereunder. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.09 or to indemnify the Trustee pursuant to Section 3.30), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer (except with respect to the making of Advances the defaulting Master Servicer was required to make but did not make) or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.04.

(c) Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03. Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Master Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each Rating Agency.

SECTION 7.04. Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 3.31, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Certificateholders at their respective addresses appearing in the Certificate Register, to each Rating Agency, to any NIMS Insurer.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders and any NIMS Insurer notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01. Duties of the Trustee and the Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless the Trustee is acting as successor Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder with respect to the exercise of the rights and powers of the Master Servicer hereunder.

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee and the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected. If the instrument is not corrected to the satisfaction of the Trustee or the Securities Administrator, as applicable, the Trustee or the Securities Administrator, as applicable, shall provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders or any NIMS Insurer.

On each Distribution Date (or in the case of any payments to the Swap Provider, on the Swap Payment Date), the Securities Administrator, as Paying Agent, shall make monthly distributions to the Certificateholders and the Swap Provider from funds in the Distribution Account, the Basis Risk Reserve Fund, the Swap Account and the Basis Risk Cap Account and, on the Final Maturity Reserve Termination Date, the Final Maturity Reserve Account, as applicable, in each case as provided in Sections 5.01, 5.07, 5.09 and 10.01 hereof based on the report of the Securities Administrator.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii) neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

(iii) neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of any NIMS Insurer or Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement; and

(iv) the Trustee shall not be charged with knowledge of any Event of Default or a Document Transfer Event or any other event or matter that may require it to take action or omit to take action hereunder unless a Responsible Officer of the Trustee at the Corporate Trust Office receives written notice of such Event of Default or Document Transfer Event.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02. Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01 hereof:

(i) the Trustee and the Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee and the Securities Administrator may prescribe;

(ii) the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee or the Securities Administrator, respectively, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) neither the Securities Administrator nor, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by any NIMS Insurer, or the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such cost, expense, liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to such proceeding. If the Master Servicer fails to reimburse the Trustee or the Securities Administrator in respect of the reasonable expense of every such examination relating to the Master Servicer, the Trustee or the Securities Administrator shall be reimbursed by the Trust Fund;

(vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Securities Administrator or the Master Servicer until such time as the Trustee may be required to act as the Master Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Master Servicer;

(vii) the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee or the Securities Administrator in good faith;

(viii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(ix) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to the banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee and the Securities Administrator are required to obtain, verify and record certain information relating to certain individuals and certain entities which maintain a business relationship with the Trustee and the Securities Administrator. Accordingly, each of the parties agrees to provide the Trustee and the Securities Administrator upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Securities Administrator to comply with Applicable Law.

It is expressly understood and agreed that the Trustee shall be entitled to all the rights, protections, immunities and indemnities set forth herein with respect to the Reconstitution Agreements and the Servicing Agreements, as well as any actions taken or omitted by the Trustee pursuant to the terms thereof, as if such rights, protections, immunities and indemnities were specifically set forth therein.

SECTION 8.03. Trustee and the Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor or the Seller, and neither the Trustee nor the Securities Administrator assumes responsibility for the correctness of the same. Neither the Trustee nor the Securities Administrator makes representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than with respect to the Securities Administrator the signature and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not be accountable for the use or application by the Master Servicer or the Securities Administrator, or for the use or application of any funds paid to the Master Servicer in respect of related Mortgage Loans or deposited in or withdrawn from the Distribution Account by the Master Servicer or the Securities Administrator. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity and the Securities Administrator shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of the Master Servicer (other than as to the Securities Administrator, if it is also the Master Servicer, and as to the Trustee, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Master Servicer), or any acts or omissions of, the Servicer or any Mortgagor; any action of the Master Servicer (other than as to the Securities Administrator, if it is the Master Servicer, and as to the Trustee, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof), or in the case of the Trustee the Securities Administrator or the Servicer taken in the name of the Trustee; the failure of the Master Servicer or the Servicer to act or perform any duties required of it as agent or on behalf of the Trustee or the Trust Fund hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Trustee, Custodian, Master Servicer and Securities Administrator May Own Certificates.

The Trustee, the Custodians, the Master Servicer and the Securities Administrator in their respective individual capacities, or in any capacity other than as Trustee, Custodian, Master Servicer or Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights they would have if they were not Trustee, a Custodian, Master Servicer or Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Trustee’s and Securities Administrator’s Fees and Expenses.

The Trustee (including in its capacity as a Custodian) shall be compensated by the Master Servicer for its services hereunder on behalf of the Trust Fund in the amount agreed upon by the Master Servicer and the Trustee. The Trustee Fee shall paid from a portion of the Master Servicing Fee. The Securities Administrator shall be compensated by the Master Servicer for its services hereunder from a portion of the Master Servicing Fee. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee (including for such purpose, any fees and expenses relating to its capacity as a Custodian hereunder) and the Securities Administrator, respectively, including without limitation, in connection with any filing that the Securities Administrator is required to make under Section 3.20 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) (including the reasonable compensation, expenses and disbursements of its counsel) or incurred or made by the Securities Administrator under each of the Swap Agreement, the Supplemental Interest Trust or the Basis Risk Cap Agreement (including the reasonable compensation, expenses and disbursements of its counsel), except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Master Servicer, the Certificateholders or the Trust Fund hereunder or thereunder. If funds in the Distribution Account are insufficient therefor, the Trustee, the Custodians and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and Securities Administrator hereunder shall at all times (i) be an institution whose accounts are insured by the FDIC, (ii) be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, each having a combined capital and surplus of at least $50,000,000 and (except with respect to the initial Trustee) a minimum long-term debt rating in the third highest rating category by each Rating Agency and in each Rating Agency’s two highest short-term rating categories, and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of any Servicer. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust Fund will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Securities Administrator, as applicable shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of Trustee and Securities Administrator.

The Trustee and Securities Administrator (including the Securities Administrator as Certificate Registrar) may at any time resign and be discharged from the obligations hereby created by giving written notice thereof to the Depositor, the Seller, any NIMS Insurer, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 and is reasonably acceptable to any NIMS Insurer or, in the case of notice of resignation of the Securities Administrator, the Trustee (in consultation with the Depositor) shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.06 and is reasonably acceptable to any NIMS Insurer, by written instrument, with a copy of such written instrument delivered to (i) each of the resigning Trustee or Securities Administrator, as applicable, (ii) the successor Trustee or successor Securities Administrator, as applicable, and (iii) any NIMS Insurer. If no successor Trustee or successor Securities Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator (a) shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer or if at any time the Trustee or the Securities Administrator, (b) shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) if the Trustee (in its capacity as Custodian) or the Securities Administrator fails to provide an assessment of compliance or an attestation report required under Section 3.16 within 15 calendar days of March 1 of each calendar year in which Exchange Act reports are required or (d) shall fail to file any Form 10-D or Form 10-K when due pursuant to Section 3.20 hereof (other than as a result of the failure of the Depositor to sign and return to the Trustee such Form 10-D or Form 10-K within the time limitations of Section 3.20 or any other party to deliver information in a timely manner as set forth in Section 3.20) then the Depositor or any NIMS Insurer may remove the Trustee or the Trustee may remove the Securities Administrator, as applicable. If the Depositor or the Trustee removes the Trustee or the Securities Administrator, respectively under the authority of the immediately preceding sentence, the Depositor or the Trustee shall promptly appoint a successor Trustee or successor Securities Administrator, in each case, reasonably acceptable to the NIMS Insurer, and that meets the requirements of Section 8.06, as applicable, by written instrument, with a copy of such written instrument delivered to (i) the Trustee or the Securities Administrator, as applicable, so removed, (ii) the successor Trustee or successor Securities Administrator, as applicable, (iii) the Master Servicer and (iv) any NIMS Insurer.

The Majority Certificateholders (or any NIMS Insurer in the event of failure of the Trustee or Securities Administrator, as applicable, to perform its obligations hereunder) may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee or successor Securities Administrator, as applicable, in each case, acceptable to the NIMS Insurer, in accordance with this Section.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or a successor Securities Administrator, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or a successor Securities Administrator, as applicable, as provided in Section 8.08 hereof. If the Trustee or the Securities Administrator is removed pursuant to this Section 8.07, it shall be reimbursed any outstanding and unpaid fees and expenses, and if removed under the authority of the immediately preceding paragraph, the Trustee or the Securities Administrator shall also be reimbursed any outstanding and unpaid costs and expenses.

Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer resigns or is removed as Master Servicer hereunder, the Securities Administrator shall have the right to resign immediately as Securities Administrator by giving written notice to the Depositor and the Trustee, with a copy to each Rating Agency.

SECTION 8.08. Successor Trustee and Successor Securities Administrator.

Any successor Trustee or successor Securities Administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, any NIMS Insurer, the Seller and the Master Servicer and to its predecessor Trustee or predecessor Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or predecessor Securities Administrator, as applicable, shall become effective, and such successor Trustee or successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator. The Depositor, the Seller, the Master Servicer and the predecessor Trustee or predecessor Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or successor Securities Administrator, as applicable, all such rights, powers, duties and obligations.

No successor Trustee or successor Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or successor Securities Administrator shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee or successor Securities Administrator shall not result in a downgrading of the Senior Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee or successor Securities Administrator, as applicable, as provided in this Section 8.08, the successor Trustee or successor Securities Administrator shall mail notice of such appointment of a successor Trustee or Securities Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to any NIMS Insurer and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee or Securities Administrator.

Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons, approved by the Trustee and any NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and any NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11. Limitation of Liability.

The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator on behalf of the Trust Fund, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

(a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee (for the avoidance of doubt, in its individual capacity and as Trustee on behalf of the Trust Fund), its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b) The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

(c) The Securities Administrator shall afford the Seller, the Depositor, the Trustee and each Certificateholder upon reasonable notice during normal business hours at its offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 or other office designated by the Securities Administrator, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. The Securities Administrator shall cooperate fully with the Seller, the Depositor, the Trustee and such Certificateholder and shall, subject to the first sentence of this Section 8.12(c), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be reasonably requested with respect to the Securities Administrator’s duties hereunder. The Seller, the Depositor, the Trustee and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and are not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14. Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodians.

The Trustee may, and at the direction of the Depositor shall, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement. The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Seller shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each custodian (including the costs of custodian’s counsel).

SECTION 8.17. Limitation of Liability of Trustee and Securities Administrator; Indemnification.

The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Swap Agreement or the Basis Risk Cap Agreement. The Securities Administrator shall not have any liability for any failure or delay in payments to the Swap Account which are required under the Swap Agreement where such failure or delay is due to the failure or delay of the Swap Provider in making such payment to the Securities Administrator pursuant to the Swap Agreement. The Trustee and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to be indemnified and held harmless by the Trust Fund from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by the Trustee or the Securities Administrator of their respective duties or obligations under the Swap Agreement or the Basis Risk Cap Agreement, as applicable, except to the extent that the same is due to the Trustee’s or Securities Administrator’s, as applicable, negligence, willful misconduct or fraud.

SECTION 8.18. Closing Opinion of Counsel.

On or before the Closing Date, the Securities Administrator shall cause to be delivered to the Depositor, the Seller and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Securities Administrator and the enforceability thereof.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

(a) As set forth in the Preliminary Statement to this Agreement, three REMIC elections shall be made by the Trust Fund. The Trustee shall sign and the Securities Administrator shall file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for each interest in any REMIC created hereby shall be the Latest Possible Maturity Date.

(c) Except as provided in subsection (d) of this Section 9.01, the Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including the Securities Administrator’s duties as tax return preparer).

(d) The Securities Administrator shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative. The expenses of preparing and filing such Tax Returns shall be borne by the Securities Administrator. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns. The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Under those regulations, debt issued to one Person generally is aggregated in determining if there is OID. Because certain Classes of Regular Certificates are expected to be issued to one Person (which intends to continue to hold the Regular Certificates indefinitely and, in any case, for at least 30 days), the Securities Administrator, on behalf of the Trust Fund and upon receipt of written direction from the Depositor, will determine the existence and amount of any OID as if those Classes of Regular Certificates were one debt instrument and based solely on information provided by the Depositor to the Securities Administrator.

(e) The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Securities Administrator, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Securities Administrator, however, shall have no information or other tax reporting obligations with respect to the Final Maturity Reserve Trust. In addition, the Securities Administrator shall have no information or other tax reporting obligations with respect to the Supplemental Interest Trust, which shall be treated for federal income tax purposes as an entity disregarded from the holder of the Class C Certificates.

(f) Each of the Master Servicer, Trustee and the Securities Administrator (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Securities Administrator or the Holder of a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Securities Administrator and any NIMS Insurer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Residual Certificate will consult with the Trustee, the Master Servicer, the Securities Administrator, the NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Securities Administrator or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder in which it owns the residual interest by federal or state governmental authorities. To the extent that such Trust Fund taxes are not paid by the Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) None of the Trustee, the Master Servicer or the Securities Administrator shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k) The Securities Administrator shall treat each of the Basis Risk Reserve Fund, the Basis Risk Cap Replacement Receipts Account, the Basis Risk Cap Termination Receipts Account, the Swap Account, the Swap Replacement Receipts Account, the Swap Termination Receipts Account, and the Supplemental Interest Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h), and not as assets of any REMIC. The Holders of the Class C Certificates are the owners of each such outside reserve fund.

(l) The Securities Administrator shall treat the beneficial owners of the LIBOR Certificates as having entered into a notional principal contract with the Class C Certificateholders. Under the notional principal contract, the beneficial owners of the LIBOR Certificates shall be treated as having made payments to the Class C Certificateholders to the extent of any Class I Shortfalls allocated to their LIBOR Certificates. On each Distribution Date, Class I Shortfalls will be first allocated to each Class of LIBOR Certificates to the extent that the interest accrued on such Class at the applicable Pass-Through Rate exceeds the interest accrued on such Class at the Middle-Tier WAC Cap. To the extent the Class I Shortfalls for any Distribution Date exceed aggregate amount of interest accrued on the LIBOR Certificates based on their respective Pass-Through Rates, then remaining Class I Shortfalls will be paid from amounts otherwise distributable as principal on the LIBOR Certificates in the absence of such Class I Shortfall. Any payments made on the LIBOR Certificates in respect of Basis Risk Shortfalls shall be treated as payments made by the Class C Certificateholders pursuant to the notional principal contract. Thus, for federal income tax purposes, each LIBOR Certificate shall be treated as representing both ownership of a REMIC regular interest and an interest in a notional principal contract. For tax information reporting purposes, it will be assumed that the notional principal contract portion of each Class of LIBOR Certificates will have only nominal value unless and until an applicable taxing authority requires use of a different value.

(m)  The Securities Administrator shall treat the Final Maturity Reserve Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) owned by the holders of the Class C Certificates and not assets of any REMIC. The Class C Certificateholder shall be treated as the owner of the Final Maturity Reserve Trust and any payments made from the Final Maturity Reserve Trust to beneficial owners of Certificates (other than the Class C Certificates) shall be treated for federal income tax purposes as payments made by the Class C Certificateholder in exchange for an interest in the Certificates then owned by such beneficial owners.

(n) For federal income tax purposes, upon any sale of the property held by the Trust Fund pursuant to Section 10.01(a), any NIM Redemption Amount and any Premium Proceeds paid by the Master Servicer shall not be treated as a portion of the purchase price paid for such property but shall instead be treated as an amount paid by the Master Servicer to the Holder of the Class C Certificates pursuant to a cash-settled call option with respect to the property held by the Trust Fund.

SECTION 9.02. Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless the Depositor, the Trustee and any NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event.

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

(a) The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator, as Paying Agent, to make certain payments to Certificateholders after the Final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee and the Securities Administrator upon the earliest of (i) the Distribution Date on which the Class Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans by the Terminator as described in the following paragraph and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the Cut-off Date Collateral Balance (the “Call Option Date”), the Master Servicer (in such context, the “Terminator”), with the prior written consent of the NIMS Insurer (which consent shall not be unreasonably withheld) or at the direction of the NIMS Insurer, may, at its option, terminate this Agreement by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to (A) the greater of (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon by (w) the Terminator, (x) the NIMS Insurer, (y) the Holders of a majority in Percentage Interest of the Class C Certificates and (z) if the Holders of the LIBOR Certificates will not receive all amounts due and payable as a result of the exercise of the option by the Terminator, the Trustee, in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(b)), plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the Final Distribution Date, plus any unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties and all amounts, if any, then due and owing to the Trustee, the Master Servicer and the Securities Administrator under this Agreement, plus any Basis Risk Shortfalls then remaining unpaid or which is due to the exercise of such option, plus (C) any Swap Termination Payment payable to the Swap Provider as a result of a termination pursuant to this Section 10.01 (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the Class Principal Balance of, each Class of Certificates issued pursuant to this Agreement; and, provided, further, that if there are any NIM Notes outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Notes and, if such consent is given, the Termination Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Notes, (2) the unpaid principal balance of any such NIM Notes and (3) any other reimbursable expenses owed by the issuer of the NIM Notes (the “NIM Redemption Amount”). If the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Master Servicer, if it is Terminator, and the Holders of a majority of Percentage Interest of the Class C Certificates as provided in (ii) above in their good faith business judgment, and such determination shall take into consideration an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Master Servicer, if it is the Terminator, the Holders of a majority in Percentage Interest of the Class C Certificates and the Terminator in their reasonable discretion, such appraisal to be obtained by the Holders of a majority in Percentage Interest of the Class C Certificates at their expense, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such fair market value determination. No such purchase by the Terminator will be permitted without the consent of the NIMS Insurer.

If the Master Servicer does not exercise its option as described above, then the NIMS Insurer shall have the right to direct the Master Servicer to exercise such option and (i) the NIMS Insurer shall remit the Termination Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Distribution Account and (ii) upon the termination of the Trust Fund, the Trustee will transfer the property of the Trust Fund to the NIMS Insurer. The NIMS Insurer shall be obligated to reimburse the Master Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer for all losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Terminator’s termination of the Trust Fund at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s negligence, bad faith or willful misconduct.

In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Notwithstanding anything provided herein to the contrary, upon the exercise of the Terminator of its Call Option, the Servicing Rights Owner shall retain any and all related Servicing Rights with respect to any SRO Mortgage Loans.

(b) Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Securities Administrator, the Master Servicer, the Basis Risk Cap Provider, the Swap Provider and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c) Upon presentation and surrender of the Certificates, the Securities Administrator, as Paying Agent, shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date; provided, however, that with respect to amounts that would otherwise be distributed to the Class R Certificates (i) with respect to the Group 1 Mortgage Loans on the Final Distribution Date, such amounts, if any, shall be distributed to the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates, pro rata up to the amount by which the aggregate Class Principal Balance of the classes of Senior Certificates related to Loan Group 2 on such date is greater than the Loan Group Balance of the related Group 2 Mortgage Loans for such Distribution Date and (ii) with respect to the Group 2 Mortgage Loans on the Final Distribution Date, such amounts, if any, shall be distributed to the Class 1A-1 Certificates, up to the amount by which the Class Principal Balance of such class of Senior Certificates related to Loan Group 1 on such date is greater than the Loan Group Balance of the related Group 1 Mortgage Loans for such Distribution Date.

(d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such Final Distribution Date, the Securities Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and within six months, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Securities Administrator and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Master Servicer for payment.

SECTION 10.02. Additional Termination Requirements.

(a) In the event the purchase option provided in Section 10.01 is exercised, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee at the direction of the Securities Administrator shall sell any remaining assets of the Trust Fund to Wells Fargo Bank, N.A. or its designee, for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund, and each REMIC created hereunder; and

(ii) The Securities Administrator shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90 day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee and the Securities Administrator obtained at the expense of the Seller.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee and the Securities Administrator as their attorneys in fact to undertake the foregoing steps.

SECTION 10.03. NIMS Insurer Optional Purchase Right of Distressed Mortgage Loans.

The NIMS Insurer, if any, may purchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of purchase plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to such Distressed Mortgage Loan. Any such purchase shall be accomplished by the NIMS Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Securities Administrator for deposit into the Distribution Account. The NIMS Insurer shall not use any procedure in selecting Distressed Mortgage Loans to be purchased which would be materially adverse to Certificateholders.

ARTICLE XI

DISPOSITION OF TRUST FUND ASSETS

SECTION 11.01. Disposition of Trust Fund Assets.

Neither the Trust Fund, nor this Agreement, may be terminated or voided, or any disposition of the assets of the Trust Fund effected, other than in accordance with the terms hereof, except to the extent that Holders representing no less than the entire beneficial ownership interest of the Certificates have consented in writing to such action.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of any NIMS Insurer, but without the consent of the Swap Provider (except to the extent that the rights or obligations of the Swap Provider under the Swap Agreement are affected thereby, and except to the extent the ability of the Securities Administrator on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Provider is required), without the consent of the Certificateholders and, with respect to any amendment that adversely affects the interest of the Credit Risk Manager, with the prior written consent of the Credit Risk Manager, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus or the Private Placement Memorandum, as applicable; provided, however, that any such action listed in clause  (iii) above shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action listed in (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by either (i) written notice to the Depositor, the Seller, the Master Servicer, the Securities Administrator, any NIMS Insurer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel to the effect that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any, have been complied with, delivered to the Trustee, the Securities Administrator, the Master Servicer and any NIMS Insurer.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Securities Administrator, and the Trustee with the consent of any NIMS Insurer, the Majority Certificateholders, but without the consent of the Swap Provider (except to the extent that the rights or obligations of the Swap Provider under the Swap Agreement are affected thereby, and except to the extent the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Provider is required) and with respect to any amendment that materially and adversely affects the interest of the Credit Risk Manager, with the prior written consent of the Credit Risk Manager, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 5.01(a) hereof, to the consent of Deutsche Bank National Trust Company, as Custodian; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, each of the Trustee and the NIMS Insurer shall not consent to any amendment to this Agreement unless they shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust Fund pursuant to Section 8.05 hereof), to the effect that such amendment will not result in the imposition of an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Securities Administrator or the Trustee), otherwise at the expense of the Trust Fund, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee, the Master Servicer and Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust Fund, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust Fund, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee by such Certificateholder or any NIMS Insurer. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder, the NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator and the Trustee in writing by the Seller, (b) in the case of the Trustee, to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor; (d) in the case of the Master Servicer or Securities Administrator, for certificate transfer purposes, at its Corporate Trust Office and for all other purposes at P.O. Box 98, Columbia, Maryland 21046, or for overnight delivery, at 9062 Old Annapolis Road, Columbia, Maryland 21045 (Attention: HarborView Mortgage Loan Trust 2007-4), Facsimile no.: (410) 715-2380, or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Master Servicer or the Securities Administrator, as applicable; (e) in the case of the Credit Risk Manager, Clayton Fixed Income Services Inc., 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel and (f) in the case of the Basis Risk Cap Provider and the Swap Provider, to HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, Facsimile no.: (212) 525-5517. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above. Any notice required to be delivered by the Securities Administrator to the Depositor pursuant to Section 3.19 may be delivered by the Securities Administrator, notwithstanding any provision of this Agreement to the contrary, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mark Hagelin (telephone number (203) 618-2596; fax number (203) 422-4284; e-mail mark.hagelin@gcm.com), or such other address or telecopy number as may be furnished to the Securities Administrator in writing by the Depositor.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notice to the Rating Agencies.

(a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and any NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured or waived;

(iii) the resignation or termination of the Master Servicer, the Securities Administrator or the Trustee;

(iv) the final payment to Holders of the Certificates of any Class; and

(v) any change in the location of any Account.

(b) If the Trustee is acting as a successor Master Servicer pursuant to Section 7.02 hereof, the Trustee shall notify the Rating Agencies of any event that would result in the inability of the Trustee to make Advances as successor Master Servicer:

(c) The Master Servicer shall promptly furnish to each Rating Agency copies of the following, unless such documents were made available on the Securities Administrator’s website:

(i) each Distribution Date Statement described in Section 5.04 hereof;

(ii) each annual statement as to compliance described in Section 3.17 hereof;

(iii) each annual assessment of compliance and attestation report described in Section 3.16 hereof; and

(iv) each notice delivered pursuant to Section 5.05(b) hereof which relates to the fact that the Master Servicer has not made an Advance.

(d) All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to Fitch, to:

Fitch Ratings
One State Street Plaza
New York, New York 10004
Attention: Residential Mortgages

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The Depositor shall promptly notify the Custodians, the Securities Administrator and the Trustee in writing of the issuance of any Class of NIM Notes and the identity of any related NIMS Insurer. Thereafter, the NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be subject to and have the right to enforce the provisions of this Agreement so long as the NIM Notes remaining outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIM Notes. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Swap Provider and its successors and assignees under the Swap Agreement, the Holders of the Certificates and the NIMS Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

SECTION 12.11. Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee or the Securities Administrator and, when expressly required under this Agreement, to the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Fund, if made in the manner provided in this Section 12.11.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust Fund in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor agrees to provide to any Certificateholders, any NIM Security Holder and to any prospective purchaser of Certificates designated by such Holder, upon the request of such Holder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

The Securities Administrator shall provide to any person to whom a Prospectus or Private Placement Memorandum was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Securities and Exchange Commission pursuant to this Agreement and (ii) a copy of any other document incorporated by reference in the Prospectus or Private Placement Memorandum (to the extent in the Securities Administrator’s possession). Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

SECTION 12.14. Transfer of Servicing.

The Master Servicer shall not consent to or approve the assignment of the Servicing Agreements or the servicing thereunder or the delegation of a substantial portion of each Servicer’s rights or duties thereunder unless it shall have first received a letter from each Rating Agency to the effect that such action on the part of the applicable Servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. The Master Servicer (on behalf of the Trust Fund) shall be entitled to conclusively rely upon documents received by it pursuant to clauses (i) and (ii) above in providing such written approval to the applicable Servicer and shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement with respect to such approval.

SECTION 12.15. Tax Treatment of the Class ES Certificates.

It is the intent of the parties hereto that the segregated pool of assets consisting of any collections in respect of the Class ES Distributable Amount payable to the Class ES Certificate constitutes, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation §301.7701-4(c)(2). The Trustee shall prepare, sign and file, all of the tax returns in respect of such grantor trusts. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Trustee shall comply with each such requirement by filing Form 1041.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title: Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title: Senior Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Graham M. Oglesby
Name: Graham M. Oglesby
Title: Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Graham M. Oglesby
Name: Graham M. Oglesby
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By:	/s/ Radha Nilakantan
Name: Radha Nilakantan
Title: Authorized Signer

By:	/s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

CLAYTON FIXED INCOME SERVICES INC., as Credit Risk Manager

By:	/s/ Kevin J. Kanouff
Name: Kevin J. Kanouff
Title: President and General Counsel

EXHIBIT A

FORM OF SENIOR CERTIFICATE

CLASS [   ]A[-1[   ]] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THE RATING OF THIS CERTIFICATE IS BELOW “BBB-” OR ITS EQUIVALENT WHEN IT IS ACQUIRED, THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

ON OR PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT AND THE FINAL MATURITY RESERVE TRUST, THIS CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR BY ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, UNLESS IT REPRESENTS AND WARRANTS THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH CERTIFICATE, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA OR SOME OTHER APPLICABLE EXEMPTION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

Certificate No.:	[ ]
Cut-Off Date:	May 1, 2007
First Distribution Date:	June 19, 2007
Initial Certificate Principal
Balance of this Certificate
(“Denomination”):	$[ ]
Original Class Certificate
Principal Balance of this
Class:	$[ ]
Percentage Interest:	100%
Pass-Through Rate:	Variable
CUSIP:	[ ]
Class:	[ ]A[-1[ ]]
Assumed Final Distribution Date:	June 2037

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4
Class [    ]A[-1[    ]]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the pooling and servicing agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator and Certificate Registrar has caused this Certificate to be duly executed.

Dated: May ___, 2007

WELLS FARGO BANK, N.A., as Securities Administrator

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Certificate Registrar

EXHIBIT B

FORM OF SUBORDINATE CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

IF THE RATING OF THIS CERTIFICATE IS BELOW “BBB-” OR ITS EQUIVALENT WHEN IT IS ACQUIRED, THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

ON OR PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT AND THE FINAL MATURITY RESERVE TRUST, THIS CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR BY ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, UNLESS IT REPRESENTS AND WARRANTS THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH CERTIFICATE, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA OR SOME OTHER APPLICABLE EXEMPTION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:	1
Cut-Off Date:	May 1, 2007
First Distribution Date:	June 19, 2007
Initial Certificate Principal
Balance of this Certificate
(“Denomination”):	$[ ]

Original Class Certificate
Principal Balance of this
Class:	$[ ]
Percentage Interest:	100%
Pass-Through Rate:	Variable
CUSIP:	[ ]
Class:	B-[ ]
Assumed Final Distribution Date:	June 2037

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4
Class B-[    ]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the pooling and servicing agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator and Certificate Registrar has caused this Certificate to be duly executed.

Dated: May ___, 2007

WELLS FARGO BANK, N.A., as Securities Administrator

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Certificate Registrar

EXHIBIT C-1

FORM OF CLASS C CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT ACQUIRED SUCH CERTIFICATE (I)(A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND THAT (II) SUCH HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE TRUSTEE OF ANY SUCH PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING FOR, OR ON BEHALF OF, ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF A PLAN WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

C-1-1

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:	1
Cut-Off Date:	May 1, 2007
Initial Certificate Principal
Balance of this Certificate
(“Denomination”):	$[ ]
Original Class
Principal Balance of this
Class:	$[ ]
Percentage Interest:	100%
Class:	C

C-1-2

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4
Class C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable monthly as set forth herein and in the pooling and servicing agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Securities Administrator or the Certificate Registrar, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-1-3

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class C Certificate in violation of the restrictions mentioned above.

C-1-4

IN WITNESS WHEREOF, the Securities Administrator and Certificate Registrar has caused this Certificate to be duly executed.

Dated: May ___, 2007

WELLS FARGO BANK, N.A., as Securities Administrator

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Certificate Registrar

C-1-5

EXHIBIT C-2

FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A, AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED BY THE TRANSFEREE TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

C-2-1

Certificate No.:	1
Cut-Off Date:	May 1, 2007
First Distribution Date:	June 19, 2007
Initial Certificate Principal
Balance of this Certificate:	$100
Original Class
Principal Balance of this
Class:	$100
Percentage Interest:	100%

Class:	P

C-2-2

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4
Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable monthly as set forth herein and in the pooling and servicing agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Securities Administrator or the Certificate Registrar, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-2-3

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class P Certificate in violation of the restrictions mentioned above.

C-2-4

IN WITNESS WHEREOF, the Securities Administrator and Certificate Registrar has caused this Certificate to be duly executed.

Dated: May ___, 2007

WELLS FARGO BANK, N.A., as Securities Administrator

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Certificate Registrar

C-2-5

EXHIBIT C-3

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	1
Cut-Off Date:	May 1, 2007
Percentage Interest:	100%

Class:	R

C-3-1

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4
Class R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable monthly as set forth herein and in the pooling and servicing agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Registrar and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Securities Administrator or the Certificate Registrar, or (ii) if this Certificate has been the subject of an ERISA-qualifying underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-3-2

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

C-3-3

IN WITNESS WHEREOF, the Securities Administrator and Certificate Registrar has caused this Certificate to be duly executed.

Dated: May ___, 2007

WELLS FARGO BANK, N.A., as Securities Administrator

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Certificate Registrar

C-3-4

EXHIBIT C-4

CLASS ES CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THIS CERTIFICATE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL AND WILL NOT ACCRUE INTEREST. THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A, AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED BY THE TRANSFEREE TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

C-4-1

THIS CERTIFICATE MUST BE ACQUIRED BY A PROPOSED TRANSFEREE FOR ITS OWN ACCOUNT AND NOT IN A CAPACITY AS TRUSTEE, NOMINEE, MIDDLEMAN, OR AGENT FOR ANY OTHER PERSON.

C-4-2

Cut-Off Date:	May 1, 2007
Certificate No.:	1
Class:	ES
Percentage Interest:	100%

C-4-3

HarborView Mortgage Loan Trust 2007-4
Mortgage Loan Pass-Through Certificates, Series 2007-4
Class ES

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust Fund consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

C-4-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May ___, 2007

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Securities Administrator

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Certificate Registrar

C-4-5

EXHIBIT D

FORM OF REVERSE CERTIFICATE

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4
Reverse Certificate

This Certificate is one of a duly authorized issue of Certificates designated as HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholder for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, distributions will be made on the 19th day of each month, or if the 19th day is not a Business Day, then on the next succeeding Business Day (the “Distribution Date”), commencing on the Distribution Date in June 2007, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral dollar multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.

Each of the Class C and Class P Certificates shall be issued in a minimum Percentage Interest of 5% and in integral percentage of multiples of 1% in excess thereof.

Each of the Class ES and Class R Certificates shall be issued as a single certificate and will be maintained in physical form.

The Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, the Servicer, with the prior written consent of the NIMS Insurer or at the direction of the NIMS Insurer may, at its option, terminate the Agreement by purchasing all of the outstanding Mortgage Loans and REO Properties at the Termination Price as provided in the Agreement. In the event that the Servicer does not exercise its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal ZIP code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _______________________________________________________________________________________________.

Dated: _____________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to___________________________________________________________________________________________________
for the account of______________________________________________________________________________________,
account number __________________________________, or, if mailed by  check, to ______________________________
___________________________________________________________________________________________________
Applicable statements should be mailed to ________________________________________________________________
__________________________________________________________________________________________________.

This information is provided by ___________________________________________________________________,
the assignee named above, or ____________________________________________________________________________,
as its agent.

EXHIBIT E

[RESERVED]

E-1

EXHIBIT F

REQUEST FOR RELEASE

Date

[Addressed to Trustee
or, if applicable, custodian]

In connection with the administration of the mortgages held by you as [Trustee] [Custodian, on behalf of the Trustee] under that certain Pooling and Servicing Agreement dated as of May 1, 2007, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian (the “Pooling and Servicing Agreement”), the undersigned [Master Servicer] [Servicer] hereby requests a release of the Mortgage File held by you as [Trustee] [Custodian, on behalf of the Trustee] with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The [Master Servicer] [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to a Servicing Account or the Distribution Account (whichever is applicable) pursuant to the Pooling and Servicing Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The [Master Servicer] [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

4. Mortgage Loan repurchased. (The [Master Servicer] [Servicer] hereby certifies that the Purchase Price has been credited to a Servicing Account or the Distribution Account (whichever is applicable) pursuant to the Pooling and Servicing Agreement.)

5. Other. (Describe)

F-1

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us without obligation to return to you).

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

[Name of [Master Servicer] [Servicer]]

By:
Name: Title: Servicing Officer

F-2

EXHIBIT G-1

FORM OF RECEIPT OF MORTGAGE NOTE

RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement dated as of May 1, 2007, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By:
Name: Title:

Dated:

G-1-1

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “HarborView 2007-4 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

G-1-2

EXHIBIT 2

EXCEPTION REPORT

[To be retained in a separate closing binder entitled “HarborView 2007-4 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

G-1-3

EXHIBIT G-2

FORM OF INTERIM CERTIFICATION OF TRUSTEE

INTERIM CERTIFICATION OF TRUSTEE

[date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045

Re:
Pooling and Servicing Agreement dated as of May 1, 2007, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian, HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

(i)	all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

(ii)	such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(iii)
based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (xx), (xxi) and (xxiv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

G-2-1

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By:
Name: Title:

G-2-2

EXHIBIT G-3

FORM OF FINAL CERTIFICATION OF TRUSTEE

FINAL CERTIFICATION OF TRUSTEE

[date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045

Re:
Pooling and Servicing Agreement dated as of May 1, 2007, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian, HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (xx), (xxi) and (xxiv) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

G-3-1

Capitalized words and phrases used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By:
Name:
Title:

G-3-2

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of Greenwich Capital Financial Products, Inc. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made. The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of HarborView Mortgage Loan Trust 2007-4, Mortgage Loan Pass-Through Certificates, Series 2007-4, to accept the transfer of the above described loan from the Seller.

The Seller agrees to indemnify Deutsche Bank National Trust Company and Greenwich Capital Acceptance, Inc. and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By:

STATE OF	)
	)	ss:
COUNTY OF	)

On this ____ day of ___________ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

_______________________________
_______________________________

My commission expires _______________.

H-1

EXHIBIT I-1

FORM OF ERISA REPRESENTATION FOR RESIDUAL CERTIFICATES

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, MD 21045

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4, Class R

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.  The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2007-5, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust Fund.

I-1-1

3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]

By:
Name: Title:

I-1-2

EXHIBIT I-2

FORM OF ERISA REPRESENTATION

FOR ERISA RESTRICTED TRUST CERTIFICATES

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, MD 21045

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4, ERISA Restricted Trust Certificates

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.  In the case of ERISA-Restricted Certificates, either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2007-5, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and any NIMS Insurer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust Fund.

I-2-1

3. In the case of ERISA-Restricted Trust Certificates, either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA or some other applicable exemption.

4. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of May 1, 2007 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]

By:
Name: Title:

I-2-2

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, MD 21045

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-4, Class [C][P][R][ES]

Ladies and Gentlemen:

In connection with our acquisition the Class [C][P][R][ES] Certificates (the “Certificates”) of the above-captioned series, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

J-1-1

Capitalized words and phrases used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours, [NAME OF TRANSFEREE]

By:
Authorized Officer

J-1-2

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

[date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, MD 21045

Re:	HarborView Mortgage Loan Trust 2007-4, Mortgage Loan Pass-Through Certificates, Series 2007-4, Class [C][P][R][ES]

Ladies and Gentlemen:

In connection with our acquisition of the Class [C][P][R][ES] Certificates (the “Certificates”) of the above-captioned series, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

J-2-1

Capitalized words and phrases used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours, [NAME OF TRANSFEREE]

By:
Authorized Officer

J-2-2

ANNEX 1 TO EXHIBIT J-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

[1]
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

J-2-3

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

J-2-4

ANNEX 2 TO EXHIBIT J-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $         in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

J-2-5

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

J-2-6

EXHIBIT K

FORM OF TRANSFEROR CERTIFICATE

[date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	HarborView Mortgage Loan Trust 2007-4 Mortgage Loan Pass-Through Certificates, Series 2007-4, Class R

Ladies and Gentlemen:

In connection with our proposed transfer of an Ownership Interest in the Class R Certificates, we hereby certify that (a) we have no knowledge that the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class R Certificates for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) we have not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By:

K-1

EXHIBIT L

TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES
PURSUANT TO SECTION 6.02(e)

HARBORVIEW MORTGAGE LOAN TRUST 2007-4
MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2007-4,
CLASS R

STATE OF	)
	)	ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.
The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class R Certificates (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”) dated as of May 1, 2007, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.
The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.
The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.
The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.
The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.
The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.	The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.	The Transferee’s taxpayer identification number is .

9.
The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named               , known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

NOTARY PUBLIC

My Commission expires the day of , 20 .

EXHIBIT M

FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

[  ]
[  ]
[  ]

[_______], the [_______] of [_______] (the “Company”) hereby certifies to the Depositor, the Master Servicer and the Securities Administrator, and each of their officers, directors and affiliates that:

(1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”),] the report on assessment of the Company’s compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor and the Trustee;

(4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the “Agreement”), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Securities Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

M-1

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of May 1, 2007 (the “Pooling and Servicing Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Deutsche Bank National Trust Company, as Trustee and Custodian. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

[_______]
as [_______]

By:
Name:
Title:
Date:

M-2

EXHIBIT N

LIST OF SERVICERS AND SERVICING AGREEMENTS

1.  Amended and Restated Master Interim Servicing Agreement dated as of January 1, 2006, between GCFP and GMAC Mortgage, LLC (as successor by merger to GMAC Mortgage Corporation) (“GMACM”), as reconstituted pursuant to a Reconstituted Servicing Agreement dated as of May 1, 2007 by and between GCFP and GMACM and acknowledged by Wells Fargo and Deutsche Bank.

2.  Master Mortgage Loan Purchase and Servicing Agreement dated as of February 1, 2007, between GCFP and SunTrust Mortgage, Inc. (“SunTrust”), as reconstituted pursuant to a Reconstituted Servicing Agreement dated as of May 1, 2007 by and between GCFP and SunTrust and acknowledged by Wells Fargo and Deutsche Bank.

3.  Servicing Agreement dated as of March 1, 2007, between GCFP and Central Mortgage Company (“CMC”), as reconstituted pursuant to a Reconstituted Servicing Agreement dated as of May 1, 2007 by and between GCFP and CMC and acknowledged by Wells Fargo and Deutsche Bank.

4.  Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003, as amended by Amendment Number One, dated as of November 1, 2004 and as further amended by Amendment Regulation AB, dated as of December 1, 2005, between GCFP and Countrywide Home Loans Servicing LP (“Countrywide”), as reconstituted pursuant to a Reconstituted Servicing Agreement dated as of May 1, 2007 by and between GCFP and Countrywide and acknowledged by Wells Fargo and Deutsche Bank.

5.  Mortgage Loan Servicing Agreement dated as of February 1, 2006, between GCFP and Mellon Trust of New England, National Association (f/k/a Boston Safe Deposit and Trust Company) (“Mellon Trust”), as reconstituted pursuant to a Reconstituted Servicing Agreement dated as of May 1, 2007 by and between GCFP and Mellon Trust and acknowledged by Wells Fargo and Deutsche Bank.

6.  Purchase, Warranties and Servicing Agreement, dated as of August 1, 2004, as amended by Amendment Number One, dated as of January 12, 2007, between GCFP and U.S. Central Federal Credit Union (“U.S. Central”), as reconstituted pursuant to an Assignment, Assumption and Recognition Agreement dated as of May 1, 2007 by and between GCFP and U.S. Central and acknowledged by Wells Fargo and Deutsche Bank.

7.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2007 between GCFP and Lydian Private Bank, as reconstituted pursuant to a Reconstitued Servicing Agreement dated as of May 1, 2007 by and between GCFP and Lydian Private Bank and acknowledged by Wells Fargo and Deutsche Bank.

N-1

EXHIBIT O

TRANSACTION PARTIES

Credit Risk Manager	Clayton Fixed Income Services Inc.

Custodian	Deutsche Bank National Trust Company

Master Servicer	Wells Fargo Bank, N.A.

Originators
BankUnited, FSB, Brooks America Mortgage Co., Central Mortgage Company, ComUnity Lending, Inc., Countrywide Home Loans, Inc., First Federal Bank of California, Just Mortgage, Inc., Lending 1st Mortgage LLC, Loan Center of California, Inc., Loan Link Financial Services, The Mortgage Store Financial Inc., NL Inc. dba Residential Pacific Mortgage, Paul Financial, LLC, Pinnacle Financial Corporation Plaza Home Mortgage, Inc., Suntrust Mortgage, Inc.

PMI Insurer	N/A

Securities Administrator	Wells Fargo Bank, N.A.

Seller	Greenwich Capital Financial Products, Inc.

Servicers
GMAC Mortgage, LLC, SunTrust Mortgage, Inc., Lydian Private Bank, Countrywide Home Loans Servicing LP, U.S. Central Federal Credit Union, Mellon Trust of New England, National Association (f/k/a Boston Safe Deposit and Trust Company) and Central Mortgage Company

Subservicer	N/A

Swap Provider	HSBC Bank USA, National Association

Trustee	Deutsche Bank National Trust Company

O-1

EXHIBIT P

FORM OF SUBSEQUENT TRANSFER AGREEMENT

P-1

EXHIBIT Q

SERVICING CRITERIA

The assessment of compliance to be delivered by Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacities as Master Servicer and Securities Administrator, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Servicing Criteria for Wells Fargo
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

Servicing Criteria		Applicable Servicing Criteria for Wells Fargo
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

Servicing Criteria		Applicable Servicing Criteria for Wells Fargo
Reference	Criteria
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

The assessment of compliance to be delivered by Deutsche Bank National Trust Company (“Deutsche Bank”), in its capacity as Custodian, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT R

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Securities Administrator pursuant to Section 3.07. If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “5.04 statement” are required to be included in the periodic Distribution Date statement under Section 5.04, provided by the Trustee, based upon information provided by the responsible party; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.04 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer

• Any other party contemplated by 1100(d)(1)	Depositor

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1115(b) - Derivative Counterparty Financial Information*
• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Reg AB Item 1115(b): Derivative Counterparty Financial Information

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer

• Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

• Sponsor (Seller)	Depositor/Sponsor (Seller)

• Depositor	Depositor

• Master Servicer	Master Servicer

• Affiliated Servicer	Servicer

• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer

• Other material servicers	Servicer

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Significant Obligor	Depositor

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
• Credit Enhancer (10% or more)	Depositor

• Derivative Counterparty	Depositor

• Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Securities Administrator Trustee Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor

Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Securities Administrator/Trustee

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT S

FORM OF SECURITIES ADMINISTRATOR CERTIFICATE

Re:	HarborView Mortgage Loan Trust (the “Trust”)
Mortgage Loan Pass-Through Certificates, Series 2007-4

I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as Securities Administrator of the Trust, hereby certify to Greenwich Capital Acceptance, Inc. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”);

2. Based on my knowledge, the information prepared by the Securities Administrator, contained, in these distribution reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2007 (the “Pooling and Servicing Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as the seller, Clayton Fixed Income Services Inc., as credit risk manager, Wells Fargo Bank, N.A., as master servicer and as securities administrator and Deutsche Bank national Trust Company, as trustee and as custodian .

Wells Fargo Bank, N.A.,
as Trustee

By:
[Name]
[Title]
[Date]

S-1

EXHIBIT T

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator
Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Attn: Corporate Trust Services - HARBORVIEW MORTGAGE LOAN TRUST 2007-4-SEC REPORT PROCESSING

RE: **Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.19(a)(ii) of the Pooling and Servicing Agreement dated as of May 1, 2007, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee and Custodian, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [ ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]
as [role]

By:
Name:
Title:

T-1

EXHIBIT U

SPECIFIED REPRESENTATIONS AND WARRANTIES

Capitalized terms used but not defined in this Exhibit U will have the meanings assigned to them in that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of October 1, 2006, between Greenwich Capital Financial Products, Inc., as purchaser, and Kay-Co Investment Inc. dba Pro30 Funding, as seller.

(i)  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iii)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(iv)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(v)  All buildings upon the Mortgaged Property are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(vi)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with;

(vii)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(viii)  The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule) on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(ix)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(x)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(a) and (b) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xi)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xii)  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xiii)  The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xiv)  The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xv)  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws;

(xvi)  No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%;

(xvii)  No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an “annual percentage rate” or “total points and fees” (as each such term is defined under HOEPA) payable by the Mortgagor that equal or exceed the applicable thresholds defined under HOEPA (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans;

(xviii)  The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor’s full and voluntary principal payment under applicable law;

(xix)  Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xx)  No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(xxi)  No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(xxii)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(xxiii)  No Mortgage Loan is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(xxiv)  No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.)

EXHIBIT V

LIST OF ORIGINATORS AND PURCHASE AGREEMENTS

1.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of December 1, 2005, as amended by that certain Amendment Number One dated February 1, 2006, and further amended by that certain Amendment Number Two dated June 1, 2006, between Greenwich Capital Financial Products, Inc. and Bank United, FSB.

2.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of April 1, 2006, between Greenwich Capital Financial Products, Inc. and Brooks America Mortgage Co.

3.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, as amended by that certain Amendment Number One dated as of May 1, 2006, and further amended by that certain Amendment Number Two dated as of October 9, 2006, between Greenwich Capital Financial Products, Inc. and ComUnity Lending, Inc.

4.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, as amended by that certain Amendment Number One dated as of October 2, 2006, between Greenwich Capital Financial Products, Inc. and First Federal Bank of California.

5.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, as amended by that certain Amendment Number One dated as of June 1, 2006, and further amended by that certain Amendment Number Two dated as of October 9, 2006, between Greenwich Capital Financial Products, Inc. and Just Mortgage, Inc.

6.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2007 between Greenwich Capital Financial Products, Inc. and Lending 1st Mortgage LLC.

7.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2005, as amended by that certain Amendment Number One dated as of May 1, 2006, and further amended by that certain Amendment Number Two dated as of October 9, 2006, between Greenwich Capital Financial Products, Inc. and Loan Center of California, Inc.

8.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of December 1, 2005, as amended by that certain Amendment Number One dated as of October 2, 2006, between Greenwich Capital Financial Products, Inc. and Loan Link Financial Services.

9.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of October 1, 2006, between Greenwich Capital Financial Products, Inc. and Kay-Co Inc. dba Pro30 Funding.

10.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2007, between Greenwich Capital Financial Products, Inc. and The Mortgage Store Financial, Inc.

V-1

11.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2005, as amended by that certain Amendment Number One dated as of May 1, 2006, and further amended by that certain Amendment Number Two dated as of October 9, 2006, between Greenwich Capital Financial Products, Inc. and Paul Financial, LLC.

12.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of May 1, 2006, as amended by that certain Amendment Number One dated as of June 1, 2006 and as amended by that certain Amendment Number Two dated as of October 2, 2006, between Greenwich Capital Financial Products, Inc. and Pinnacle Financial Corporation.

13.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2005, as amended by that certain Amendment Number 1 dated as of May 1, 2006, and further amended by that certain Amendment Number Two dated as of November 10, 2006, between Greenwich Capital Financial Products, Inc. and Plaza Home Mortgage, Inc.

14.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2006, as amended by that certain Amendment Number One dated as of May 1, 2006, and further amended by that certain Amendment Number Two dated as of October 9, 2006, and further amended by that certain Amendment Number Three dated as of November 14, 2006, between Greenwich Capital Financial Products, Inc. and NL Inc. dba Residential Pacific Mortgage.

15.  Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of February 1, 2007, between Greenwich Capital Financial Products, Inc. and Suntrust Mortgage, Inc.

V-2

EXHIBIT W

BASIS RISK CAP AGREEMENT

W-1

EXHIBIT X

SWAP AGREEMENT

X-1

Exhibit Y

LIST OF ASSIGNMENT AGREEMENTS

1.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Residential Mortgage Capital.

2.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Brooks America Mortgage Co.

3.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and ComUnity Lending, Inc.

4.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and First Federal Bank of California.

5.  Assignment Agreement, dated June 14, 2007, among GCFP and GCA.

6.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Just Mortgage Inc.

7.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Loan Center of California, Inc.

8.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Pinnacle Financial Corporation.

9.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Mortgage Store Financial, Inc.

10.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Paul Financial, LLC.

11.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Plaza Home Mortgage, Inc.

12.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and NL Inc. dba Residential Pacific Mortgage.

13.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Loan Link Financial Services.

14.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and Lending1st Mortgage LLC.

15.  Assignment and Recognition Agreement, dated June 14, 2007, among GCFP, GCA and BankUnited, FSB.

Y-1

SCHEDULE I

MORTGAGE LOAN SCHEDULE

I-1

SCHEDULE II

FINAL MATURITY RESERVE SCHEDULE

Distribution Date:	Aggregate Principal Balance ($):
June 2017	26,184,680.53
July 2017	25,790,332.24
August 2017	25,401,798.64
September 2017	25,018,994.87
October 2017	24,641,837.36
November 2017	24,270,243.70
December 2017	23,904,132.68
January 2018	23,543,424.32
February 2018	23,188,039.75
March 2018	22,837,901.25
April 2018	22,492,932.23
May 2018	22,153,057.26
June 2018	21,818,201.92
July 2018	21,488,292.94
August 2018	21,163,258.08
September 2018	20,843,026.17
October 2018	20,527,527.04
November 2018	20,216,691.58
December 2018	19,910,451.64
January 2019	19,608,740.08
February 2019	19,311,490.78
March 2019	19,018,638.48
April 2019	18,730,118.96
May 2019	18,445,868.90
June 2019	18,165,825.88
July 2019	17,889,928.42
August 2019	17,618,115.90
September 2019	17,350,328.60
October 2019	17,086,507.67
November 2019	16,826,595.11
December 2019	16,570,533.77
January 2020	16,318,267.31
February 2020	16,069,740.23
March 2020	15,824,897.81
April 2020	15,583,686.16
May 2020	15,346,052.15
June 2020	15,111,943.43
July 2020	14,881,308.42
August 2020	14,654,096.25
September 2020	14,430,256.83
October 2020	14,209,740.80
November 2020	13,992,499.49

Distribution Date:	Aggregate Principal Balance ($):
December 2020	13,778,484.96
January 2021	13,567,649.94
February 2021	13,359,947.88
March 2021	13,155,332.89
April 2021	12,953,759.74
May 2021	12,755,183.87
June 2021	12,559,561.37
July 2021	12,366,848.96
August 2021	12,177,004.00
September 2021	11,989,984.44
October 2021	11,805,748.90
November 2021	11,624,256.54
December 2021	11,445,467.13
January 2022	11,269,341.07
February 2022	11,095,839.27
March 2022	10,924,923.27
April 2022	10,756,555.11
May 2022	10,590,697.43
June 2022	10,427,313.39
July 2022	10,266,366.70
August 2022	10,107,821.57
September 2022	9,951,642.78
October 2022	9,797,795.57
November 2022	9,646,245.73
December 2022	9,496,959.51
January 2023	9,349,903.67
February 2023	9,205,045.47
March 2023	9,062,352.61
April 2023	8,921,793.29
May 2023	8,783,336.15
June 2023	8,646,950.34
July 2023	8,512,605.36
August 2023	8,380,271.26
September 2023	8,249,918.46
October 2023	8,121,517.84
November 2023	7,995,040.68
December 2023	7,870,458.70
January 2024	7,747,744.03
February 2024	7,626,869.20
March 2024	7,507,807.15
April 2024	7,390,531.19
May 2024	7,275,015.03
June 2024	7,161,232.79
July 2024	7,049,158.92
August 2024	6,938,768.30

Distribution Date:	Aggregate Principal Balance ($):
September 2024	6,830,036.12
October 2024	6,722,937.96
November 2024	6,617,449.75
December 2024	6,513,547.78
January 2025	6,411,208.67
February 2025	6,310,409.40
March 2025	6,211,127.27
April 2025	6,113,339.92
May 2025	6,017,025.30
June 2025	5,922,161.70
July 2025	5,828,727.73
August 2025	5,736,702.30
September 2025	5,646,064.62
October 2025	5,556,794.23
November 2025	5,468,870.94
December 2025	5,382,274.87
January 2026	5,296,986.43
February 2026	5,212,986.32
March 2026	5,130,255.50
April 2026	5,048,775.24
May 2026	4,968,527.05
June 2026	4,889,492.74
July 2026	4,811,654.37
August 2026	4,734,994.27
September 2026	4,659,495.00
October 2026	4,585,139.42
November 2026	4,511,910.61
December 2026	4,439,791.91
January 2027	4,368,766.89
February 2027	4,298,819.38
March 2027	4,229,933.43
April 2027	4,162,093.33
May 2027	4,095,283.58
June 2027	4,029,488.94
July 2027	3,964,694.39
August 2027	3,900,885.09
September 2027	3,838,046.46
October 2027	3,776,164.11
November 2027	3,715,223.88
December 2027	3,655,211.79
January 2028	3,596,114.09
February 2028	3,537,917.20
March 2028	3,480,607.79
April 2028	3,424,172.67
May 2028	3,368,598.87

Distribution Date:	Aggregate Principal Balance ($):
June 2028	3,313,873.62
July 2028	3,259,984.31
August 2028	3,206,918.53
September 2028	3,154,664.06
October 2028	3,103,208.85
November 2028	3,052,541.02
December 2028	3,002,648.85
January 2029	2,953,520.84
February 2029	2,905,145.63
March 2029	2,857,512.00
April 2029	2,810,608.93
May 2029	2,764,425.57
June 2029	2,718,951.20
July 2029	2,674,175.27
August 2029	2,630,087.36
September 2029	2,586,677.26
October 2029	2,543,934.85
November 2029	2,501,850.21
December 2029	2,460,413.50
January 2030	2,419,615.10
February 2030	2,379,445.48
March 2030	2,339,895.26
April 2030	2,300,955.21
May 2030	2,262,616.22
June 2030	2,224,869.33
July 2030	2,187,705.70
August 2030	2,151,116.61
September 2030	2,115,093.49
October 2030	2,079,627.89
November 2030	2,044,711.48
December 2030	2,010,336.04
January 2031	1,976,493.51
February 2031	1,943,175.89
March 2031	1,910,375.34
April 2031	1,878,084.14
May 2031	1,846,294.65
June 2031	1,814,999.37
July 2031	1,784,190.90
August 2031	1,753,861.94
September 2031	1,724,005.31
October 2031	1,694,613.94
November 2031	1,665,680.85
December 2031	1,637,199.18
January 2032	1,609,162.13
February 2032	1,581,563.07

Distribution Date:	Aggregate Principal Balance ($):
March 2032	1,554,395.39
April 2032	1,527,652.65
May 2032	1,501,328.45
June 2032	1,475,416.50
July 2032	1,449,910.60
August 2032	1,424,804.68
September 2032	1,400,092.70
October 2032	1,375,768.74
November 2032	1,351,826.97
December 2032	1,328,261.64
January 2033	1,305,067.07
February 2033	1,282,237.69
March 2033	1,259,768.00
April 2033	1,237,652.59
May 2033	1,215,886.09
June 2033	1,194,463.26
July 2033	1,173,378.93
August 2033	1,152,627.98
September 2033	1,132,205.38
October 2033	1,112,106.15
November 2033	1,092,325.45
December 2033	1,072,858.45
January 2034	1,053,700.40
February 2034	1,034,846.63
March 2034	1,016,292.56
April 2034	998,033.63
May 2034	980,065.39
June 2034	962,383.44
July 2034	944,983.45
August 2034	927,861.12
September 2034	911,012.27
October 2034	894,432.74
November 2034	878,118.46
December 2034	862,065.39
January 2035	846,269.57
February 2035	830,727.11
March 2035	815,434.14
April 2035	800,386.88
May 2035	785,581.59
June 2035	771,014.60
July 2035	756,682.27
August 2035	742,581.04
September 2035	728,707.39
October 2035	715,057.85
November 2035	701,629.01

Distribution Date:	Aggregate Principal Balance ($):
December 2035	688,417.50
January 2036	675,420.01
February 2036	662,633.27
March 2036	650,054.08
April 2036	637,679.26
May 2036	625,505.67
June 2036	582,405.25
July 2036	566,907.92
August 2036	556,000.09
September 2036	545,270.43
October 2036	534,716.23
November 2036	524,334.78
December 2036	514,123.45
January 2037	504,079.62
February 2037	494,200.71
March 2037	484,484.21
April 2037	474,927.62
May 2037	465,528.48
June 2037	456,284.36
July 2037	447,192.89